FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286596-06

November 6, 2026

BENCHMARK 2026-V25
Commercial Mortgage Trust

Free Writing Prospectus
Structural and Collateral Term Sheet

$683,333,500
(Approximate Initial Mortgage Pool Balance)

$[ ]
(Approximate Offered Certificates)

Citigroup Commercial Mortgage Securities Inc. Depositor
Commercial Mortgage Pass-Through Certificates, Series 2026-V25
Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company German American Capital Corporation Barclays Capital Real Estate Inc. Bank of Montreal
As Sponsors and Mortgage Loan Sellers

Citigroup Global Markets Inc.	Goldman Sachs & Co. LLC	Deutsche Bank Securities Inc.	Barclays Capital Inc.	BMO Capital Markets Corp.

 Co-Lead Managers and Joint Bookrunners

Academy Securities, Inc.	Drexel Hamilton, LLC

Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information in this free writing prospectus is preliminary and may be supplemented or changed. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 6, 2026
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

BMARK 2026-V25

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-286596) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials (“Materials”) relate will be described in greater detail in the preliminary prospectus expected to be dated in November 2026 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”).

These Materials are preliminary and subject to change. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

Neither these Materials nor anything contained in these Materials shall form the basis for any contract or commitment whatsoever. These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these Materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these Materials are accurate or complete and that these Materials may not be updated or (3) these Materials possibly being confidential, are, in each case, not applicable to these Materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these Materials having been sent via Bloomberg or another system.

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
3

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
4

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC, Barclays	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Super Regional Mall
Borrower Sponsor(s):	CBL & Associates Limited Partnership	Collateral:	Fee
Borrower(s):	West County Mall CMBS, LLC	Location:	Des Peres, MO
Original Balance(1):	$68,000,000	Year Built / Renovated:	2002 / NAP
Cut-off Date Balance(1):	$68,000,000	Property Management:	CBL & Associates Management, Inc.
% by Initial UPB:	9.95%	Size:	748,041 SF
Interest Rate:	7.39800%	Appraised Value / Per SF:	$270,000,000 / $361
Note Date:	October 8, 2026	Appraisal Date:	August 23, 2026
Original Term:	60 months	Occupancy:	95.4% (as of October 1, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	94.4%
Original Amortization:	360	Underwritten NOI(5):	$19,845,603
Interest Only Period:	None	Underwritten NCF:	$18,805,903
First Payment Date:	December 6, 2026
Maturity Date:	November 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(5):	$16,329,152 (TTM June 30, 2026)
Additional Debt Balance(1):	$67,000,000	2025 NOI(5):	$14,847,219
Call Protection(2):	L(24),D(29),O(7)	2024 NOI:	$14,305,393
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$14,593,719

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$180
Taxes:	$3,424,014	$271,287	NAP	Maturity Date Loan / SF:	$172
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	$9,297	NAP	Maturity Date LTV:	47.6%
TI/LC Reserve:	$0	$93,505	NAP	UW NOI DY:	14.7%
Other Reserves(4):	$7,408,150	Springing	NAP	UW NCF DSCR:	1.68x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:(1)	$135,000,000	90.3%	Loan Payoff:	$136,858,753	91.6%
Borrower Sponsor Equity:	14,421,852	9.7	Upfront Reserves:	10,832,164	7.2
			Closing Costs:	1,730,935	1.2
Total Sources	$149,421,852	100.0%	Total Uses	$149,421,852	100.0%
(1)	The West County Center Mortgage Loan (as defined below) is part of the West County Center Whole Loan (as defined below) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $135,000,000. The Financial Information above is based on the West County Center Whole Loan.
(2)	Defeasance of the West County Center Whole Loan is permitted at any time on and after the first payment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 8, 2029. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the Benchmark 2026-V25 securitization trust in November 2026. The actual defeasance lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve requirements.
(4)	Other Reserves is inclusive of approximately $6,926,171 upfront for unfunded obligations (including tenant improvement allowances, leasing commissions and landlord work), approximately $481,979 upfront for gap rent, a springing anchor reserve, and a springing critical tenant reserve.
(5)	Increase from 2025 NOI to Most Recent NOI and Most Recent NOI to Underwritten NOI are due primarily to contractual rent steps.

The Loan. The largest mortgage loan (the “West County Center Mortgage Loan”) is part of a whole loan (the “West County Center Whole Loan”) secured by the borrower’s fee simple interest in an approximately 748,041 SF retail property located in Des Peres, Missouri (the “West County Center Property”). The West County Center Whole Loan is evidenced by seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000. The West County Center Mortgage Loan is evidenced by the controlling note A-1-1 contributed by Goldman Sachs Mortgage Company (“GSMC”), and the non-controlling note A-2-1, contributed by Barclays Capital Real Estate Inc. (“BCREI”), which have an aggregate outstanding principal balance as of the Cut-off Date of $68,000,000. The West County Center Whole Loan was originated on October 8, 2026, by Goldman Sachs Bank USA, an affiliate of GSMC, one of the loan sellers, and BCREI. The West County Center Whole Loan has a five-year term, amortizes on a 30-year schedule and accrues interest a rate of 7.39800% per annum on an Actual/360 basis. The scheduled maturity date of the West County Center Whole Loan is November 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
5

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

The relationship between the holders of the West County Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The West County Center Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V25 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the West County Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$51,000,000	$51,000,000	Benchmark 2026-V25	Yes
A-1-2(1)	$15,000,000	$15,000,000	GSBI	No
A-1-3(1)	$15,000,000	$15,000,000	GSBI	No
A-1-4(1)	$11,250,000	$11,250,000	GSBI	No
A-1-5(1)	$9,000,000	$9,000,000	GSBI	No
A-2-1	$17,000,000	$17,000,000	Benchmark 2026-V25	No
A-2-2(1)	$16,750,000	$16,750,000	BCREI	No
Whole Loan	$135,000,000	$135,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The West County Center Property is a 748,041 SF, primarily two-story super regional mall located in Des Peres, Missouri. The West County Center Property is anchored by Nordstrom (part of the collateral, but ground leased from the borrower), Dick’s Sporting Goods (part of the collateral), and Macy’s and JCPenney (both such tenants are non-collateral). Other major tenants at the West County Center Property include H&M, American Eagle Outfitters / Aerie, Barnes & Noble Booksellers, Apple, and Lululemon Athletica. Built in 2002, the West County Center Property is situated on an approximately 41.99-acre site. The West County Center Property contains 5,500 combined surface and structure spaces, which results in a parking ratio of 7.35 spaces per 1,000 SF. As of October 1, 2026, the West County Center Property was 95.4% occupied.

The following tables present certain information relating to the historical tenant sales at the West County Center Property:

Sales Performance History(1)
Sales	2023	2024	2025	TTM June 2026	PSF
Gross Property Sales	$313,845,412	$331,822,604	$358,395,567	$251,864,878	$337
Anchor(2)(3)	$56,629,437	$62,001,317	$66,459,193	$0	$0
In Line < 2,000 SF	$10,764,468	$12,728,203	$14,210,478	$15,269,793	$514
In Line 2,000 - 5,000	$54,759,228	$58,437,155	$64,723,864	$68,134,681	$546
In Line 5,000 - 10,000	$90,865,370	$97,203,209	$101,874,084	$108,807,866	$895
In Line > 10,000 SF	$24,112,337	$23,892,763	$26,960,941	$21,832,956	$189
Food Court	$13,745,293	$14,244,989	$15,754,671	$15,671,917	$1,720
Jewelry	$7,229,579	$7,945,733	$9,173,864	$9,308,488	$903
Restaurants / Specialty Food	$7,468,592	$8,163,134	$8,587,947	$8,403,558	$410
(1)	Sales provided in underwritten rent roll as of October 1, 2026.
(2)	Anchor tenants include Dick’s Sporting Goods and Nordstrom, but excludes the non-collateral anchor tenants, Macy’s and JCPenney.
(3)	TTM June 2026 for “Anchor” tenants is shown as $0, as both Dick’s Sporting Goods and Nordstrom only report sales annually.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
6

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%
Sales Performance History(1)(2)
Tenant Name	SF	2023	2024	2025	TTM June 2026	TTM June 2026 PSF / Occ. Cost(3)
Apple	9,980	$50,115,097	$55,590,614	$55,642,904	$58,329,966	$5,845 / 0.9%
Charley’s Philly Steaks	575	$2,157,931	$2,125,025	$2,206,738	$2,197,723	$3,822 / 6.8%
Auntie Anne’s (9118)	300	$1,050,282	$1,149,934	$1,200,991	$1,118,456	$3,728 / 11.0%
Chick-fil-A	867	$2,739,841	$2,544,836	$2,989,446	$2,508,236	$2,893 / 5.2%
LEGO	2,500	$5,654,311	$6,080,854	$6,779,955	$7,361,206	$2,944 / 3.1%
Starbucks Coffee	288	$673,275	$749,456	$808,893	$824,421	$2,863 / 9.8%
Sarku Japan	588	$1,418,953	$1,519,221	$1,616,840	$1,668,709	$2,838 / 13.4%
Auntie Anne’s (9030)	280	$790,132	$888,985	$781,796	$720,329	$2,573 / 12.8%
Sephora	4,197	$8,867,700	$9,989,187	$9,892,586	$10,025,487	$2,389 / 3.3%
Helzbergs Diamonds	1,938	$2,787,704	$3,390,422	$3,775,112	$4,032,691	$2,081 / 5.4%
(1)	Sales provided in underwritten rent roll as of October 1, 2026.
(2)	Sales Performance History is inclusive of top ten tenants by TTM June 2026 PSF.
(3)	Occupancy Cost is calculated based on contractual in-place rent divided by gross sales.

Major Tenants. The three largest tenants based on underwritten base rent at the West County Center Property are Dick’s Sporting Goods, American Eagle Outfitters / Aerie, and Apple.

Dick’s Sporting Goods (81,952 SF, 11.0% of NRA, 6.5% of underwritten base rent): DICK'S Sporting Goods, Inc. (NYSE: DKS) (“Dick’s”) is the largest omni-channel sporting goods retailer in the United States, offering an assortment of sports equipment, apparel, footwear, and accessories. Dick’s operates more than 850 locations nationwide under the DICK'S Sporting Goods, House of Sport, Golf Galaxy, Public Lands, and Going Going Gone! banners. Dick's generated approximately $12.4 billion of revenue in fiscal 2022. Dick’s has been a tenant at the West County Center Property since March 2002 and has a lease expiration on January 31, 2028 with three five-year renewal options remaining and no remaining termination options.

American Eagle Outfitters / Aerie (9,821 SF, 1.3% of NRA, 4.4% of underwritten base rent): The first American Eagle Outfitters (“AEO”) store opened in 1977. AEO operates stores specializing in clothing and accessories in the United States, Canada, and Mexico. Aerie is an intimate apparel and lifestyle sub-brand owned and operated by AEO. AEO / Aerie has been a tenant at the West County Center Property since February 2016 and has a lease expiration on January 31, 2036, with no renewal options remaining. AEO / Aerie may terminate its lease in the event that gross sales for the year ending January 31, 2031 do not exceed $4,929,630.

Apple (9,980 SF, 1.3% of NRA, 2.9% of underwritten base rent): Apple is an American multinational technology company headquartered in Cupertino, California, in Silicon Valley, known for consumer electronics, software and online services. Apple is a top S&P 500 component with a market cap of $4.835 trillion as of November 3, 2026. Apple has been a tenant at the West County Center Property since June 2016 and has a lease expiration on June 30, 2036, with one, five-year renewal option remaining. Apple may terminate its lease for any reason before July 1, 2031, with 270 days’ prior notice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
7

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

The following table presents certain information relating to the largest tenants at the West County Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Renewal Option (Y/N)(3)	Termination Option (Y/N)(3)
Dick’s Sporting Goods	Baa3/BBB/NR	81,952	11.0%	$1,206,333	$14.72	6.5%	1/31/2028	3 x 5 year	N
American Eagle Outfitters / Aerie	NR/NR/NR	9,821	1.3%	819,759	$83.47	4.4%	1/31/2036	N	Y(4)
Apple	Aaa/AA+/NR	9,980	1.3%	536,716	$53.78	2.9%	6/30/2036	1 x 5 year	Y(5)
Barnes & Noble Booksellers	NR/NR/NR	30,000	4.0%	525,000	$17.50	2.8%	1/31/2029	2 x 5 year	N
JD Sports	NR/NR/NR	7,490	1.0%	524,052	$69.97	2.8%	1/31/2032	N	N
Altar’d State and AS Revival	NR/NR/NR	10,533	1.4%	486,624	$46.20	2.6%	7/31/2028	N	N
The Cheesecake Factory	NR/NR/NR	8,240	1.1%	477,920	$58.00	2.6%	1/31/2047	2 x 5 year	Y(6)
Victoria’s Secret / Pink	NR/NR/NR	12,000	1.6%	452,040	$37.67	2.4%	1/31/2036	N	N
H&M	NR/NR/NR	31,529	4.2%	429,320	$13.62	2.3%	1/31/2029	3 x 5 year	N
Capital One Café	Baa1/BBB+/A-	5,028	0.7%	417,562	$83.05	2.3%	9/30/2034	1 x 5 year	N
Major Tenants Subtotal / Wtd. Avg.		206,573	27.6%	$5,875,326	$28.44	31.8%
Remaining Total / Wtd. Avg.		507,139	67.8%	12,629,250	$24.90	68.2%
Occupied Collateral Total / Wtd. Avg.		713,712	95.4%	$18,504,576	$25.93	100.0%
Vacant Space		34,329	4.6%
Collateral Total		748,041	100.0%

(1)	Based on the underwritten rent roll dated as of October 1, 2026, inclusive of contractual rent steps through October 2027.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Termination Option (Y/N) denotes unilateral tenant termination rights. Other tenant termination or contraction rights may exist. See also “Description of the Mortgage Pool--Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.
(4)	American Eagle Outfitters/Aerie may terminate its lease in the event that gross sales for the period of February 1, 2030 through January 31, 2031 do not exceed $4,929,630.
(5)	Apple may terminate its lease for any reason before July 1, 2031, with at least 270 days’ notice.
(6)	The Cheesecake Factory may terminate its lease in the event that the tenant has not achieved gross sales of at least $7,500,000 during the lease year ending January 31, 2032.

The following table presents certain information relating to the lease rollover schedule at the West County Center Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	11,980	1.6%	1.6%	$0	0.0%	$0.00	6
2027	78,390	10.5%	12.1%	$2,257,457	12.2%	$28.80	29
2028	323,695	43.3%	55.4%	$4,205,827	22.7%	$12.99	23
2029	110,621	14.8%	70.1%	$2,903,671	15.7%	$26.25	18
2030	21,218	2.8%	73.0%	$1,061,317	5.7%	$50.02	8
2031	27,192	3.6%	76.6%	$1,511,022	8.2%	$55.57	8
2032	16,786	2.2%	78.9%	$852,756	4.6%	$50.80	4
2033	21,912	2.9%	81.8%	$462,855	2.5%	$21.12	2
2034	9,225	1.2%	83.0%	$832,975	4.5%	$90.30	4
2035	12,336	1.6%	84.7%	$629,040	3.4%	$50.99	4
2036	40,935	5.5%	90.1%	$2,376,674	12.8%	$58.06	8
2037 & Thereafter	39,422	5.3%	95.4%	$1,410,981	7.6%	$35.79	7
Vacant	34,329	4.6%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	748,041	100.0%	100.0%	$18,504,576	100.0%	$25.93	121
(1)	Based on underwritten rent roll dated as of October 1, 2026 inclusive of contractual rent steps through October 2027. Certain tenants may have termination options that are not considered in the above Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
8

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

The following table presents certain information relating to the historical and underwritten cash flows of the West County Center Property:

Cash Flow Analysis(1)
	2023	2024	2025	TTM 6/30/2026	U/W	U/W Per SF
Base Rent	$14,006,571	$14,846,688	$16,145,228	$16,727,993	$18,827,571	$25.17
Overage / Percentage Rent	2,434,310	2,431,986	2,586,624	2,988,797	2,953,741	$3.95
Kiosks/ Temporary/ Specialty	2,036,594	1,963,237	2,021,420	2,196,065	2,242,075	$3.00
Gross-Up Vacant Rent	0	0	0	0	1,832,584	$2.45
Gross Potential Income	$18,477,474	$19,241,911	$20,753,272	$21,912,854	$25,855,971	$34.56
Total Recoveries	4,688,547	4,573,084	5,199,703	5,311,730	6,351,068	$8.49
Vacancy & Bad Debt	263,943	(202,894)	(67,855)	(159,124)	(1,832,584)	($2.45)
Other Income	497,935	405,335	409,914	425,802	452,434	$0.60
Effective Gross Income	$23,927,899	$24,017,435	$26,295,034	$27,491,263	$30,826,890	$41.21

Real Estate Taxes	$3,159,537	$3,161,837	$3,324,286	$3,013,919	$3,324,286	$4.44
Insurance	194,724	278,373	255,262	263,876	247,233	$0.33
Other Expenses(2)	5,979,919	6,271,832	7,868,268	7,884,316	7,409,767	$9.91
Total Expenses	$9,334,181	$9,712,043	$11,447,816	$11,162,112	$10,981,287	$14.68
Net Operating Income	$14,593,719	$14,305,393	$14,847,219	$16,329,152	$19,845,603	$26.53
Capital Expenditures	0	0	0	0	111,564	$0.15
TI/LC	0	0	0	0	928,136	$1.24
Net Cash Flow	$14,593,719	$14,305,393	$14,847,219	$16,329,152	$18,805,903	$25.14

Occupancy(3)	96.0%	94.5%	94.7%	95.4%	94.4%
NOI Debt Yield(4)	10.8%	10.6%	11.0%	12.1%	14.7%
NCF DSCR(4)	1.30x	1.28x	1.32x	1.46x	1.68x
(1)	Based on underwritten rent roll as of October 1, 2026, inclusive of contractual rent steps through October 2027.
(2)	Other Expenses include utilities, repairs & maintenance, janitorial, management fee, payroll, advertising, security, garage expenses and general & administrative expenses.
(3)	Historical occupancy reflects physical occupancy; TTM 6/30/2026 occupancy was derived from the October 2026 rent roll. U/W occupancy reflects economic occupancy.
(4)	DSCRs and Debt Yields are based on the West County Center Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
9

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

Appraisal. The appraisal determined an “as-is” appraised value for the West County Center Property of $270,000,000 as of August 23, 2026.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
West County Center	$270,000,000	7.0%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated September 17, 2026, there were no recognized environmental conditions at the West County Center Property.

The Market. The West County Center Property is located in the St. Louis metropolitan statistical area (the “St. Louis MSA”) which is located straddling the Missouri-Illinois border along the Mississippi River. According to the appraisal, as of 2024, the St. Louis MSA has a gross metropolitan product of $181.3 billion. Major industries in the St. Louis MSA include healthcare and social work, professional services, educational services and manufacturing. Major employers in the St. Louis MSA include BJC Healthcare (47,000 employees), Washington University in St. Louis (22,136 employees), Boeing Defense, Space & Security (18,000 employees), Walmart Inc. (17,000 employees), and SSM Health (15,681 employees).

According to the appraisal, the 2025 population within a 1-, 3- and 5- mile radius of the West County Center Property was 6,313, 59,426, and 163,680, respectively. The average 2025 household income within the same radii was $275,942, $219,872, and $206,793 respectively.

According to the appraisal, the West County Center Property is located within the West County submarket of the St. Louis MSA. As of the second quarter of 2026, the West County submarket reported a total inventory of approximately 10,821,236 SF, with a 5.2% vacancy rate and average asking rent of $17.49 PSF.

The table below sets forth certain information regarding competitive retail centers:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Rent PSF	Outparcel Tenants
West County Center Des Peres, MO	2002 / NAP	748,041(2)	95.4%(2)	NAP	$25.93 (2)	Vacant(2)
West 100 Plaza Ballwin, MO	1989 / NAP	12,715	NAV	8.4 miles	$18.00	Blonde Flamingo
Plaza on the Boulevard Saint Louis, MO	2006 / NAP	110,439	NAV	20.9 miles	$14.75	Oak Street Health
14334 Manchester Road Manchester, MO	2006 / NAP	8,114	NAV	4.1 miles	$14.00	Marketplace at the Abbey
Westgate Centre Creve Coeur, MO	1978 / 2016	58,763	NAV	5.8 miles	$20.00	Rajaghani Indian Cuisine
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 1, 2026.

The Borrower and the Borrower Sponsor. The borrower is West County Mall CMBS, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the West County Center Whole Loan. The borrower sponsor and non-recourse carveout guarantor is CBL & Associates Limited Partnership (“CBL Properties”). CBL Properties is an American real estate investment trust that invests in shopping centers, primarily in the Southeastern and Midwestern United States. CBL Properties owns and manages a portfolio of 89 properties totaling approximately 55 million SF.

Property Management. The West County Center Property is managed by CBL & Associates Management, Inc., an affiliate of the borrower sponsor and non-recourse carveout guarantor.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
10

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

Initial and Ongoing Reserves. At origination of the West County Center Whole Loan, the borrower deposited approximately (a) $3,424,014 into a tax reserve and (b) $7,408,150 into an outstanding TI/LC reserve to be used for outstanding tenant improvement allowances owed to certain tenants, landlord work, leasing commissions and gap rent.

Tax Escrows – On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be approximately $271,287.

Insurance Escrows – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to cover premiums (provided that such reserve will be conditionally waived (i) so long as no event of default under the West County Center Whole Loan documents has occurred and is continuing, and (ii) the borrower has provided evidence that insurance satisfying the requirements set forth in the West County Center Whole Loan documents has been obtained under one or more blanket insurance policies and insurance premiums have been paid in accordance with the requirements of the West County Center Whole Loan documents). At the origination of the West County Center Whole Loan, an acceptable blanket policy was in place such that the monthly reserves were waived.

Replacement Reserves – On each payment date, the borrower is required to deposit approximately (i) $9,297.02 plus (ii) to the extent the borrower fails to timely satisfy the Parking Garage Improvements Condition (as defined below), a monthly amount equal to 1/12th of the difference between (y) $1,000,000.00 and (z) the cumulative amount of capital expenditures and/or operating expenses (in the form of repairs and maintenance) incurred and paid for by the borrower for the preceding calendar year in relation to the parking garages at the West County Center Property, into a replacement reserve account for replacements and repairs required to be made to the West County Center Property during the calendar year.

Rollover Reserves – On each payment date, the borrower is required to deposit approximately, $93,505 into a rollover reserve account for anticipated lease rollover during the term of the West County Center Whole Loan.

Operating Expense Reserves – On each payment date during the continuance of a Trigger Period (as defined below), the borrower is required to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.

Anchor Reserve Account – Upon the occurrence of an Anchor Trigger Event (as defined below), the borrower has the option, but is not required, to deposit with the lender a cash deposit or deliver to the lender a letter of credit in an aggregate amount equal the applicable Anchor Threshold Amount (as defined below). To the extent such deposit is timely made or letter of credit is timely delivered to the lender, a Trigger Period will not commence as a result of the Anchor Trigger Event and, to the extent such deposit is made or letter of credit is delivered to the lender following the commencement and during the existence of a Trigger Period resulting solely from an Anchor Trigger Event, such Trigger Period will no longer be deemed to exist. If the borrower fails to timely make a deposit or deliver a letter of credit pursuant to the terms above, a Trigger Period will immediately commence. To the extent a Trigger Period occurs as a result of an Anchor Trigger Event, the borrower is required to deposit into the anchor reserve account, all excess cash flow in the cash management account, provided that, to the extent the cash management account has not yet been established as of any payment date following the commencement of the related Trigger Period, the borrower is required to deposit into the anchor reserve account, as of such payment date, all excess cash flow which would otherwise be deposited into the cash management account, as evidenced by the monthly or quarterly operating statements delivered to the lender in accordance with the terms of the West County Center Whole Loan agreement.

Critical Tenant Account – Upon the occurrence of a Critical Tenant Trigger Event (as defined below), the borrower has the option, but is not required, to deposit with the lender a cash deposit or deliver to the lender a letter of credit in an aggregate amount equal the applicable Critical Tenant Threshold Amount (as defined below). To the extent such deposit is timely made or letter of credit is timely delivered to the lender, a Trigger Period will not commence as a result of the Critical Tenant Trigger Event and, to the extent such deposit is made or letter of credit is delivered to the lender following the commencement and during the existence of a Trigger Period resulting solely from a Critical Tenant Trigger Event, such Trigger Period will no longer be deemed to exist. If the borrower fails to timely make a deposit or deliver a letter of credit pursuant to the terms above, a Trigger Period will immediately commence. To the extent a Trigger Period occurs as a result of a Critical Tenant Trigger Event, the borrower is required to deposit into the critical tenant reserve account, all excess cash flow in the cash management account, provided that, to the extent the cash management account has not yet been established as of any payment date following the commencement of the related Trigger Period, the borrower is required to deposit into the critical tenant reserve account, as of such payment date, all excess cash flow which would otherwise be deposited into the cash management account, as evidenced by the monthly or quarterly operating statements delivered to the lender in accordance with the terms of the West County Center Whole Loan agreement.

An "Anchor" means: (i) Macy’s which is currently occupying an Anchor Space (as defined below) in the area immediately adjacent to the West County Center Property and (ii) any successor occupant which takes occupancy of all or at least 51% of the space currently occupied by Macy’s.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
11

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

An "Anchor Space" means the premises occupied by a current or future Anchor.

"Anchor Threshold Amount" means an amount equal to $40.00 times the cumulative square footage of the Anchor Space when subject to an ongoing Anchor Trigger Event.

An “Anchor Trigger Event” means the date that an Anchor goes dark, discontinues its operations or business or vacates its Anchor Space (other than in connection with a remodeling or as a result of a casualty event and there is otherwise not any credible evidence that such Anchor intends to permanently cease its operations, go dark or vacate).

A "Critical Tenant" means any of the following: (i) Dick’s Sporting Goods, (ii) Nordstrom and (iii) any successor occupant which takes occupancy of all or at least 51% of a Critical Tenant Space (as defined below) pursuant to a Critical Tenant Lease (as defined below).

“Critical Tenant Disbursement Conditions” mean the satisfaction of the following conditions: (a) as it relates to a Critical Tenant Bankruptcy Trigger Event (as defined below), the occurrence of any of the following: (1) any bankruptcy case is dismissed, the Critical Tenant and its lease guarantor is no longer deemed legally insolvent and any general assignment for the benefit of creditors is legally withdrawn without, in any case, any negative impact on the applicable Critical Tenant Lease and the Critical Tenant thereunder is paying normal monthly rent and is otherwise in compliance with the terms of its Critical Tenant Lease and having provided an updated estoppel certificate acceptable to the lender, (2) the applicable Critical Tenant will have assumed its Critical Tenant Lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of thereof and having provided an updated estoppel certificate acceptable to the lender or (3) such Critical Tenant Lease will be terminated and the Re-leasing Condition (as defined below) is satisfied; (b) as it relates to a Critical Tenant Non-Renewal Trigger Event (as defined below), either (1) such Critical Tenant enters a renewal or extension of its Critical Tenant Lease pursuant to the existing terms contained therein and such Critical Tenant being in occupancy of the greater of (i) 75% or more of its Critical Tenant Space or (ii) the portion of its Critical Tenant Space necessary to satisfy any co-tenancy requirements set forth in other leases at the West County Center Property, paying full monthly rent, being open for business and having provided an updated estoppel certificate satisfactory to the lender or (2) such Critical Tenant Lease will be terminated and the Re-leasing Condition is satisfied; (c) as it relates to a Critical Tenant Vacating Trigger Event (as defined below), either (1) the lender is provided with evidence reasonably satisfactory to the lender that the applicable Critical Tenant has recommenced its business and operations in the greater of (i) 75% or more of its Critical Tenant Space or (ii) the portion of its Critical Tenant Space necessary to satisfy any co-tenancy requirements set forth in other leases at the West County Center Property, is paying full monthly rent, and has provided an updated estoppel certificate satisfactory to the lender or (2) such Critical Tenant Lease will be terminated and the Re-leasing Condition is satisfied; and (d) as it relates to a Critical Tenant Default Trigger Event (as defined below), either (1) such event of default has been cured, as determined in the reasonable discretion of the lender, or (2) the applicable Critical Tenant Lease will be terminated and the Re-leasing Condition is satisfied.

A “Critical Tenant Lease” means (a) the existing lease with any of the following tenants: (i) Dick's Sporting Goods and (ii) Nordstrom and (b) any future lease for at least 51% of the leased premises occupied by any of the tenants referenced in clause (a).

A "Critical Tenant Space" means the leased premises occupied by a current or future Critical Tenant pursuant to its Critical Tenant Lease.

"Critical Tenant Threshold Amount" means an amount equal to $50.00 times the square footage of the applicable Critical Tenant Space which is subject to an ongoing Critical Tenant Trigger Event.

A “Critical Tenant Trigger Event” means the occurrence of any of the following: (w) the date which is the earliest of (i) the filing of a bankruptcy petition by any Critical Tenant or the guarantor under its Critical Tenant Lease under the bankruptcy code, (ii) 60 days following an involuntary filing of a bankruptcy petition against any Critical Tenant or the guarantor under its Critical Tenant Lease under the bankruptcy code if such filing has not otherwise been dismissed or (iii) any such Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors (the Critical Tenant Trigger Event described in this clause (w) being sometimes referred to as a "Critical Tenant Bankruptcy Trigger Event"); (x) if any Critical Tenant has not given notice to renew its Critical Tenant Lease as of the date that is the earlier of (a) the date required pursuant to its Critical Tenant Lease or (b) six months prior to the expiration of its Critical Tenant Lease (the Critical Tenant Trigger Event described in this clause (x) being sometimes hereinafter referred to as a "Critical Tenant Non-Renewal Trigger Event"); (y) the date that any Critical Tenant either (i) gives notice or there is otherwise written evidence (including from publicly available information) of an intent to terminate its Critical Tenant Lease or vacate in 25% or more of its Critical Tenant Space or (ii) goes dark, discontinues its operations or business or vacates in the greater of (a) 75% or more of its Critical Tenant Space, or (b) such portion of its Critical Tenant Space necessary to satisfy any co-tenancy requirements for other leases at the West County Center Property, excluding, in any case, any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the Critical Tenant is otherwise in compliance with the terms of its Critical Tenant Lease, and (B) caused solely by casualty, condemnation, renovations or alterations undertaking pursuant to the terms of its Critical Tenant Lease or force majeure delays and which discontinuance does not extend for a period in excess of 90 consecutive days (the Critical Tenant Trigger Event described in this clause (y) being sometimes referred to as a "Critical Tenant Vacating Trigger Event"); or (z) the occurrence of a monetary or material non-monetary event of default by the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
12

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

borrower, as landlord, or a Critical Tenant under any Critical Tenant Lease beyond any applicable cure or grace period (the Critical Tenant Trigger Event described in this clause (z) being sometimes referred to as a "Critical Tenant Default Trigger Event").

"Parking Garage Improvements Condition" means the borrower’s delivery of written evidence reasonably satisfactory to the lender by January 31 of each calendar year (beginning in 2028) that the borrower has, for the immediately preceding calendar year, incurred and paid at least $1,000,000 in capital expenditures and/or operating expenses (in the form of repairs and maintenance costs) in relation to the parking garage structures located at the West County Center Property.

A "Re-leasing Condition" means the borrower enters one or more approved substitute leases for any Critical Tenant Space which is subject to a Critical Tenant Trigger Event which collectively are for at least 75% of such Critical Tenant Space and which approved substitute leases collectively satisfy any co-tenancy requirements contained in other leases at the West County Center Property.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt yield being less than 11% for two consecutive calendar quarters (each, a “Debt Yield Trigger Event”) and the failure of the borrower to timely make a cash deposit into the excess cash reserve account or deliver a letter of credit to the lender pursuant to the terms of the West County Center Whole Loan documents, (iii) the occurrence of an Anchor Trigger Event and the failure of the borrower to timely make a cash deposit into the anchor reserve account or deliver a letter of credit to the lender pursuant to the terms of the West County Center Whole Loan documents, or (iv) the occurrence of a Critical Tenant Trigger Event and the borrower has not timely made the cash deposit into the critical tenant reserve account or delivered a letter of credit to the lender, in each case, pursuant to the terms of the West County Center Whole Loan documents; and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (A) (i) above, the cure (if applicable) of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (A) (ii) above, the earlier of (a) the date the West County Center Property achieves a debt yield of at least 11% for two consecutive calendar quarters or (b) an appropriate deposit of cash is made to the excess cash flow reserve account or a letter of credit is deposited with the lender pursuant to the terms of the West County Center Whole Loan documents, (y) with regard to any Trigger Period commenced in connection with clause (A) (iii) above, the earlier of (a) any Anchor Spaces which were subject to an Anchor Trigger Event are occupied by one or more replacement occupants or tenants who are operating in the Anchor Space or (b) the cumulative amount of funds deposited into the anchor reserve account or the face amount of any letter of credit deposited with the lender is equal to the applicable Anchor Threshold Amount or (z) with regard to any Trigger Period commenced in connection with clause (A)(iv) above, the earlier to occur of the following: (a) the satisfaction of the applicable Critical Tenant Disbursement Conditions (as defined below) or (b) the cumulative amount of funds deposited into the critical tenant account reserve or the face amount of any letter of credit deposited with the lender is equal to the Critical Tenant Threshold Amount. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

Lockbox / Cash Management. The West County Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all gross income, forfeited security deposits and other revenues from the West County Center Whole Loan into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Trigger Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower in accordance with the lockbox agreement. During the continuance of a Trigger Period, all funds in the lockbox will be transferred on a daily basis to a lender-controlled cash management account to be disbursed in accordance with the West County Center Whole Loan documents, with any excess funds required to be deposited in either (i) the anchor reserve account during a Trigger Period caused by an Anchor Trigger Event and held as additional security for so long as the Trigger Period continues, provided that the borrower may obtain disbursements from the anchor reserve account for the payment of tenant improvements and leasing commissions for either (y) a new lease (or lease extension) for any leased premises for which any co-tenancy requirements are no longer satisfied as a result of the related Anchor Trigger Event or (z) a new lease for any premises previously occupied by an Anchor which has been acquired and added as collateral for the West County Center Whole Loan as described below, (ii) the critical tenant reserve account during a Trigger Period caused by an Critical Tenant Trigger Event and held as additional security for so long as the Trigger Period continues, provided that the borrower may obtain disbursements from the critical tenant reserve account for the payment of tenant improvements and leasing commissions for either a new lease (or lease extension) entered into in accordance with the West County Center Whole Loan documents for a portion of the Critical Tenant Space or (iii) an excess cash flow reserve account controlled by the lender during a Trigger Period caused by any event other than an Anchor Trigger Event or Critical Tenant Trigger Event and held as additional security.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Subordinate Indebtedness. None permitted.

Release of Collateral. The West County Center Whole Loan documents permit the borrower to obtain a release of an approximately 1.543-acre non-income producing portion of the West County Center Property that contains a vacant commercial building in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price, provided that, among other conditions, the borrower satisfies customary REMIC requirements.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
13

Retail – Super Regional Mall 4, 17, 47 and 1001 West County Center Drive Des Peres, MO 63131	Collateral Asset Summary – Loan No. 1 West County Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 50.0% 1.68x 14.7%

Ground Lease. None.

Additional Property. The borrower may acquire (the "Acquisition") the Anchor Space by Macy’s or a future Anchor, which Anchor Space is not collateral for the West County Center Property the real property and related improvements occupied by JCPenney (which is currently occupying and operating in a space in an area immediately adjacent to the West County Center Property but which is not considered an Anchor Space) and the appurtenant interests therein (the "Additional Property"), and such Additional Property will be added as collateral of the West County Center Whole Loan and subject to the related lien, provided that certain condition precedents are satisfied, including: (a) the applicable Anchor or JCPenney, as applicable, has vacated its leased premises on a permanent basis, and there is no credible evidence of a replacement party planning to take occupancy of such Additional property; (b) the Acquisition is to be completed on a date that is not within the period commencing 30 days prior to and terminating 30 days after the closing date of this securitization; (c) the lender has obtained a rating agency confirmation with respect to the Acquisition; (d) the lender has received acceptable third party reports with respect to the Additional Property as reasonably required by the lender; and (e) the lender has received a REMIC opinion.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
14

Office – Suburban 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard Plano, TX 75023	Collateral Asset Summary – Loan No. 2 Legacy Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 63.7% 1.42x 12.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
15

Office – Suburban 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard Plano, TX 75023	Collateral Asset Summary – Loan No. 2 Legacy Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 63.7% 1.42x 12.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
16

Office – Suburban 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard Plano, TX 75023	Collateral Asset Summary – Loan No. 2 Legacy Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 63.7% 1.42x 12.4%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – Suburban
Borrower Sponsor(s):	Atlantic Regent Holdings, LLC	Collateral:	Fee
Borrower(s):	AR LC 1-3, LLC	Location:	Plano, TX
Original Balance(1):	$68,000,000	Year Built / Renovated:	1985 / 2018-2021
Cut-off Date Balance(1):	$68,000,000	Property Management:	Regent PM Services TX, LLC
% by Initial UPB:	9.95%	Size:	706,395 SF
Interest Rate:	7.96800%	Appraised Value / Per SF:	$219,700,000 / $311
Note Date:	September 30, 2026	Appraisal Date:	August 7, 2026
Original Term:	60 months	Occupancy:	97.2% (as of October 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.7%
Original Amortization:	NAP	Underwritten NOI:	$17,362,722
Interest Only Period:	60 months	Underwritten NCF:	$16,056,510
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$16,207,976 (TTM June 30, 2026)
Additional Debt Balance(1):	$72,000,000	2025 NOI:	$16,622,056
Call Protection(2):	L(25),D(28),O(7)	2024 NOI:	$17,395,545
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$16,427,026

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$198
Taxes:	$0	$240,908	NAP	Maturity Date Loan / SF:	$198
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	63.7%
Replacement Reserves:	$0	$11,773	NAP	Maturity Date LTV:	63.7%
TI / LC:	$0	$117,733	NAP	UW NOI DY:	12.4%
Spec TI / LC Reserve:	$2,700,000	$0	NAP	UW NCF DSCR:	1.42x
Unfunded Obligations Reserve:	$1,491,175	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:(1)	$140,000,000	100.0%	Loan Payoff:	$133,908,560	95.6%
			Upfront Reserves:	4,191,175	3.0
			Closing Costs:	1,824,213	1.3
			Repatriation of Equity:	76,052	0.1
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%
(1)	The Legacy Central Mortgage Loan (as defined below) is part of the Legacy Central Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Financial Information in the chart above is based on the Legacy Central Whole Loan. See “—The Loan” below.
(2)	Defeasance of the Legacy Central Whole Loan is permitted at any time on and after the first payment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 30, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2026-V25 securitization trust in November 2026. The actual defeasance lockout period may be longer.
(3)	See “—Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The second largest mortgage loan (the “Legacy Central Mortgage Loan”) is part of a whole loan (the “Legacy Central Whole Loan”) which is comprised of four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000. The Legacy Central Whole Loan is secured by the borrower’s fee simple interest in a 706,395 SF office building located in Plano, Texas (the “Legacy Central Property”). The Legacy Central Whole Loan was originated on September 30, 2026, by Goldman Sachs Bank USA (“GSBI”), an affiliate of the loan seller. The Legacy Central Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $68,000,000. The Legacy Central Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 7.96800% per annum on an Actual/360 basis. The scheduled maturity date of the Legacy Central Whole Loan is October 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
17

Office – Suburban 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard Plano, TX 75023	Collateral Asset Summary – Loan No. 2 Legacy Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 63.7% 1.42x 12.4%

The table below identifies the promissory notes that comprise the Legacy Central Whole Loan. The relationship between the holders of the Legacy Central Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Legacy Central Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V25 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$68,000,000	$68,000,000	Benchmark 2026-V25	Yes
A-2(1)	$40,000,000	$40,000,000	GSBI	No
A-3(1)	$25,000,000	$25,000,000	GSBI	No
A-4(1)	$7,000,000	$7,000,000	GSBI	No
Total	$140,000,000	$140,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The Legacy Central Property is a three building 706,395 SF, Class A, office complex located in Plano, Texas. The buildings were built in 1985 and renovated from 2018 through 2021. The Legacy Central Property is located in the Legacy Central Campus (“Legacy Central Campus”) with an agreement in place for shared access to shared amenities such as Wi-Fi-enabled courtyards, jogging and bike trails, a 25,000-square-foot fitness and wellness center, and a 400-seat dining facility. As of October 1, 2026, the Legacy Central Property was 97.2% occupied. There are two additional buildings within the Legacy Central Campus which are not a part of the collateral for the Legacy Central Whole Loan.

Top Tenants. The three largest tenants based on underwritten base rent are Freddie Mac, Samsung, and Ribbon Communications Inc.

Freddie Mac (153,679 SF, 21.8% of net rentable area, 22.6% of UW base rent, Aa1/AA+/AA+ (Moody’s / S&P / Fitch)). Freddie Mac is a government sponsored enterprise under the conservatorship of the Federal Housing and Finance Agency and is headquartered in McLean, Virginia. The enterprise operates in the secondary mortgage market and buys mortgage loans to then securitize for sale to investors. Freddie Mac occupies 153,679 SF across two office suites at the Legacy Central Property under a lease expiring January 31, 2035, with two five-year renewal options and two termination options exercisable as of the last day of, January 31, 2030.

Samsung (147,219 SF, 20.8% of net rentable area, 20.6% of UW base rent, Aa2/AA-/AA- (Moody’s / S&P / Fitch)). Samsung was founded in 1969 in Suwon-Si, South Korea and is an international electronics conglomerate. The company operates under two divisions, Device Experience focusing on visual displays and digital appliances and Device Solutions which targets memory and semiconductors. Samsung had over $220 billion in revenue in 2025. Samsung will relocate its U.S. headquarters to Plano, moving from New Jersey. Samsung occupies 147,219 SF across three office suites at the Legacy Central Property and has a lease expiration date of January 31, 2030, with two five-year renewal options, also exercisable as a single ten-year renewal option. As to the Samsung SDS space, the lease will terminate 10 years and 10 months after the commencement date, which is not yet determinable as the space is currently being built out for the tenant and contains one option to renew for seven years. The tenant has no termination options.

Ribbon Communications Inc (107,762 SF, 15.3% of net rentable area, 17.2% of UW base rent). Ribbon Communications Inc is a global communications and network solutions provider that serves service providers, enterprises, and critical infrastructure. The company was created through a merger of Sonus and GENBAND in 2017. Since the merger Ribbon Communications has continued to make acquisitions within the industry. Ribbon Communications Inc has 3,100 employees across 61 offices and had $845 million in revenue in 2025. Ribbon Communications Inc occupies one suite of 107,762 SF at the Legacy Central Property and has a lease expiration date of September 30, 2032, with two five-year renewal options and a termination option effective on, September 30, 2027.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
18

Office – Suburban 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard Plano, TX 75023	Collateral Asset Summary – Loan No. 2 Legacy Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 63.7% 1.42x 12.4%

The following table presents certain information relating to the top tenants at the Legacy Central Property based on underwritten base rent:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Renewal Option	Termination Option (Y/N)(3)
Major Tenants-Office
Freddie Mac	Aa1 / AA+ / AA+	153,679	21.8%	$4,029,621	$26.22	22.6%	1/31/2035	2 x 5 Year	Y(4)
Samsung	Aa2 / AA- / AA-	147,219	20.8%	$3,680,475	$25.00	20.6%	1/31/2030	2 x 5 Year(5)	N
Ribbon Communications Inc	NR / NR / NR	107,762	15.3%	$3,063,387	$28.43	17.2%	9/30/2032	2 x 5 Year	Y(6)
Peloton Interactive, Inc.	NR / NR / NR	103,759	14.7%	$2,593,975	$25.00	14.5%	1/31/2029	2 x 5 Year	N
RGN Plano III dba Spaces	NR / NR / NR	48,171	6.8%	$1,276,532	$26.50	7.1%	8/31/2034	2 x 7 Year	N
Nokia of America Corporation	Ba1 / BBB- / BBB-	43,647	6.2%	$1,163,193	$26.65	6.5%	6/30/2034	1 x 5 Year	N
Lion RE:Sources, Inc	NR / NR / NR	28,926	4.1%	$809,928	$28.00	4.5%	9/30/2027	1 x 5 Year	N
Cheil USA Inc.	NR / NR / NR	28,839	4.1%	$720,975	$25.00	4.0%	12/31/2032	2 x 5 Year(7)	N
Roland Technology Group	NR / NR / NR	22,716	3.2%	$522,468	$23.00	2.9%	4/30/2028	1 x 5 Year	N
Top 9 Tenants		684,718	96.9%	$17,860,553	$26.08	100.0%
Transwestern Mgmt Office		1,481	0.2%	NAP	NAP	NAP	12/31/2028
Security Office		284	0.0%	NAP	NAP	NAP	12/31/2028
Total Occupied		686,483	97.2%	$17,860,553	$26.08	100.0%
Vacant		19,912	2.8%
Total		706,395	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2026, including contractual rent steps through October 1, 2027.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Termination Option (Y/N) denotes unilateral tenant termination rights. Other tenant termination or contraction rights may exist. See also “Description of the Mortgage Pool--Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.
(4)	Freddie Mac may terminate its lease with respect to all or a portion of its leased premises effective as of, January 31, 2030 for 89,473 SF and January 31, 2031 for the remaining 64,206 SF.
(5)	In lieu of the two, five-year extension options, Samsung may also exercise a single ten-year extension option.
(6)	Ribbon Communications Inc may terminate its lease effective, September 30, 2027.
(7)	In lieu of the two, five-year extension options, Cheil USA Inc. may also exercise a single ten-year extension option.

The following table presents certain information relating to the lease rollover schedule at the Legacy Central Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM & 2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	28,926	4.1%	4.1%	$809,928	4.5%	$28.00	1
2028	24,481	3.5%	7.6%	$522,468	2.9%	$23.00(2)	1(3)
2029	103,759	14.7%	22.2%	$2,593,975	14.5%	$25.00	1
2030	147,219	20.8%	43.1%	$3,680,475	20.6%	$25.00	1
2031	0	0.0%	43.1%	$0	0.0%	$0.00	0
2032	136,601	19.3%	62.4%	$3,784,362	21.2%	$27.70	2
2033	0	0.0%	62.4%	$0	0.0%	$0.00	0
2034	91,818	13.0%	75.4%	$2,439,724	13.7%	$26.57	2
2035	153,679	21.8%	97.2%	$4,029,621	22.6%	$26.22	1
2036 & Thereafter	0	0.0%	97.2%	$0	0.0%	$0.00	0
Vacant	19,912	2.8%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	706,395	100.0%		$17,860,553	100.0%	$26.08(2)	9
(1)	Based on the underwritten rent roll dated October 1, 2026, including contractual rent steps through October 1, 2027.
(2)	Excludes the square footage occupied by the Security Office and Transwestern Management Office.
(3)	Excludes Security Office and Transwestern Management Office.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
19

Office – Suburban 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard Plano, TX 75023	Collateral Asset Summary – Loan No. 2 Legacy Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 63.7% 1.42x 12.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Legacy Central Property:

Cash Flow Analysis
	2023	2024	2025	TTM 6/30/2026	UW	UW PSF
Base Rent(1)	$16,612,953	$17,085,574	$16,751,918	$16,792,676	$17,860,553	$25.28
Rent Step(2)	0	0	0	0	223,113	$0.32
Other Rental Revenue	3,409	7,200	7,200	7,200	7,200	$0.01
Gross Potential Rent	$16,616,362	$17,092,774	$16,759,118	$16,799,876	$18,090,866	$25.61
Total Reimbursements(3)	$7,437,053	$8,411,128	$7,565,608	$7,589,875	$8,535,609	$12.08
Market Revenue from Vacant Units	0	0	0	0	753,260	$1.07
Net Rental Income	$24,053,415	$25,503,902	$24,324,726	$24,389,751	$27,379,736	$38.76
Other Income(4)	$86,306	$77,822	$80,792	$84,792	$77,760	$0.11
(Vacancy & Credit Loss) (5)	0	0	0	0	(1,181,424)	($1.67)
Effective Gross Income	$24,139,721	$25,581,724	$24,405,518	$24,474,543	$26,276,072	$37.20

Real Estate Taxes(6)	$3,214,210	$3,204,219	$2,874,124	$3,123,022	$3,289,293	$4.66
Insurance	119,560	130,261	132,206	135,235	98,260	$0.14
Management Fee	574,272	596,610	661,551	705,896	788,282	$1.12
Other Expenses(7)	3,804,654	4,255,089	4,115,581	4,302,414	4,737,515	$6.71
Total Expenses	$7,712,695	$8,186,179	$7,783,462	$8,266,567	$8,913,350	$12.62

Net Operating Income	$16,427,026	$17,395,545	$16,622,056	$16,207,976	$17,362,722	$24.58
Replacement Reserves	0	0	0	0	141,279	$0.20
TI/LC	0	0	0	0	1,164,933	$1.65
Net Cash Flow	$16,427,026	$17,395,545	$16,622,056	$16,207,976	$16,056,510	$22.73

Occupancy %	99.3%	99.3%	95.5%	97.2%(8)	95.7%(8)
NCF DSCR(9)	1.45x	1.54x	1.47x	1.43x	1.42x
NOI Debt Yield(9)	11.7%	12.4%	11.9%	11.6%	12.4%
(1)	Base Rent based on underwritten rent roll dated October 1, 2026, with rent steps through October 1, 2027.
(2)	Rent Step based on a straight-line average of credit tenant rent steps over the Legacy Central Whole Loan term.
(3)	Actual CAM calculations based on the 2026 Budget expenses, adjusted for actual insurance premiums.
(4)	Other Income includes parking income and other revenue.
(5)	Vacancy & Credit Loss include vacancy loss, concessions, and bad debt.
(6)	Based on 2026 Borrower Sponsor Budget.
(7)	Other Expenses includes utilities, repairs and maintenance, janitorial, and general and administrative direct.
(8)	June 30, 2026 TTM Occupancy % based on historical financials and underwritten based on the October 1, 2026 rent roll. Underwritten Occupancy % represents economic occupancy.
(9)	DSCRs and Debt Yields are based on the Legacy Central Whole Loan.

Appraisal. According to the appraisal, the Legacy Central Property had an “as-is” appraised value of $219,700,000, as of August 7, 2026.

Legacy Central Appraised Value(1)
Property	Value	Capitalization Rate
Legacy Central	$219,700,000	7.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment report dated August 12, 2026, there was no evidence of any recognized environmental conditions at the Legacy Central Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
20

Office – Suburban 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard Plano, TX 75023	Collateral Asset Summary – Loan No. 2 Legacy Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 63.7% 1.42x 12.4%

The Market. The Legacy Central Property is located at 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard in Plano, Texas. According to the appraisal, the Legacy Central Property surrounding area is viewed as suburban with commercial and residential uses. The immediate area around the subject can be described as primarily commercial.

According to the appraisal, the Legacy Central Property is located in the northern area of the Plano, Texas market. The property is surrounded by large concentration of commercial activity and is provided easy access by US Highway 75 and McKinney National Airport. Plano’s main employers include AT&T, The Kroger Co. and Methodist Health System.

According to the appraisal, the 2024 population within a 1-, 3-, and 5-mile radius of the Legacy Central Property was 11,941, 113,083, and 319,384, respectively. Average household income within the same radii was $95,075, $130,373, and $150,297, respectively. As of the second quarter of 2026, the Plano submarket reported a total office inventory of 9,925,735 square feet with average asking rents of $28.12 per square foot. Several buildings within the Class A segment reported 100% occupancy in the submarket.

The table below presents certain information relating to office leases comparable to those at the Legacy Central Property identified by the appraisal:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Legacy Central Plano, TX	1985 / 2018-2021	706,395(2)	Nokia of America Corporation	10,259(2)	Jul-26(2)	8.0(2)	$26.65(2)
Assembly Park Plano, TX	2023 / NAP	180,000	Unspecified	30,811	Aug-26	Negotiable	$26.00
Parkway Centre IV Plano, TX	2006 / 2021	153,238	Undisclosed	5,423	Aug-25	5.0	$23.50
International Business Park Plano, TX	2008 / NAP	183,255	Pilot Flying J	12,162	April-25	3.0	$24.00
One Legacy Circle Plano, TX	2008 / NAP	214,110	Cadence McShane Construction	16,242	Jan-25	10.0	$29.00
Granite Park Four Plano, TX	2014 / NAP	306,340	Logan Finance	26,419	Jan-25	1.9	$24.00
Legacy Town Center I Plano, TX	2001 / 2022	156,757	Helen of Troy	13,711	Sep-24	10.8	$29.00
(1)	Source: Appraisal unless otherwise noted.
(2)	Information derived from underwritten rent roll dated October 1, 2026, inclusive of rent steps through October 1, 2027.

The Borrower and the Borrower Sponsor. The borrower is AR LC 1-3, LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Legacy Central Whole Loan.

The borrower sponsor is Atlantic Regent Holdings, LLC, an affiliate of Regent Properties. Samuel L. Kraus and Eric R. L. Fleiss provided a joint and several guaranty of the non-recourse carve-out obligations. Regent Properties was founded in 1989 and specializes in real estate investing, development, and operation. The firm has 7 offices and more than 70 employees across the United States. Since inception, Regent Properties has owned, sponsored, or operated over $4 billion in assets.

Property Management. The Legacy Central Property is currently managed by Regent PM Services TX, LLC, a Delaware limited liability company, affiliated with the borrower sponsor.

Initial and Ongoing Reserves. At origination of the Legacy Central Whole Loan, the borrower deposited (i) approximately $1,491,175 into an unfunded obligations reserve for tenant allowances, leasing commissions, gap rent and free rent and (ii) $2,700,000 into a spec TI/LC reserve account.

Tax Reserve – On each monthly payment date, the borrower is required to fund 1/12th of the projected annual taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $240,908).

Insurance Reserve – On each monthly payment date, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period. The required deposit is waived to the extent a blanket policy is in place, provided no event of default is continuing. At the origination of the Legacy Central Whole Loan, an acceptable blanket policy was in place.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
21

Office – Suburban 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard Plano, TX 75023	Collateral Asset Summary – Loan No. 2 Legacy Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 63.7% 1.42x 12.4%

Replacement Reserves – On each monthly payment date, the borrower is required to fund a capital expenditure reserve in the amount of approximately $11,773.

TI/LC Reserve – On each monthly payment date, the borrower is required to fund a TI/LC reserve in the amount of approximately $117,733.

A “Spec TI/LC Reserve Period” means the period that commences on September 30, 2026 and concludes on the date on which the reserve account for all specific TI/LC deposits contains an amount equal to the Spec TI/LC Reserve Amount (as defined below).

The “Spec TI/LC Reserve Amount” means an amount equal to the greater of (i) $5,000,000 and (ii) the aggregate amount of any and all unpaid tenant allowances, leasing commissions, free rent and gap rent, in each case, pursuant to one or more leases that were entered into after September 30, 2026 with respect to the space demised as of September 30, 2026 by Tata in the amount of 17,599 rentable square feet and Peloton in the amount of 52,983 rentable square feet (the “Samsung Unfunded Obligations”).

Lockbox / Cash Management. The Legacy Central Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to deliver a tenant direction letter directing each tenant to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Legacy Central Property and all other money actually received by the borrower or the property manager with respect to the Legacy Central Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent that a Trigger Period (as defined below) then exists) by the end of the second business day of receipt thereof. On each business day that no Trigger Period, or event of default under the Legacy Central Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Trigger Period or an event of default under the Legacy Central Whole Loan is continuing, all funds in the lockbox account are required to be swept into the lender-controlled cash management account.

During the continuance of a Trigger Period or an event of default (to the extent lender so elects in its sole discretion, during the continuance of an event of default until the loan has been accelerated) under the Legacy Central Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves (including, if a Trigger Period is in effect solely as a result of the Spec TI/LC Reserve Period, into the Spec TI/LC Reserve Account for the Samsung Unfunded Obligations until such time as the amount contained therein is equal to the Spec TI/LC Reserve Amount) and budgeted operating expenses, including any distributions necessary for the borrower or any direct or indirect owner thereof that is a “real estate investment trust” to (i) maintain its status as a “real estate investment trust,” (ii) avoid payment of any U.S. federal or state income tax, and to avoid the imposition of the excise tax under Section 4981 of the Internal Revenue Code of 1986, or (c) pay any accrued return on preferred equity issued to meet the 125 shareholder requirements of Sections 859 through 860 of the Internal Revenue Code of 1986, are required to be deposited into an excess cash flow reserve account as additional collateral for the Legacy Central Whole Loan.

A “Trigger Period” means each period beginning (a) when the debt yield as of the end of any fiscal quarter, based on the related net operating income, falls below 11.25% as of the end of such fiscal quarter and ending when the debt yield exceeds 11.25% as of the end of one fiscal quarter thereafter (provided that if no event of default is continuing, the borrower has the right to avoid the commencement or terminate the continuance of a Trigger Period caused by this clause (a) by delivering to the lender, as additional collateral for the Legacy Central Whole Loan, cash or a letter of credit, in each case, in the manner set forth in the Legacy Central Whole Loan documents), (b) upon the occurrence of a Specified Tenant Event (as defined below) and ending upon the expiration of such Specified Tenant Event and/or (c) the Spec TI/LC Reserve Period is in effect and ending upon the expiration of such Spec TI/LC Reserve Period.

A “Specified Tenant Event” means (a) there is an event of default by the borrower under a lease with a Specified Tenant (as defined below) beyond any applicable grace or cure period and ending when the borrower cures such event of default and the Specified Tenant has accepted such cure such that the related lease remains in full force and effect, (b) a Specified Tenant files bankruptcy or is adjudged bankrupt or insolvent and ending when (i) such proceeding is dismissed, (ii) the Specified Tenant assumes its lease during such proceeding and is paying current rent, or (iii) any or all of the space demised to the Specified Tenant has been relet pursuant to executed leases in accordance with the Legacy Central Whole Loan documents and the debt yield is greater than 11.25%, (c) there is an early termination, cancellation or surrender by a Specified Tenant or delivery of valid notice of termination, cancellation or surrender by a Specified Tenant pursuant to the terms of its lease, in each of the foregoing cases, such that such lease will terminate in the succeeding 12-month period and ending when (i) any or all of the space demised to the Specified Tenant has been relet pursuant to executed leases in accordance with the Legacy Central Whole Loan documents and the debt yield is greater than 11.25%, or (ii) the termination, cancellation or surrender is withdrawn in writing by the Specified Tenant, (d) a Specified Tenant “goes dark,” vacates or ceases to occupy the applicable demised space or discontinues its operations, in each of the foregoing cases, with respect to more than 50% of its demised space for more than 120 consecutive days or 180 days in any 12-month period (in each of the foregoing cases, excluding temporary vacancies for the purposes of repair, restoration (or in connection with a casualty or condemnation) or permitted alterations under the lease (or installation of equipment)), or force majeure) and ending when (i) any or all of the space demised to the Specified Tenant has been relet pursuant to executed leases in accordance with the Legacy Central Whole Loan documents and the debt yield is greater than 11.25%, or (ii) the Specified Tenant recommences operating out of more than 50% of its demised space or (e) a Specified Tenant fails to

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
22

Office – Suburban 6555 Excellence Way and 6500 & 6600 Chase Oaks Boulevard Plano, TX 75023	Collateral Asset Summary – Loan No. 2 Legacy Central	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 63.7% 1.42x 12.4%

exercise a renewal option or does not otherwise renew 12-months prior to its lease expiration, in each case such that such lease will terminate in the succeeding 12 months and ending when any or all of the space demised to the Specified Tenant has been relet pursuant to executed leases in accordance with the Legacy Central Whole Loan documents and the debt yield is greater than 11.25%. For the avoidance of doubt, any space that is subleased is not be considered in occupancy or operation for the purposes of this definition.

“Specified Tenant” means each of Freddie Mac, Samsung and Ribbon Communications.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
23

Office – Suburban 451 7th Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 61.6% 1.36x 10.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
24

Office – Suburban 451 7th Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 61.6% 1.36x 10.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
25

Office – Suburban 451 7th Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 61.6% 1.36x 10.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - Suburban
Borrower Sponsor(s):	James D. Rivard, Dee J. Mcgonigle, III, Trevor L. Ashenbrener and Ryan B. Leong	Collateral:	Fee
Borrower(s):	SRMKIID, LLC	Location:	Kirkland, WA
Original Balance(1):	$50,000,000	Year Built / Renovated:	2016 / NAP
Cut-off Date Balance(1):	$50,000,000	Property Management:	SRM Development, LLC
% by Initial UPB:	7.3%	Size:	180,844 SF
Interest Rate:	7.81000%	Appraised Value / Per SF(5):	$121,000,000 / $669
Note Date:	October 29, 2026	Appraisal Date:	October 7, 2026
Original Term:	60 months	Occupancy:	100.0% (as of November 6, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$8,104,674
Interest Only Period:	60 months	Underwritten NCF:	$8,002,244
First Payment Date:	December 6, 2026
Maturity Date:	November 6, 2031	Historical NOI
Additional Debt Type(1)(2):	Pari Passu	Most Recent NOI:	$7,962,678 (TTM August 31, 2026)
Additional Debt Balance(1):	$24,500,000	2025 NOI:	$8,021,715
Call Protection(3):	L(24),D(29),O(7)	2024 NOI:	$7,712,621
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$7,516,186

Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$412
Taxes:	$56,546	$56,546	NAP	Maturity Date Loan / SF:	$412
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	61.6%
Replacement Reserves:	$0	$0	NAP	Maturity Date LTV:	61.6%
TI / LC:	$0	$7,535	NAP	UW NOI DY:	10.9%
				UW NCF DSCR:	1.36x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:(1)	$74,500,000	100.0%	Loan Payoff:	$72,729,764	97.6%
			Closing Costs:	1,569,362	2.1
			Sponsor Equity:	144,328	0.2
			Upfront Reserves:	56,546	0.1
Total Sources	$74,500,000	100.0%	Total Uses	$74,500,000	100.0%
(1)	The Google Campus Phase II Mortgage Loan (as defined below) is part of the Google Campus Phase II Whole Loan (as defined below) evidenced by three pari passu promissory notes with an aggregate original principal balance of $74,500,000. The Financial Information in the chart above is based on the Google Campus Phase II Whole Loan.
(2)	See “Permitted Future Mezzanine or Secured Subordinate Indebtedness” below.
(3)	Defeasance of the Google Campus Phase II Whole Loan is permitted at any time after the earlier to occur of (a) the two-year period commencing with the “startup day” of the REMIC trust established in connection with the last securitization involving any portion of the Google Campus Phase II Whole Loan and (b) October 29, 2029. The assumed defeasance lockout period of 24 payments is based on the expected Benchmark 2026-V25 securitization trust closing date in November 2026. The actual defeasance lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” below.
(5)	The appraisal also determined a “go dark” valuation scenario, assuming the Google Campus Phase II Property (as defined below) is vacant, of $51,600,000.

The Loan. The third largest mortgage loan (the “Google Campus Phase II Mortgage Loan”) is part of a whole loan (the “Google Campus Phase II Whole Loan”) evidenced by three pari passu promissory notes with an aggregate outstanding balance of $74,500,000 secured by the borrower’s fee interest in a 180,844 square foot office property located in Kirkland, Washington (the “Google Campus Phase II Property”). The Google Campus Phase II Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000. The Google Campus Phase II Whole Loan was originated on October 29, 2026 by CREFI and accrues interest at a fixed rate of 7.81000% per annum, on an Actual/360 basis. The Google Campus Phase II Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Google Campus Phase II Whole Loan is November 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
26

Office – Suburban 451 7th Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 61.6% 1.36x 10.9%

The table below identifies the promissory notes that comprise the Google Campus Phase II Whole Loan. The relationship between the holders of the Google Campus Phase II Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Google Campus Phase II Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V25 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2026-V25	Yes
A-2(1)	$15,000,000	$15,000,000	CREFI	No
A-3(1)	$9,500,000	$9,500,000	CREFI	No
Whole Loan	$74,500,000	$74,500,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The Google Campus Phase II Property is a two-story, 180,844 square foot, Class A office property located in Kirkland, Washington, approximately 11.1 miles northeast of downtown Seattle. The Google Campus Phase II Property was completed in 2016 as a build-to-suit facility for Google Inc. (“Google”) and is LEED Gold-certified. The Google Campus Phase II Property is situated on a 4.78-acre site and features 695 parking spaces, resulting in a parking ratio of 3.84 spaces per 1,000 square feet. The Google Campus Phase II Property is physically connected to the non-collateral Google Campus Phases I (195,000 square feet) and III (135,000 square feet) and forms part of Google's broader Sixth Street Kirkland Campus (Phases I, II and III), all of which is leased to Google and owned by entities controlled by the borrower sponsors. Campus amenities include a rooftop garden, fitness center, cafeteria, micro-kitchens, conference facilities, and outdoor recreational space.

As of November 6, 2026, the Google Campus Phase II Property was 100.0% leased and occupied by Google. Google has occupied the Google Campus Phase II Property since it was built and has a current lease term through November 2037.

Sole Tenant. The Google Campus Phase II Property is 100.0% leased to Google.

Google (180,844 square feet; 100.0% of net rentable area; 100.0% of underwritten rent). Google is a global technology company and a subsidiary of Alphabet Inc., providing internet search, cloud computing, digital advertising, software, hardware, artificial intelligence, and other technology services. The Google Campus Phase II Property serves as part of Google's broader Sixth Street Kirkland Campus in Kirkland, Washington. Google has been a tenant at the Google Campus Phase II Property since it was built and has a current lease term through November 2037 with three, five-year renewal options and the right to contract or terminate all or a portion (but not less than half of one floor) of its space effective February 1, 2032 (shortly after the maturity date of the Google Campus Phase II Whole Loan in November 2031) upon at least 12 months' prior written notice. Google’s exercise right is subject to payment of a contraction fee equal to unamortized leasing commissions attributable to the surrendered space, plus nine months of scheduled base rent and estimated operating expenses and taxes attributable to the surrendered space following the contraction date. Google has a future free rent period from February through October 2032, shortly after the maturity date of the Google Campus Phase II Whole Loan in November 2031. Google has a right of first refusal to purchase the Google Campus Phase II Property prior to the borrower entering into a binding purchase and sale agreement for the Google Campus Phase II Property or marketing the Google Campus Phase II Property for sale.

The following table presents certain information relating to the major tenants at the Google Campus Phase II Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Term. Option (Y/N)(3)	Renewal Option
Google	Aa2 / AA+ / NR	180,844	100.0%	8,696,439	$48.09	100.0%	11/30/2037	Y(4)	3 x 5 yrs
Total Major Tenants		180,844	100.0%	$8,696,439	$48.09	100.0%
Vacant		0	0.0%
Total		180,844	100.0%
(1)	Based on the underwritten rent roll dated November 6, 2026 and inclusive of $383,040 of straight line rent steps.
(2)	Ratings are those of the parent company, however, the parent company does not guarantee the lease.
(3)	Term. Option (Y/N) denotes unilateral tenant termination rights. Other tenant termination or contraction rights may exist. See also “Description of the Mortgage Pool--Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.
(4)	Google has the right to contract and terminate all or a portion (but not less than half of one floor) of its space effective February 1, 2032 upon at least 12 months' prior written notice. The tenant's exercise right is subject to payment of a contraction fee equal to unamortized leasing commissions attributable to the surrendered space, plus nine months of scheduled base rent and estimated operating expenses and taxes attributable to the surrendered space following the contraction date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
27

Office – Suburban 451 7th Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 61.6% 1.36x 10.9%

The following table presents certain information relating to the lease rollover schedule at the Google Campus Phase II Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	0.0%	$0	0.0%	$0.00	0
2035	0	0.0%	0.0%	$0	0.0%	$0.00	0
2036 & Beyond	180,844	100.0%	100.0%	$8,696,439	100.0%	$48.09	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	180,844	100.0%		$8,696,439	100.0%	$48.09	1
(1)	Based on the underwritten rent roll dated November 6, 2026, and inclusive of $383,040 of straight line rent steps.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
28

Office – Suburban 451 7th Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 61.6% 1.36x 10.9%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Google Campus Phase II Property:

Cash Flow Analysis(1)
	2023	2024	2025	TTM 8/31/2026	U/W	U/W Per SF
Base Rent	$7,703,395	$7,895,986	$8,097,861	$8,077,065	$8,313,399	$45.97
Contractual Rent Steps(2)	0	0	0	0	383,040	$2.12
Potential Income from Vacant Space	0	0	0	0	0	$0.00
Gross Potential Rent	$7,703,395	$7,895,986	$8,097,861	$8,077,065	$8,696,439	$48.09
Reimbursements	3,253,764	3,270,048	3,380,160	3,429,142	3,326,812	$18.40
Total Gross Potential Income	$10,957,159	$11,166,034	$11,478,021	$11,506,207	$12,023,251	$66.48
Other Income(3)	8,521	11,091	9,349	9,398	9,398	$0.05
(Vacancy / Credit Loss)	0	0	0	0	(601,163)	($3.32)
Effective Gross Income	$10,965,680	$11,177,125	$11,487,370	$11,515,605	$11,431,487	$63.21

Management Fee	$328,970	$335,314	$344,621	$345,468	$342,945	$1.90
Real Estate Taxes	804,139	881,216	616,820	636,772	646,245	$3.57
Insurance	293,796	332,510	315,536	304,226	71,162	$0.39
CAM Expenses	1,430,130	1,314,454	1,486,613	1,482,257	1,482,257	$8.20
Utilities	592,459	601,010	702,065	784,204	784,204	$4.34
Total Expenses	$3,449,494	$3,464,504	$3,465,655	$3,552,927	$3,326,812	$18.40

Net Operating Income	$7,516,186	$7,712,621	$8,021,715	$7,962,678	$8,104,674	$44.82
Replacement Reserves	0	0	0	0	12,008	$0.07
Normalized TI/LC	0	0	0	0	90,422	$0.50
Net Cash Flow	$7,516,186	$7,712,621	$8,021,715	$7,962,678	$8,002,244	$44.25

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	95.0%(4)
NCF DSCR(5)	1.27x	1.31x	1.36x	1.35x	1.36x
NOI Debt Yield(5)	10.1%	10.4%	10.8%	10.7%	10.9%
(1)	Based on the underwritten rent roll dated as of November 6, 2026.
(2)	Represents straight line rent increases through the term of the Google Campus Phase II Whole Loan.
(3)	Other Income includes HVAC after-hours charges.
(4)	Represents Economic Occupancy.
(5)	Metrics are based on the Google Campus Phase II Whole Loan.

Appraisal. The Google Campus Phase II Property had an “as-is” appraised value of $121,000,000 as of October 7, 2026. The appraisal also determined a “go dark” valuation scenario as of October 7, 2026, assuming the Google Campus Phase II Property is vacant, of $51,600,000.

Google Campus Phase II Appraised Value(1)
Property	Value	Capitalization Rate
Google Campus Phase II	$121,000,000	6.75%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated October 12, 2026, there was no evidence of any recognized environmental conditions at the Google Campus Phase II Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
29

Office – Suburban 451 7th Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 61.6% 1.36x 10.9%

The Market. The Google Campus Phase II Property is located at 451 7th Avenue South in Kirkland, Washington, adjacent to Lake Washington and approximately 11.1 miles northeast of downtown Seattle. According to the appraisal, the City of Kirkland benefits from its proximity to major employment centers, with major employers including Amazon, The Boeing Company, and Microsoft Corporation, among others. The Google Campus Phase II Property also benefits from access to Interstate 405 and State Route 520, which provide connectivity throughout the greater Seattle metropolitan area.

According to a third-party market research report, the Google Campus Phase II Property is located in the Kirkland office submarket of the Seattle metropolitan area. As of October 29, 2026, the Kirkland office submarket had a total inventory of 5,382,409 square feet, an overall vacancy rate of 7.3%, and market asking rent of $46.61 per square foot, with Class A asking rent of $57.58 per square foot.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Google Campus Phase II Property was 17,176, 89,410, and 326,026, respectively. The 2025 average household income within the same radii was $235,082, $257,613, and $244,179, respectively.

The following table presents certain information relating to comparable office leases for the Google Campus Phase II Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Google Campus Phase II	-	2016 / NAP	Google(2)	180,844 SF(2)	Aug-15(2)	22.3(2)	$45.97(2)
451 7th Avenue South
Kirkland, WA
Kirkland Ascent	0.3 mi	2024 / NAP	Alpha School 98033	13,496 SF	Aug-26	5.5	$46.00
620 5th Avenue South
Kirkland, WA
Lakeview Plaza - Phase III	0.3 mi	2022 / NAP	Google	136,678 SF	Jul-22	15.0	$52.83
423 6th Street South
Kirkland, WA
Continental Plaza	0.6 mi	1990 / 2007	Boop	2,310 SF	Sep-25	3.3	$38.00
550 Kirkland Way
Kirkland, WA
Emerald Building	0.6 mi	1995 / NAP	McMillen	3,916 SF	Oct-26	5.3	$45.00
520 Kirkland Way
Kirkland, WA
3000 Carillon Point	1.5 mi	1991 / NAP	Servicenow	77,716 SF	Sep-26	5.0	$43.65
3000 Carillon Point
Kirkland, WA
Plaza Yarrow Bay	2.4 mi	1987 / NAP	Suttell & Hammer	27,191 SF	Dec-25	8.7	$36.00
10210-10230 NE Points Drive
Kirkland, WA
The Spring District - Block 5	4.0 mi	2023 / NAP	Facebook	333,908 SF	Oct-23	15.0	$52.50
1615 123rd Avenue NE
Bellevue, WA
Spring District Block 6	4.1 mi	2022 / NAP	Facebook	327,153 SF	Mar-23	15.0	$51.50
1227 124th Avenue NE
Bellevue, WA
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 6, 2026. Base Rent (PSF) is exclusive of rent steps.

The Borrower and the Borrower Sponsors. The borrower is SRMKIID, LLC, a Delaware limited liability company and special purpose entity with a one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Google Campus Phase II Whole Loan.

The non-recourse carveout guarantors and borrower sponsors are James D. Rivard, Dee J. Mcgonigle, III, Trevor L. Ashenbrener and Ryan B. Leong, all of whom are managing principals of SRM Development. SRM Development is a privately held real estate development, construction, and investment firm headquartered in Spokane, Washington. SRM Development’s construction platform has delivered more than six million square feet of projects, including over 5,000 residential units and 750,000 square feet of commercial space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
30

Office – Suburban 451 7th Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 61.6% 1.36x 10.9%

Property Management. The Google Campus Phase II Property is managed by SRM Development, LLC, a borrower affiliated property management company.

Initial and Ongoing Reserves. At origination of the Google Campus Phase II Whole Loan, the borrower deposited approximately $56,546 into a real estate tax reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $56,546).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or if the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, an approved blanket policy was in effect.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $7,535 into a leasing reserve for future tenant improvements and leasing commissions.

Lease Termination Reserve – The borrower is required to deposit into a lease termination reserve, within three business days of receipt, any termination fee paid by Google under its lease, to be used for tenant improvements and leasing commissions in connection with replacement leases of the terminated space.

Lockbox / Cash Management. The Google Campus Phase II Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled lockbox account, and to deliver a direction letter to the sole tenant at the Google Campus Phase II Property directing it to pay rent and other sums due to the lockbox account. The borrower is required to immediately deposit (or cause the property manager to deposit) all revenue derived from the Google Campus Phase II Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Google Campus Phase II Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Google Campus Phase II Whole Loan documents are required to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the Google Campus Phase II Whole Loan Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Google Campus Phase II Whole Loan documents, the lender may apply funds to the Google Campus Phase II Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio for the Google Campus Phase II Whole Loan being less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period, and (iv) the existence of mezzanine debt; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) Google, together with any successor and/or assigns thereof in accordance with the terms of the Google Campus Phase II Whole Loan documents, and (ii) any guarantor(s) of the applicable related Specified Tenant lease(s).

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space or applicable portion thereof, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof, (iv) Specified Tenant giving notice that it is terminating all or any portion of its lease of the Specified Tenant space or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant or (vii) Specified Tenant failing to extend or renew the applicable Specified Tenant lease, for a term of 5 years, on or prior to the date that is 24 months prior to the expiration of the then-applicable term of such lease, and (viii) Specified Tenant ceasing to maintain a long-term unsecured debt rating of at least “AA-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity (the “Credit Rating Trigger”), and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the terms and conditions of the Google Campus Phase II Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
31

Office – Suburban 451 7th Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 61.6% 1.36x 10.9%

lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay).

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof for five years, (v) with respect to any bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or Specified Tenant lease, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) is paying full, unabated rent under the applicable Specified Tenant lease, and (vii) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, the applicable Specified Tenant with respect to which such Credit Rating Trigger occurred, then maintains (and has maintained for at least two consecutive calendar quarters) a long-term unsecured debt rating of at least “AA+” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Permitted, subject to the satisfaction of certain conditions, including (i) the lender’s receipt of at least 30 days’ prior written notice, (ii) the security for the mezzanine debt consisting only of a pledge of all ownership interests in the borrower, (iii) a debt yield on the Google Campus Phase II Whole Loan of not less than 10.75% as of the date the lender receives such notice, (iv) a loan-to-value ratio on the Google Campus Phase II Whole Loan of not greater than 65% as of the date the lender receives such notice, (v) as of the date the mezzanine debt is incurred, a combined debt service coverage ratio on the Google Campus Phase II Whole Loan and the mezzanine loan of not less than 1.40x, a combined loan-to-value ratio on the Google Campus Phase II Whole Loan and the mezzanine loan of not greater than 65% and a combined debt yield on the Google Campus Phase II Whole Loan and the mezzanine loan of not less than 10.75%, (vi) the mezzanine lender being acceptable to the lender and entering into an intercreditor agreement in form and substance reasonably acceptable to the lender and any applicable rating agency, (vii) receipt of a rating agency confirmation, and (viii) the borrower executing such documentation as the lender requires to institute hard cash management and providing such other documents or customary opinions as reasonably requested by the lender.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
32

Hospitality – Limited Service 181 3rd Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 4 Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 54.0% 1.72x 15.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
33

Hospitality – Limited Service 181 3rd Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 4 Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 54.0% 1.72x 15.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
34

Hospitality – Limited Service 181 3rd Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 4 Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 54.0% 1.72x 15.1%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Hospitality - Limited Service
Borrower Sponsor(s):	Marc Jay Freud	Collateral:	Fee
Borrower(s):	Freud Third Avenue Properties, LLC	Location:	Brooklyn, NY
Original Balance:	$30,000,000	Year Built / Renovated:	2011 / 2022-2023
Cut-off Date Balance:	$30,000,000	Property Management:	Troutbrook Company LLC
% by Initial UPB:	4.4%	Size:	133 Rooms
Interest Rate:	7.89000%	Appraised Value / Per Room(3):	$55,600,000 / $418,045
Note Date:	October 6, 2026	Appraisal Date(3):	September 1, 2027
Original Term:	60 months	Occupancy:	87.9% (as of August 31, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	87.9%
Original Amortization:	NAP	Underwritten NOI:	$4,534,982
Interest Only Period:	60 months	Underwritten NCF:	$4,132,182
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$4,979,932 (TTM August 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$4,930,403
Call Protection:	L(25),D(28),O(7)	2024 NOI:	$4,346,675
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$4,428,168
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$225,564
Taxes:	$114,021	$22,804	NAP	Maturity Date Loan / Room:	$225,564
Insurance:	$0	Springing	NAP	Cut-off Date LTV(3):	54.0%
FF&E:	$0	$16,783	NAP	Maturity Date LTV(3):	54.0%
Deferred Maintenance:	$3,750	$0	NAP	UW NOI DY:	15.1%
Other(2):	$3,575,000	$0	NAP	UW NCF DSCR:	1.72x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$30,000,000	100.0%	Loan Payoff:	$23,232,912	77.4%
			Upfront Reserves:	3,692,771	12.3
			Borrower Sponsor Equity:	2,548,451	8.5
			Closing Costs	525,866	1.8
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other Reserves are comprised of a PIP (as defined below) reserve, having an initial deposit of $3,575,000 (the “PIP Reserve”). See “Initial and Ongoing Reserves” below.
(3)	The Appraised Value is the “Prospective when Complete” value as of September 1, 2027, which assumes that the required PIP at the Fairfield Inn & Suites Brooklyn Property (as defined below) is completed. Based on the “As Is” appraised value of $50,700,000 as of August 19, 2026, the Cut-off Date LTV and Maturity Date LTV would each be 59.2%, and the Appraised Value / Per Room would be $381,203.

The Loan. The fourth largest mortgage loan (the “Fairfield Inn & Suites Brooklyn Mortgage Loan”) is secured by the borrower’s fee interest in a 133-room, limited-service hotel located in the Gowanus neighborhood of Brooklyn, New York (the “Fairfield Inn & Suites Brooklyn Property”). The Fairfield Inn & Suites Brooklyn Mortgage Loan was originated on October 6, 2026 by CREFI. The Fairfield Inn & Suites Brooklyn Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 7.89000% per annum on an Actual/360 basis. The scheduled maturity date of the Fairfield Inn & Suites Brooklyn Mortgage Loan is October 6, 2031.

The Property. The Fairfield Inn & Suites Brooklyn Property is a 12-story, 133-room, limited-service hotel located in the Gowanus neighborhood of Brooklyn, New York. The Fairfield Inn & Suites Brooklyn Property was constructed in 2011, and was most recently renovated from 2022 to 2023. The Fairfield Inn & Suites Brooklyn Property benefits from proximity to nearby attractions including the Barclays Center, Brooklyn Academy of Music, Atlantic Terminal, Prospect Park, and dining and entertainment venues located throughout the Gowanus, Park Slope and Downtown Brooklyn neighborhoods.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
35

Hospitality – Limited Service 181 3rd Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 4 Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 54.0% 1.72x 15.1%

The Fairfield Inn & Suites Brooklyn Property contains 102 king guestrooms, 28 double/double guestrooms and three one-bedroom suites. Amenities at the Fairfield Inn & Suites Brooklyn Property include a fitness center, business center, meeting room, market pantry, rooftop terrace and complimentary breakfast area. The Fairfield Inn & Suites Brooklyn Property also contains approximately 450 square feet of meeting space and on-site parking.

The Fairfield Inn & Suites Brooklyn Property is subject to a franchise agreement with Marriott International, Inc., which was amended in connection with the Fairfield Inn & Suites Brooklyn Mortgage Loan to extend the franchise term from July 12, 2031 to July 12, 2051, subject to completion of a brand-mandated property improvement plan (“PIP”) by September 1, 2029 and certain other customary conditions. The planned PIP includes upgrades to guestrooms, bathrooms, corridors, the lobby, meeting room, breakfast area and fitness center, as well as various exterior, site and building system improvements.

The following table presents certain information relating to the estimated demand analysis as of 2025 with respect to the Fairfield Inn & Suites Brooklyn Property based on market segmentation, as provided by the appraisal:

Demand Segmentation(1)
Property	Rooms	Leisure	Commercial	Group
Fairfield Inn & Suites Brooklyn	133	55.0%	35.0%	10.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Brooklyn Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Fairfield Inn & Suites Brooklyn(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	81.4%	$173.94	$141.55	79.7%	$186.08	$148.29	102.1%	93.5%	95.5%
2023	82.4%	$203.05	$167.41	82.7%	$215.53	$178.19	99.7%	94.2%	93.9%
2024	84.7%	$205.16	$173.85	87.4%	$222.12	$194.09	96.9%	92.4%	89.6%
2025	88.5%	$217.81	$192.81	84.8%	$218.82	$185.64	104.3%	99.5%	103.9%
TTM 8/31/2026	87.9%	$227.71	$200.18	87.7%	$224.03	$196.50	100.2%	101.6%	101.9%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Brooklyn Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Fairfield Inn & Suites Brooklyn Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the competitive set are based on data provided by a third-party hospitality research report. The competitive set consists of: Aloft by Marriott New York Brooklyn, The Tillary Hotel Brooklyn, TownePlace Suites New York Brooklyn, Comfort Inn Prospect Park-Brooklyn and EVEN Hotels Brooklyn.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
36

Hospitality – Limited Service 181 3rd Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 4 Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 54.0% 1.72x 15.1%

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Fairfield Inn & Suites Brooklyn Property:

Cash Flow Analysis
	2022	2023	2024	2025	TTM 8/31/2026	UW	UW Per Room(1)
Occupancy (%)	81.4%	82.4%	84.7%	88.5%	87.9%	87.9%
ADR	$173.94	$203.05	$205.16	$217.81	$227.71	$227.71
RevPAR	$141.55	$167.41	$173.85	$192.81	$200.18	$200.18

Rooms Revenue	$6,814,856	$8,126,978	$8,462,614	$9,359,910	$9,717,606	$9,717,606	$73,065
Other Revenue(2)	503,315	497,381	466,598	528,664	501,193	352,385	$2,650
Total Revenue	$7,318,171	$8,624,359	$8,929,212	$9,888,574	$10,218,799	$10,069,991	$75,714

Rooms Expense	$1,463,977	$1,647,271	$1,716,923	$1,834,703	$1,946,611	$1,946,611	$14,636
Other Departmental Expenses(3)	52,058	72,595	54,577	77,876	77,543	77,543	$583
Departmental Expenses	$1,516,035	$1,719,866	$1,771,500	$1,912,579	$2,024,154	$2,024,154	$15,219

Departmental Profit	$5,802,136	$6,904,494	$7,157,712	$7,975,995	$8,194,645	$8,045,837	$60,495

Marketing & Franchise Fee	$755,925	$746,244	$1,006,010	$1,072,783	$1,094,574	$1,084,448	$8,154
Administrative & General	615,012	638,780	624,259	655,541	690,066	690,066	$5,188
Operations & Maintenance	440,675	443,900	503,707	474,193	485,794	485,794	$3,653
Management Fee	109,878	129,284	133,958	150,989	155,934	302,100	$2,271
Heat, Power & Light	211,501	255,581	265,522	294,758	326,297	326,297	$2,453
Info & Telecommunication	73,944	74,455	89,695	84,884	100,588	100,588	$756
Total Undistributed Expenses	$2,206,935	$2,288,244	$2,623,150	$2,733,148	$2,853,253	$2,989,293	$22,476

Real Estate Taxes(4)	$49,904	$49,904	$49,904	$195,820	$268,008	$441,494	$3,320
Property Insurance	107,801	138,178	137,983	116,624	93,452	80,068	$602
Net Operating Income	$3,437,496	$4,428,168	$4,346,675	$4,930,403	$4,979,932	$4,534,982	$34,098

FF&E	$292,727	$344,974	$357,168	$395,543	$408,752	$402,800	$3,029
Net Cash Flow	$3,144,769	$4,083,194	$3,989,507	$4,534,860	$4,571,180	$4,132,182	$31,069

NCF DSCR	1.31x	1.70x	1.66x	1.89x	1.90x	1.72x
NOI Debt Yield	11.5%	14.8%	14.5%	16.4%	16.6%	15.1%
(1)	Per Room values are based on 133 rooms.
(2)	Other Revenue consists of parking income, collections from market pantry sales, occasional room rental revenue, occasional food and beverage revenue, guest laundry sales, and other minor items.
(3)	Other Departmental Expenses include costs of market pantry sales, occasional room rental revenue, occasional food and beverage revenue, and other minor items.
(4)	The Fairfield Inn & Suites Brooklyn Property benefits from a tax abatement under the New York City Industrial and Commercial Exemption Program (“ICIP”). The ICIP abatement began in the 2012/2013 tax year and expires following the 2036/2037 tax year. For the first 16 years (through the 2027/2028 tax year), the Fairfield Inn & Suites Brooklyn Property is 100% exempt from any increases in assessed value resulting from the construction of the hotel. Thereafter the abatement is phased out by 10% per annum. The appraisal estimates the unabated taxes for the 2026/2027 tax year to be $1,021,146 and the abated taxes to be $197,133. The Fairfield Inn & Suites Brooklyn Mortgage Loan was underwritten based on the five-year average of the abated taxes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
37

Hospitality – Limited Service 181 3rd Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 4 Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 54.0% 1.72x 15.1%

Appraisal. The appraisal concluded to a “Prospective when Complete” value for the Fairfield Inn & Suites Brooklyn Property of $55,600,000 as of September 1, 2027. The appraisal also concluded to an “As Is” value of $50,700,000 as of August 19, 2026.

Fairfield Inn & Suites Brooklyn Appraised Value(1)
	As-Is Value	Capitalization Rate
As-Is Value	$50,700,000(2)	6.3%
Prospective when Complete Value	$55,600,000(3)	6.0%
(1)	Source: Appraisal.
(2)	Represents the “As Is” value as of August 19, 2026.
(3)	Represents the “Prospective when Complete” value as of September 1, 2027, which assumes that the required PIP at the Fairfield Inn & Suites Brooklyn Property is completed.

Environmental. According to the Phase I environmental assessment dated August 28, 2026, there was a recognized environmental condition at the Fairfield Inn & Suites Brooklyn Property related to site soil and groundwater impacts associated with historical fill materials and operations at surrounding properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Fairfield Inn & Suites Brooklyn Property is located at 181 3rd Avenue in the Gowanus neighborhood of Brooklyn, New York. The Fairfield Inn & Suites Brooklyn Property benefits from its proximity to numerous demand generators throughout Brooklyn and Manhattan, including Barclays Center, Atlantic Terminal, Brooklyn Academy of Music, Downtown Brooklyn, Prospect Park, and the dining, entertainment and commercial corridors located throughout the Gowanus and Park Slope neighborhoods. The Fairfield Inn & Suites Brooklyn Property also benefits from convenient access to Manhattan, which supports both business and leisure lodging demand.

Primary access to the Fairfield Inn & Suites Brooklyn Property is provided by the Union Street subway station, located approximately three blocks southeast of the Fairfield Inn & Suites Brooklyn Property, which offers access to the D, N, R, and W subway lines. Additional access is provided by the nearby Atlantic Terminal transportation hub, which provides access to multiple subway lines and Long Island Rail Road service throughout the New York metropolitan area.

The following table presents certain information relating to the competitive set of the Fairfield Inn & Suites Brooklyn Property:

Competitive Property Summary(1)
Property	Number of Rooms	Year Opened	Estimated 2025 Occupancy	Estimated 2025 ADR	Estimated 2025 RevPAR
Fairfield Inn & Suites Brooklyn(2)	133	2011	88.5%	$217.81	$192.81
Hampton Inn Brooklyn/Downtown	262	2014	85-90%	$240-$250	$220-$230
TownePlace Suites By Marriott New York Brooklyn	112	2021	85-90%	$220-$230	$190-$200
Tru by Hilton Brooklyn	101	2018	80-85%	$190-$200	$160-$170
Aloft by Marriott New York Brooklyn	176	2011	85-90%	$220-$230	$200-$210
EVEN Hotel Brooklyn	202	2016	85-90%	$210-$220	$180-$190
Total Avg. Competitive Set	986		88.0%	$224.79	$197.92
(1)	Source: Appraisal unless otherwise indicated. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Brooklyn Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Based on the underwritten cash flow.

The Borrower and the Borrower Sponsors. The borrower is Freud Third Avenue Properties, LLC, a New York limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fairfield Inn & Suites Brooklyn Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Marc Jay Freud, founder of Troutbrook Development, a vertically integrated real estate investment, development, construction, hospitality and asset management company headquartered in Manhattan. Prior to founding Troutbrook Development, Marc Jay Freud was a principal of a real estate investment group with ownership and management experience across approximately 4.5 million square feet of central business district office properties located in Boston, Chicago and Houston.

Property Management. The Fairfield Inn & Suites Brooklyn Property is managed by Troutbrook Company LLC, a borrower affiliated management company.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
38

Hospitality – Limited Service 181 3rd Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 4 Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 54.0% 1.72x 15.1%

Initial and Ongoing Reserves. At origination of the Fairfield Inn & Suites Brooklyn Mortgage Loan, the borrower deposited approximately (i) $114,021 into a real estate tax reserve account, (ii) $3,575,000 into the PIP Reserve in respect of the scheduled PIP at the Fairfield Inn & Suites Brooklyn Property, and (iii) $3,750 into an immediate repair reserve.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that are required to be paid by the borrower or that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $22,804).

Insurance Reserve – At the lender’s option, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the Fairfield Inn & Suites Brooklyn Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the Franchise Agreement (as defined below).

“FF&E Payment” means with respect to each monthly payment date, an amount equal to 1/12th of the applicable FF&E Percentage (as defined below) of the greater of (x) the annual gross revenues for the hotel related operations at the Fairfield Inn & Suites Brooklyn Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Fairfield Inn & Suites Brooklyn Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or if no approved annual budget exists for such calendar year, as reasonably determined by the lender. The initial monthly FF&E Payment was determined to be approximately $16,783.

“FF&E Percentage” means (a) 2.00% from the origination date through and including the monthly payment date occurring in October, 2027, (b) 3.00% from October 6, 2027 through and including the monthly payment date occurring in October, 2028, and (c) 4.00% for the remainder of the term.

“Franchise Agreement” means (i) that certain Fairfield Inn by Marriott Franchise Agreement dated as of November 2, 2007 by and between borrower and Marriott International, Inc., a Delaware corporation, as franchisor, as amended by that certain Amendment to Fairfield Inn by Marriott Franchise Agreement dated as of October 6, 2026, and guaranteed by Marc J. Freud, a natural person, pursuant to that certain Guaranty dated as of November 2, 2007, or (ii) any qualified franchise agreement entered into subsequent to the origination date in accordance with the terms and provisions of the Fairfield Inn & Suites Brooklyn Mortgage Loan documents.

PIP Reserve – If required, in addition to the initial deposit into the PIP Reserve described above, the borrower is required to deposit into the PIP Reserve an amount equal to 110% of the costs of the related PIP work as estimated by the lender in its reasonable discretion (A) in the case of any then-existing or renewal Franchise Agreement, prior to the effective date that any subsequent PIP is imposed and (B) in the case of any new Franchise Agreement, on or prior to the date such Franchise Agreement is executed and delivered; provided, however, that such costs are exclusive of the cost of any PIP work which is duplicative of any approved FF&E for which adequate FF&E reserves exist, as reasonably determined by the lender.

Lockbox / Cash Management. The Fairfield Inn & Suites Brooklyn Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the Fairfield Inn & Suites Brooklyn Mortgage Loan, the borrower was required to establish a lender-controlled lockbox account into which the borrower was immediately required to deposit, or cause the property manager to immediately deposit, all revenue generated by the Fairfield Inn & Suites Brooklyn Property. On or before origination of the Fairfield Inn & Suites Brooklyn Mortgage Loan, the borrower was required to deliver direction letters to (i) all tenants occupying space at the Fairfield Inn & Suites Brooklyn Property directing them to pay all rent and other sums due under the lease to which they are a party into the lender-controlled lockbox account and (ii) each of the credit card companies or credit card clearing banks with which the borrower or property manager has entered into a merchant’s or other credit card agreement directing them to pay all payments which would otherwise be paid to the borrower or property manager under the applicable credit card processing agreement into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case, at the lender’s election, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Fairfield Inn & Suites Brooklyn Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Fairfield Inn & Suites Brooklyn Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Fairfield Inn & Suites Brooklyn Mortgage Loan, provided that, in the lender’s sole discretion, such amounts may be used to pay taxes, insurance premiums, tenant improvement costs, leasing commissions and other operating expenses. Upon the cure of the applicable Trigger Period, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Fairfield Inn & Suites Brooklyn Mortgage Loan documents, the lender may apply funds to the Fairfield Inn & Suites Brooklyn Mortgage Loan in such priority as it may determine.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
39

Hospitality – Limited Service 181 3rd Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 4 Fairfield Inn & Suites Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 54.0% 1.72x 15.1%

“Trigger Period” means the period commencing on the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.30x, (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below), and (iv) the occurrence of a property manager bankruptcy event; and expiring upon (w) with respect to clause (i) above, the cure of the applicable event of default, (x) with respect to clause (ii) above, the debt service coverage ratio remaining equal to or greater than 1.30x for two consecutive calendar quarters, (y) with respect to clause (iii) above, the cure of the applicable Franchise Agreement Trigger Period, and (z) with respect to clause (iv) above, the borrower’s replacement of the applicable property manager with a property manager and a management agreement each approved by the lender.

“Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of any of the following: (i) the borrower being in default under the Franchise Agreement beyond any applicable notice and cure periods, (ii) the borrower or franchisor giving notice that it is terminating the Franchise Agreement, (iii) any termination or cancellation or expiration of the Franchise Agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the franchisor), (iv) any bankruptcy or insolvency of the franchisor, (v) the Fairfield Inn & Suites Brooklyn Property failing to be operated, “flagged” and/or branded pursuant to the Franchise Agreement and (vi) any permit applicable to the Franchise Agreement ceasing to be in full force and effect; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of (1) (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the Fairfield Inn & Suites Brooklyn Property pursuant to a replacement qualified franchise agreement approved in writing by lender and entered into in accordance with the Fairfield Inn & Suites Brooklyn Mortgage Loan documents and (2) to the extent a PIP is required in connection with the foregoing, the deposit of the corresponding PIP deposit into the PIP Reserve in accordance with the Fairfield Inn & Suites Brooklyn Mortgage Loan documents.

“Franchise Agreement Cure Conditions” means each of the following: (i) the borrower has cured all defaults (if any) under the Franchise Agreement to the satisfaction of the applicable franchisor, (ii) the borrower and the applicable franchisor have re-affirmed the Franchise Agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or Franchise Agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such Franchise Agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Fairfield Inn & Suites Brooklyn Property continues to be operated, “flagged” or branded pursuant to the Franchise Agreement, and (v) all permits applicable to the related Franchise Agreement are in full force and effect.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. At any time after the earlier of (x) 180 days after origination, and (y) 30 days following the final securitization of the Fairfield Inn & Suites Brooklyn Mortgage Loan, the borrower has the right to obtain a free release of the Release Parcel (as defined below) from the lien of the mortgage without any required prepayment or defeasance of the Fairfield Inn & Suites Brooklyn Mortgage Loan, subject to satisfaction of certain conditions, including but not limited to (i) the implementation of a condominium structure for the Fairfield Inn & Suites Brooklyn Property pursuant to which the release parcel will constitute a separate condominium unit as described under “Condominium Conversion” below, (ii) compliance with REMIC conditions, (iii) compliance with legal requirements and property documents and (iv) no adverse effect on the use or operation of, or access to or from, the remaining portion of the Fairfield Inn & Suites Brooklyn Property, as determined by the lender.

“Release Parcel” means the residential unit contemplated to be created in connection with the Condominium Conversion (as defined below), together with the common areas and appurtenances thereto, which residential unit shall correspond to that portion of the Fairfield Inn & Suites Brooklyn Property that, prior to the Condominium Conversion, is depicted as the cross-hatched area on a schedule to the Fairfield Inn & Suites Brooklyn loan agreement and consists of an unimproved parking area.

“Condominium Conversion” means the borrower’s right to convert the entire Fairfield Inn & Suites Brooklyn Property to a condominium form of ownership comprised of two units, one unit covering the Release Parcel and the other covering the remainder of the Fairfield Inn & Suites Brooklyn Property, at any time following the date that is the earlier to occur of (x) 180 days after origination and (y) 30 days following the final securitization of the Fairfield Inn & Suites Brooklyn Mortgage Loan, subject to the satisfaction of certain conditions, including but not limited to lender reasonable approval of the condominium documents, satisfactory updated property diligence for the remaining hotel parcel, the division of the parcels into separate tax lots, satisfaction of REMIC related conditions, delivery of a restrictive covenant prohibiting use of the release parcel as a hotel or other hospitality use, and borrower control of a majority of the governing board of the condominium and compliance with legal requirements.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
40

Multifamily – Various Various Various, Various	Collateral Asset Summary – Loan No. 5 Elder Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.3% 1.22x 9.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
41

Multifamily – Various Various Various, Various	Collateral Asset Summary – Loan No. 5 Elder Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.3% 1.22x 9.6%

San Pablo Bay
San Francisco Bay
Pinole
Hercules
El Sobrante
San Pablo
North Richmond
Richmond
CONTRA COSTA COUNTY
El Cerrito
ALAMEDA COUNTY
Berkeley
Wildcat Canyon Reg. Park
San Pablo Reservoir
1

Deer Valley
Desert Ridge
MC DOWELL MTS.
Sun City
Peoria
Glendale
El Mirage
Scottsdale
Paradise Valley
SALT RIVER-PIMA MARICOPA INDIAN COMMUNITY
Avondale
PHOENIX
Tolleson
Laveen
Mesa
South Mountain
MARICOPA COUNTY
Tempe
Gilbert
SOUTH MTS.
Ahwatukee Foothills
Chandler
Komatke
GILA RIVER INDIAN RESERVATION
PINAL COUNTY
Sun Lakes
1
2
3
4

San Francisco Bay
Marina
North Beach
Russian Hill
Pacific Heights
Chinatown
PRESIDIO OF SAN FRANCISCO
Sea Cliff
Nob Hill
Laurel Heights
Civic Center
SoMa
SAN FRANCISCO
Inner Richmond
Hayes Valley
South Beach
Golden Gate Park
Haight Ashbury
Castro
Mission Bay
MUNI METRO
Mission District
Inner Sunset
Potrero Hill
Noe Valley
Forest Hill
Twin Peaks
SAN FRANCISCO COUNTY
Excelsior
Ocean View
Bayview
Hunters Point
6
5

Elder Portfolio

#	Property	Location
1	Appian Way	El Sobrante, CA
2	The View	Phoenix, AZ
3	North Haven	Phoenix, AZ
4	Glen Court	Glendale, AZ
5	237 Leavenworth	San Francisco, CA
6	620 Eddy Street	San Francisco, CA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
42

Multifamily – Various Various Various, Various	Collateral Asset Summary – Loan No. 5 Elder Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.3% 1.22x 9.6%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(3):	Multifamily - Various
Borrower Sponsor(s):	Elder Real Estate Fund, LLC	Collateral:	Fee
Borrower(s):	Sejas LLC, Meabd LLC, Dorem North Haven, LLC and 6002 W Glendale LLC	Location(3):	Various, Various
Original Balance:	$30,000,000	Year Built / Renovated(3):	Various / Various
Cut-off Date Balance:	$30,000,000	Property Management(4):	Various
% by Initial UPB:	4.4%	Size:	206 Units
Interest Rate:	7.54000%	Appraised Value / Per Unit:	$45,230,000 / $219,563
Note Date:	September 30, 2026	Appraisal Date(5):	Various
Original Term:	60 months	Occupancy:	100.0% (as of June 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$2,877,049
Interest Only Period:	60 months	Underwritten NCF:	$2,795,648
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,081,892 (TTM May 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$3,125,415
Call Protection:	L(25),D(28),O(7)	2024 NOI:	$2,990,198
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$2,912,633
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$145,631
Taxes:	$103,259	$34,420	NAP	Maturity Date Loan / Unit:	$145,631
Insurance:	$21,607	$21,607	NAP	Cut-off Date LTV:	66.3%
Replacement Reserves:	$0	$6,783	NAP	Maturity Date LTV:	66.3%
Deferred Maintenance:	$200,450	$0	NAP	UW NOI DY:	9.6%
Other Reserves(2):	$23,158	$0	NAP	UW NCF DSCR:	1.22x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$30,000,000	100.0%	Loan Payoff:(6)	$26,596,551	88.7%
			Closing Costs:	2,843,512	9.5
			Upfront Reserves:	348,474	1.2
			Sponsor Equity:	211,462	0.7
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Initial Other Reserves are comprised of a $23,158 insurance premium installment reserve.
(3)	See the chart titled “Portfolio Summary” under “The Properties” below.
(4)	The Elder Portfolio Properties (as defined below) are managed by Bella Vista Property Solutions LP, with respect to the properties located in California, and Sayyed Waleed Khalid, with respect to the properties located in Arizona.
(5)	Appraisal dates are between June 12, 2026, and June 17, 2026.
(6)	The North Haven property secured a prior loan that matured in November 2025 and was in maturity default prior to origination. At origination, such prior loan, along with default interest was repaid in full.

The Loan. The fifth largest mortgage loan (the “Elder Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in a 206-unit, six property multifamily portfolio located across El Sobrante and San Francisco, California, as well as Phoenix and Glendale, Arizona (the “Elder Portfolio Properties”). The Elder Portfolio Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $30,000,000. The Elder Portfolio Mortgage Loan was originated on September 30, 2026 by CREFI and accrues interest at a fixed rate of 7.54000% per annum. The Elder Portfolio Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Elder Portfolio Mortgage Loan is October 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
43

Multifamily – Various Various Various, Various	Collateral Asset Summary – Loan No. 5 Elder Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.3% 1.22x 9.6%

The Properties. The Elder Portfolio Properties are comprised of six multifamily properties totaling 206 units, located in Phoenix and Glendale, Arizona, and San Francisco and El Sobrante, California. The Elder Portfolio Properties were originally constructed between 1910 and 1981 and range in size from 23 units to 50 units.

The unit mix at the Elder Portfolio Properties consists of four efficiency units, 80 studio units, 59 one-bedroom units, and 63 two-bedroom units. As of June 1, 2026, the portfolio was 100.0% leased. Of the 206 units at the Elder Portfolio Properties, 164 units accounting for 78.4% of underwritten base rent are operating on month-to-month leases, of which 162 have had the same tenants since June 2025 or earlier. The Elder Portfolio Properties located in California are subject to rent control ordinances. See “Description of the Mortgage Pool—Property Types—Multifamily Properties” in the Preliminary Prospectus.

The following table presents certain information relating to the Elder Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Subtype(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
Appian Way	El Sobrante, CA	Garden	1965 / NAP	42	100.0%	$10,850,000	36.2%	$1,008,511	35.1%	$15,660,000
The View	Phoenix, AZ	Garden	1967 / 2025	50	100.0%	$6,050,000	20.2%	$588,309	20.4%	$9,100,000
North Haven	Phoenix, AZ	Garden	1981 / 2025	33	100.0%	$4,050,000	13.5%	$371,846	12.9%	$6,100,000
Glen Court	Glendale, AZ	Garden	1981 / 2025	23	100.0%	$3,500,000	11.7%	$319,055	11.1%	$5,500,000
237 Leavenworth	San Francisco, CA	Mid Rise	1922 / 2022	23	100.0%	$3,100,000	10.3%	$251,354	8.7%	$3,540,000
620 Eddy Street	San Francisco, CA	Mid Rise	1910 / 2025	35	100.0%	$2,450,000	8.2%	$337,973	11.7%	$5,330,000
Total/ Wtd. Avg				206	100.0%	$30,000,000	100.0%	$2,877,049	100.0%	$45,230,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated June 1, 2026.

The following table presents certain information relating to the unit mix at the Elder Portfolio Properties:

Elder Portfolio Properties Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit
Appian Way
2 BR / 1 BA	42	100.0%	42	100.0%	758	$2,912	$2,995
Property Total / Wtd Avg.	42	20.4%	42	100.0%	758	$2,912	$2,995
The View
Studio	29	58.0%	29	100.0%	398	$1,217	$1,138
1 BR / 1 BA	21	42.0%	21	100.0%	493	$1,375	$1,300
Property Total / Wtd Avg.	50	24.3%	50	100.0%	438	$1,283	$1,206
North Haven
Studio	1	3.0%	1	100.0%	350	$1,050	$1,000
1 BR / 1 BA	18	54.5%	18	100.0%	600	$1,108	$1,200
2 BR / 1 BA	14	42.4%	14	100.0%	700	$1,346	$1,250
Property Total / Wtd Avg.	33	16.0%	33	100.0%	635	$1,207	$1,215
Glen Court
Studio	1	4.3%	1	100.0%	312	$1,400	$1,000
1 BR / 1 BA	15	65.2%	15	100.0%	548	$1,363	$1,360
2 BR / 1 BA	7	30.4%	7	100.0%	840	$1,617	$1,700
Property Total / Wtd Avg.	23	11.2%	23	100.0%	627	$1,442	$1,448
237 Leavenworth
Studio	23	100.0%	23	100.00%	350	$1,555	$1,700
Property Total / Wtd Avg.	23	11.2%	23	100.0%	350	$1,555	$1,700
620 Eddy Street
Efficiency(3)	4	11.4%	4	100.0%	250	$1,278	$1,400
Studio	26	74.3%	26	100.0%	400	$1,482	$1,700
1 BR / 1 BA	5	14.3%	5	100.0%	600	$1,936	$2,100
Property Total / Wtd Avg.	35	17.0%	35	100.0%	411	$1,524	$1,723
Portfolio Total / Wtd Avg.	206	100.0%	206	100.0%	542	$1,692	$1,742
(1)	Based on the underwritten rent rolls dated June 1, 2026.
(2)	164 units accounting for 79.6% of total units and 78.4% of total underwritten base rent across the portfolio are operating on month-to-month leases.
(3)	The 620 Eddy Street property has four efficiency units which are compact apartment units that generally consist of a combined living/sleeping area with limited kitchen facilities and a separate bathroom. These units are smaller than traditional studio apartments.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
44

Multifamily – Various Various Various, Various	Collateral Asset Summary – Loan No. 5 Elder Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.3% 1.22x 9.6%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Elder Portfolio Properties:

Cash Flow Analysis(1)
	2023	2024	2025	TTM 5/2026	U/W	U/W Per Unit
Base Rent	$3,794,007	$3,962,112	$4,008,549	$4,068,401	$4,182,888	$20,305
Potential Income from Vacant Units	0	0	0	0	0	$0
Gross Potential Rent	$3,794,007	$3,962,112	$4,008,549	$4,068,401	$4,182,888	$20,305
Other Income(2)	90,200	61,880	156,509	86,611	86,611	$420
Net Rental Income	$3,884,207	$4,023,992	$4,165,059	$4,155,012	$4,269,499	$20,726
(Vacancy / Credit Loss)	0	0	0	0	(209,144)	($1,015)
Effective Gross Income	$3,884,207	$4,023,992	$4,165,059	$4,155,012	$4,060,354	$19,710

Real Estate Taxes	$362,615	$369,386	$396,862	$381,025	$383,535	$1,862
Insurance	124,123	186,296	178,786	219,239	246,942	$1,199
Management Fee	116,526	120,720	124,952	124,650	121,811	$591
Other Expenses(3)	368,310	357,393	339,044	348,205	431,017	$2,092
Total Expenses	$971,574	$1,033,795	$1,039,644	$1,073,120	$1,183,306	$5,744

Net Operating Income	$2,912,633	$2,990,198	$3,125,415	$3,081,892	$2,877,049	$13,966
Replacement Reserves	0	0	0	0	81,401	$395
Net Cash Flow	$2,912,633	$2,990,198	$3,125,415	$3,081,892	$2,795,648	$13,571

Occupancy	97.1%	96.6%	95.5%	97.0%	95.0%(4)
NCF DSCR	1.27x	1.30x	1.36x	1.34x	1.22x
NOI Debt Yield	9.7%	10.0%	10.4%	10.3%	9.6%
(1)	Based on the underwritten rent rolls dated June 1, 2026.
(2)	Other Income includes violation charges, prepaid rent, late fees, parking income, laundry and vending income, NSF fees, internet reimbursement, and miscellaneous income.
(3)	Other Expenses include repairs and maintenance, general and administrative, payroll and benefits and utilities.
(4)	Represents economic occupancy.

Appraisals. The appraisals, dated between June 12, 2026 and June 17, 2026, concluded to an aggregate “As-Is” value of the Elder Portfolio Properties of $45,230,000.

Elder Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Appian Way	$15,660,000	5.75%
The View	$9,100,000	6.00%
North Haven	$6,100,000	6.00%
Glen Court	$5,500,000	6.00%
237 Leavenworth	$3,540,000	6.75%
620 Eddy Street	$5,330,000	6.50%
Total / Wtd. Avg.	$45,230,000	6.03%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports dated July 14, 2026, there was a recognized environmental condition at The View property related to its location within the plume of the East Central Phoenix-32nd Street and Indian School Water Quality Assurance Revolving Fund Site, and there were no recognized environmental conditions at the other Elder Portfolio Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
45

Multifamily – Various Various Various, Various	Collateral Asset Summary – Loan No. 5 Elder Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.3% 1.22x 9.6%

The Markets. The Elder Portfolio Properties are comprised of six multifamily properties totaling 206 units, located in the Richmond/Martinez submarket of El Sobrante, California (one property, 35.1% of underwritten NOI), the Civic Center / Tenderloin submarket of San Francisco, California (two properties, 20.5% of underwritten NOI), the Camelback submarket of Phoenix, Arizona (one property, 20.4% of underwritten NOI), the North Phoenix submarket of Phoenix, Arizona (one property, 12.9% of underwritten NOI), and the South West Valley of Glendale, Arizona (one property, 11.1% of underwritten NOI).

The following table presents certain information relating to the Elder Portfolio Properties’ submarkets:

Submarket Summary(1)
Property Name	City, State(2)	Submarket	Submarket Inventory (Units)	Submarket Vacancy	Submarket Rent per Unit	UW Rent Per Unit(3)
Appian Way	El Sobrante, CA	Richmond/Martinez	11,662	4.2%	$2,221	$2,912
The View	Phoenix, AZ	Camelback	11,057	8.1%	$1,510	$1,283
North Haven	Phoenix, AZ	North Phoenix	46,996	8.8%	$1,402	$1,207
Glen Court	Glendale, AZ	South West Valley	57,287	12.9%	$1,397	$1,442
237 Leavenworth	San Francisco, CA	Civic Center / Tenderloin	11,393	4.9%	$2,803	$1,555
620 Eddy Street	San Francisco, CA	Civic Center / Tenderloin	11,393	4.9%	$2,803	$1,524
Total/ Wtd. Avg(4)			149,788	7.1%	$1,989	$1,692
(1)	Source: Third-party provided market research reports unless otherwise indicated.
(2)	Source: Appraisals.
(3)	Based on the underwritten rent rolls dated June 1, 2026.
(4)	Total/Wtd. Avg. is based on the number of units for each property.

The following table includes certain information regarding the demographics of each immediate trade area for the individual Elder Portfolio Properties:

Demographic Summary(1)
		Population(2)			Average Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Appian Way	El Sobrante, CA	15,586	135,948	263,905	$146,986	$142,223	$144,189
The View	Phoenix, AZ	20,093	174,067	327,383	$113,084	$127,761	$130,696
North Haven	Phoenix, AZ	19,087	157,079	429,999	$76,494	$93,118	$102,960
Glen Court	Glendale, AZ	20,793	187,961	526,970	$61,036	$80,722	$87,223
237 Leavenworth	San Francisco, CA	149,508	488,304	772,041	$144,100	$212,000	$207,986
620 Eddy Street	San Francisco, CA	157,470	497,323	784,347	$149,322	$212,185	$207,856
Wtd. Avg. (based on UW NOI)		45,905	225,477	433,056	$121,434	$140,414	$142,837
(1)	Source: Appraisals.
(2)	Population and Average Household Income are 2025 estimates for the Elder Portfolio Properties except for the 237 Leavenworth property which is based on 2024 estimates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
46

Multifamily – Various Various Various, Various	Collateral Asset Summary – Loan No. 5 Elder Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.3% 1.22x 9.6%

The following table presents certain information relating to comparable multifamily properties to the Elder Portfolio Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit

Appian Way(2)	-	1965 / NAP	42(2)	100.0%(2)	2 BR / 1 BA	758 SF(2)	$2,912(2)

Appian Terrace Apartments	0.2 mi	1977 / NAP	41	93.0%	2 BR / 1 BA	750 SF	$2,700
El Sobrante, CA					2 BR / 1.5 BA	900 SF	$2,895
					2 BR / 2 BA	800 SF	$2,895
The Terraces Apartments	0.4 mi	1990 / 2003	72	97.0%	2 BR / 1 BA	999 SF	$2,945
El Sobrante, CA					2 BA / 2 BA	1,000 SF	$3,063
The View(2)	-	1967 / 2025	50(2)	100.0%(2)	Studio	398 SF(2)	$1,217(2)
					1 BR / 1 BA	493 SF(2)	$1,375(2)
Summit on Thomas	0.5 mi	1969 / 2014	100	96.0%	Studio	475 SF	$750-$950
Phoenix, AZ					1 BR / 1 BA	675 SF	$900-$1,100
The Retro on 32nd	1.1 mi	1968 / 2022	61	97.0%	Studio	300 SF	$699
Phoenix, AZ					1 BR / 1 BA	450 SF	$999
North Haven(2)	-	1981 / 2025	33(2)	100.0%(2)	Studio	350 SF(2)	$1,050(2)
					1 BR / 1 BA	600 SF(2)	$1,108(2)
					2 BR / 1 BA	700 SF(2)	$1,346(2)
Cimarron Springs	2.9 mi	1974 / 2019	66	97.0%	Studio	375 SF	$900
Phoenix, AZ					1 BR / 1 BA	400-440 SF	$1,000-$1,100
					2 BR / 1 BA	720 SF	$1,250
Laurel Lane	3.1 mi	1984 / NAP	74	96.0%	Studio	436 SF	$799
Phoenix, AZ					1 BR / 1 BA	552-568 SF	$1,000-$1,095
					2 BR / 1.5 BA	901 SF	$1,340
Glen Court(2)	-	1981 / 2025	23(2)	100.0%(2)	Studio	312 SF(2)	$1,400(2)
					1 BR / 1 BA	548 SF(2)	$1,363(2)
					2 BR / 1 BA	840 SF(2)	$1,617(2)
Stone View	1.2 mi	1974 / 2007	122	96.00%	1 BR / 1 BA	625-675 SF	$1,575
Glendale, AZ					2 BR / 1 BA	784 SF	$1,675
The Beverly IV	2.0 mi	1974 / 2020	24	100.0%	2 BR / 1 BA	644 SF	$2,185
Glendale, AZ
237 Leavenworth(2)	-	1922 / 2022	23(2)	100.0%(2)	Studio	350 SF(2)	$1,555(2)
765 Geary Street	0.1 mi	1911 / NAP	48	NAV	Studio	239 SF	$1,495
San Francisco, CA
581 O'Farrell Street	0.2 mi	1911 / NAP	70	NAV	Studio	170 SF	$1,200
San Francisco, CA
620 Eddy Street(2)	-	1910 / 2025	35(2)	100.0%(2)	Efficiency	250 SF(2)	$1,278(2)
					Studio	400 SF(2)	$1,482(2)
					1 BR / 1 BA	600 SF(2)	$1,936(2)
765 Geary Street	0.3 mi	1911 / NAP	48	NAV	Studio	239 SF	$1,495
San Francisco, CA
935 Sutter Street	0.5 mi	1923 / NAP	30	NAV	1 BR	450 SF	$2,495
San Francisco, CA
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated June 1, 2026.

The Borrowers and the Borrower Sponsor. The borrowers are Sejas LLC (The View property), Meabd LLC (all California properties), Dorem North Haven, LLC (the North Haven property) and 6002 W Glendale LLC (the Glen Court property), each a California limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Elder Portfolio Mortgage Loan.

The borrower sponsor is Elder Real Estate Fund, LLC and the non-recourse carveout guarantors are Mahr Elder and Fairuke Elder. Mahr Elder and Fairuke Elder are multifamily owners and operators with a focus on the acquisition and management of small- to mid-sized apartment properties. Their portfolio includes 17 multifamily properties totaling 467 units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
47

Multifamily – Various Various Various, Various	Collateral Asset Summary – Loan No. 5 Elder Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.3% 1.22x 9.6%

Property Management. The Elder Portfolio Properties are managed with respect to the California properties by Bella Vista Property Solutions LP, a borrower affiliated management company, and with respect to the Arizona properties by Sayyed Waleed Khalid, a borrower affiliated manager.

Initial and Ongoing Reserves. At origination of the Elder Portfolio Mortgage Loan, the borrowers deposited (i) approximately $103,259 into a reserve account for real estate taxes, (ii) approximately $21,607 into a reserve account for insurance premiums, (iii) $200,450 into a reserve account for immediate repairs and (iv) approximately $23,158 into a reserve account for the North Haven and The View properties representing three months of insurance premium installments.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $34,420).

Insurance Reserve –The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies at least thirty days prior to the due date thereof (initially estimated to be approximately $21,607).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, $6,783.

Lockbox / Cash Management. The Elder Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause to be deposited, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to the borrowers, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case such funds are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Elder Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Elder Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Elder Portfolio Mortgage Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Elder Portfolio Mortgage Loan documents, the lender may apply funds to the Elder Portfolio Mortgage Loan in such priority as it may determine.

A “Trigger Period” commences upon the earlier of (i) the occurrence and continuance of an event of default under the Elder Portfolio Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x and expires upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Elder Portfolio Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
48

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
49

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%

INTERNATIONAL DRIVE SOUTH
Wendy's
Applebees
LONGHORN STEAKHOUSE
VACANT
PETSMART
HomeGoods
SKECHERS
VACANT
SportClips
MATTRESS FIRM
VACANT
Anchor
Junior Anchor
Non Anchor / Inline
Vacant
Shadow Anchor
Not Part of Collateral
N
T-Mobile
five BEL'W
TJ maxx
BOOT BARN
INTERNATIONAL DR.
Walmart
SALLY BEAUTY
PIZZERIA
GARDEN GIFT
Rita's
Hand&Stone
Entourage SALON
ROSS DRESS FOR LESS
Michaels
LOWE'S
GOLD MINE ROAD
LINK ROAD

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
50

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
51

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Barry Rudofsky	Collateral:	Fee
Borrower(s):	Grand Gardens Realty LLC	Location:	Flanders, NJ
Original Balance:	$29,500,000	Year Built / Renovated:	2000, 2002, 2006 / 2023
Cut-off Date Balance:	$29,500,000	Property Management:	Cushman & Wakefield U.S., Inc.
% by Initial UPB:	4.3%	Size:	210,853 SF
Interest Rate:	7.33000%	Appraised Value / Per SF:	$48,700,000 / $231
Note Date:	October 29, 2026	Appraisal Date:	July 10, 2026
Original Term:	60 months	Occupancy:	93.7% (as of June 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	92.5%
Original Amortization:	NAP	Underwritten NOI(3):	$3,366,663
Interest Only Period:	60 months	Underwritten NCF:	$3,104,730
First Payment Date:	December 6, 2026
Maturity Date:	November 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$3,124,030 (T9 Ann. August 31, 2026)
Additional Debt Balance:	NAP	2025 NOI(3):	$4,729,436
Call Protection:	L(24),D(29),O(7)	2024 NOI(3):	$4,119,282
Lockbox / Cash Management:	Soft / Springing	2023 NOI(3):	$2,855,217
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$140
Taxes:	$161,395	$80,697	NAP	Maturity Date Loan / SF:	$140
Insurance:	$8,847	$8,847	NAP	Cut-off Date LTV:	60.6%
Replacement Reserves:	$0	$3,583	NAP	Maturity Date LTV:	60.6%
TI / LC:	$0	$8,333	$300,000	UW NOI DY:	11.4%
Deferred Maintenance:	$310,750	$0	NAP	UW NCF DSCR:	1.42x
Other(2):	$48,897	$0	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$29,500,000	68.5%	Purchase Price:	$41,000,000	95.2%
Borrower Sponsor Equity:	13,070,598	30.3	Closing Costs:	1,546,023	3.6
Other Sources(4):	505,314	1.2	Upfront Reserves:	529,889	1.2
Total Sources	$43,075,912	100.0%	Total Uses	$43,075,912	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Initial Other Reserves are comprised of a $48,897 document assessment reserve equal to one months’ worth of assessments for common area maintenance under the reciprocal easement agreement.
(3)	In November 2025, the Gardens Shopping Center, of which The Gardens Property (as defined below) is a part, was subdivided, and the seller sold the Lowe’s anchor parcel and seven outparcel pad sites, while retaining The Gardens Property (the 210,853 square-foot in-line retail component comprising Parcels B and C). Historical financial information through the date of sale includes income and expenses attributable to the disposed parcels and is therefore inflated relative to the current collateral. The Most Recent NOI and Underwritten NOI reflect the post-sale operating performance of The Gardens Property, without the sold parcels.
(4)	Other Sources are comprised of credits for roof repair, security deposits, prepaid rents, and escalations as part of the acquisition of The Gardens Property (as defined below).

The Loan. The sixth largest mortgage loan (“The Gardens Mortgage Loan”) is secured by the borrower’s fee interest in a 210,853 square foot anchored retail shopping center located in Flanders, New Jersey (“The Gardens Property”). The Gardens Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $29,500,000. The Gardens Mortgage Loan was originated on October 29, 2026 by CREFI and accrues interest at a fixed rate of 7.33000% per annum on an Actual/360 basis. The Gardens Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of The Gardens Mortgage Loan is November 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
52

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%

The Property. The Gardens Property is a 210,853 square foot anchored retail power center located at 30 International Drive South in Flanders, New Jersey. The Gardens Property was constructed between 2000 and 2006 and most recently renovated in 2023. The Gardens Property consists of two single-story retail buildings situated on an approximately 18.2-acre site and contains approximately 900 surface parking spaces, resulting in a parking ratio of approximately 4.27 spaces per 1,000 square feet. The Gardens Property is part of the larger Gardens Shopping Center, which also includes a non-collateral Walmart and Lowe's which serve as shadow anchors for The Gardens Property as well as several non-collateral outparcel pads occupied by national retailers.

As of June 1, 2026, The Gardens Property was 93.7% leased by 18 tenants. Tenancy at The Gardens Property includes a mix of national and local retailers. The Gardens Property is anchored by TJ Maxx, HomeGoods, Michael’s, PetSmart, Ross Dress for Less, Fitness Factory, Boot Barn, and Skechers. No tenant represents more than 14.2% of net rentable area or 13.3% of underwritten rent at The Gardens Property. Investment-grade tenants account for approximately 36.0% of net rentable area and 32.9% of underwritten rent at The Gardens Property. As of June 1, 2026, tenants at The Gardens Property had a weighted average tenancy of approximately 11.6 years and a weighted average remaining lease term of approximately 7.6 years.

Major Tenants. The three largest tenants based on underwritten base rent are TJ Maxx, PetSmart and Michael’s.

TJ Maxx (30,000 square feet; 14.2% of net rentable area; 13.3% of underwritten base rent). Founded in 1976, TJ Maxx is a discount department store which, together with its affiliate Marshalls, is the largest off-price retailer of apparel and home fashions in the United States. TJ Maxx is a wholly owned subsidiary of TJX Companies (NYSE: TJX). TJ Maxx has been a tenant at The Gardens Property since March 2002 and has a current lease term through March 2037 with three, five-year renewal options and no unilateral termination options.

PetSmart (19,858 square feet; 9.4% of net rentable area; 13.0% of underwritten base rent). Founded in 1987, PetSmart is a specialty pet retailer offering pet food and supplies, grooming, training, boarding, daycare, and veterinary services. PetSmart operates more than 1,680 stores across the United States, Canada, and Puerto Rico. PetSmart has been a tenant at The Gardens Property since January 2006 and has a current lease term through January 2036 with three, five-year renewal options and no unilateral termination options remaining.

Michael’s (24,170 square feet; 11.5% of net rentable area; 12.2% of underwritten base rent). Founded in 1973, Michael’s is an arts and crafts retailer providing arts, crafts, floral and wall décor, framing and merchandise for makers and do-it-yourself home decorators. Michael’s operates over 1,300 stores in 49 states and Canada. Michael’s has been a tenant at The Gardens Property since August 2002 and has a current lease term through August 2032 with two, five-year renewal options and no unilateral termination options remaining.

The following table presents certain information relating to the largest tenants at The Gardens Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Sales PSF / Year(3)	U/W Occ. Costs	Lease Expiration	Term. Option (Y/N)(4)	Renewal Option
TJ Maxx(5)	NR/A2/A	30,000	14.2%	$456,750	$15.23	13.3%	$304.49	5.0%	3/31/2037	N	3 x 5 yrs
PetSmart	NR/B2/B+	19,858	9.4%	$446,805	$22.50	13.0	NAV	NAV	1/31/2036	N	3 x 5 yrs
Michael’s	NR/B2/B	24,170	11.5%	$418,141	$17.30	12.2	NAV	NAV	8/31/2032	N	2 x 5 yrs
HomeGoods(5)	NR/A2/A	25,912	12.3%	$380,906	$14.70	11.1	NAV	NAV	6/30/2033	N	4 x 5 yrs
Fitness Factory	NR/NR/NR	16,397	7.8%	$295,146	$18.00	8.6	NAV	NAV	4/30/2034	N	4 x 5 yrs
Ross Dress for Less	NR/A2/A-	20,086	9.5%	$291,667	$14.52	8.5	NAV	NAV	1/31/2034	N	4 x 5 yrs
Boot Barn	NR/NR/NR	13,804	6.5%	$189,805	$13.75	5.5	NAV	NAV	11/30/2033	N	2 x 5 yrs
Skechers	NR/NR/NR	11,745	5.6%	$164,430	$14.00	4.8	$124.60	11.2%	6/30/2034	N	2 x 5 yrs
Five Below, Inc	NR/NR/NR	10,500	5.0%	$152,250	$14.50	4.4	NAV	NAV	1/31/2032	N	3 x 5 yrs
Mattress Firm	NR/NR/NR	7,200	3.4%	$151,200	$21.00	4.4%	NAV	NAV	11/30/2029	N	1 x 5 yrs
Total Major Tenants		179,672	85.2%	$2,947,100	$16.40	85.9%
Other Tenants		17,973	8.5%	$482,168	$26.83	14.1
Total Occupied		197,645	93.7%	$3,429,268	$17.35	100.0%
Vacant		13,208	6.3%
Total		210,853	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2026 inclusive of $44,055 of straight line rent steps and $8,699 of contractual rent steps through September 1, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF / Year represent the most recent sales as provided by the borrower.
(4)	Term. Option (Y/N) denotes unilateral tenant termination rights. Other tenant termination or contraction rights may exist. See also “Description of the Mortgage Pool--Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.
(5)	TJ Maxx and HomeGoods are affiliated.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
53

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%

The following table presents certain information relating to the historical sales of the top tenants that report sales at The Gardens Property:

Tenant Sales History
Tenant	Net Rentable Area (SF)	2023 Sales PSF	2024 Sales PSF	2025 Sales PSF	TTM Sales PSF(1)	Occ Cost(2)
T-Mobile	1,800	$967.77	$1,231.49	$724.38	$606.54	7.3%
Entourage Salon LLC	5,000	NAV	NAV	$366.18	$347.26	5.5%
Skechers	11,745	NAV	NAV	$126.98	$124.60	11.2%
Hand & Stone	3,000	NAV	NAV	$484.40	NAV	5.0%
Sally Beauty Supply	1,200	$398.77	$423.24	$411.91	NAV	8.6%
Sports Clips	1,200	$266.24	$252.20	$263.14	NAV	11.5%
Rita's Ice, Custard, Happiness	1,973	NAV	NAV	$175.51	NAV	13.8%
TJ Maxx	30,000	$317.55	$304.49	NAV	NAV	5.0%
(1)	TTM Sales PSF represents the most recent TTM Sales PSF as provided by the borrower as of March 2026.
(2)	Occ Cost is based on the most recent historical Sales PSF as provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at The Gardens Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	2,400	1.1%	1.1%	$64,200	1.9%	$26.75	2
2029	12,000	5.7%	6.8%	$303,900	8.9%	$25.33	3
2030	2,600	1.2%	8.1%	$85,509	2.5%	$32.89	1
2031	1,200	0.6%	8.6%	$36,300	1.1%	$30.25	1
2032	41,643	19.7%	28.4%	$713,851	20.8%	$17.14	4
2033	39,716	18.8%	47.2%	$570,711	16.6%	$14.37	2
2034	48,228	22.9%	70.1%	$751,243	21.9%	$15.58	3
2035	0	0.0%	70.1%	$0	0.0%	$0.00	0
2036 & Thereafter	49,858	23.6%	93.7%	$903,555	26.3%	$18.12	2
Vacant	13,208	6.3%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	210,853	100.0%	100.0%	$3,429,268	100.0%	$17.35	18
(1)	Based on the underwritten rent roll dated June 1, 2026 inclusive of $44,055 of straight line rent steps and $8,699 of contractual rent steps through September 1, 2027. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
54

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Gardens Property:

Cash Flow Analysis
	2023(1)	2024(1)	2025(1)	T-9 Ann. 8/31/2026(1)	UW(1)	UW PSF
Base Rent(2)	$3,593,533	$4,594,752	$4,732,651	$3,468,382	$3,376,514	$16.01
Contractual Rent Steps(3)	0	0	0	0	52,754	$0.25
Potential Income from Vacant Space	0	0	0	0	419,423	$1.99
Reimbursements	1,751,974	2,132,126	2,602,117	1,405,803	1,707,119	$8.10
Gross Potential Income	$5,345,507	$6,726,878	$7,334,768	$4,874,186	$5,555,811	$26.35
Economic Vacancy & Credit Loss	0	0	0	0	(419,423)	($1.99)
Other Income(4)	1,000	0	60,673	0	0	$0.00
Effective Gross Income	$5,346,507	$6,726,878	$7,395,441	$4,874,186	$5,136,388	$24.36

Real Estate Taxes	$1,587,624	$1,631,570	$1,649,410	$749,091	$918,875	$4.36
Management Fee	160,395	201,806	221,863	146,226	154,092	$0.73
Insurance	72,452	118,871	211,226	258,627	101,109	$0.48
Other Expenses(5)	670,819	655,349	583,506	596,212	595,649	$2.82
Total Operating Expenses	$2,491,290	$2,607,596	$2,666,006	$1,750,155	$1,769,725	$8.39

Net Operating Income	$2,855,217	$4,119,282	$4,729,436	$3,124,030	$3,366,663	$15.97
Replacement Reserves	0	0	0	0	42,171	$0.20
TI/LC	0	0	0	0	219,762	$1.04
Net Cash Flow	$2,855,217	$4,119,282	$4,729,436	$3,124,030	$3,104,730	$14.72

Occupancy (%)	90.6%	97.4%	98.7%	93.7%(6)	92.5%(7)
NCF DSCR	1.30x	1.88x	2.16x	1.42x	1.42x
NOI Debt Yield	9.7%	14.0%	16.0%	10.6%	11.4%
(1)	In November 2025, The Gardens Shopping Center, of which The Gardens Property is a part, was subdivided, and the seller sold the Lowe’s anchor parcel and seven outparcel pad sites, while retaining The Gardens Property (the 210,853-square-foot in-line retail component comprising Parcels B and C). Historical financial information through the date of sale includes income and expenses attributable to the disposed parcels and are therefore inflated relative to the current collateral. The August 31, 2026 T-9 Ann and UW reflect the post-sale operating performance of The Garden Property, without the sold parcels.
(2)	Underwritten Base Rent is based on the underwritten rent roll dated June 1, 2026.
(3)	Contractual Rent Steps are inclusive of $44,055 of straight-line rent steps and $8,699 of contractual rent steps through September 1, 2027.
(4)	Other Income consists of miscellaneous non tenant income.
(5)	Other Expenses include repairs and maintenance, and utilities.
(6)	Represents occupancy as of the June 1, 2026 underwritten rent roll.
(7)	Represents economic occupancy.

Appraisal. According to the appraisal, The Gardens Property had an “as-is” appraised value of $48,700,000 as of July 10, 2026, as shown in the table below.

The Gardens Appraised Value(1)
Property	Value	Capitalization Rate
The Gardens	$48,700,000	7.00%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated July 13, 2026, there was a recognized environmental condition at The Gardens Property related to an adjacent municipal landfill site. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
55

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%

The Market. The Gardens Property is located at 30 International Drive South in the Flanders section of Mount Olive Township, Morris County, New Jersey, approximately 54 miles west of New York City. The Gardens Property is situated near the interchange of Interstate 80, U.S. Route 206, and U.S. Route 46, which provide access throughout Northern New Jersey. Morris County serves as a regional employment center within Northern New Jersey and is home to a diverse base of corporate, industrial, healthcare, and professional service employers. Major employers in the region include United Airlines, Rutgers Health, Prudential Financial, Horizon Blue Cross & Blue Shield, Panasonic, and Verizon amongst others.

According to a third-party market research report, The Gardens Property is located in the Western Morris retail submarket of Northern New Jersey. As of November 2, 2026, the Western Morris retail submarket had inventory of 13,980,366 square feet, an overall vacancy rate of 5.4% and an average asking rent of $28.28 per square foot. Furthermore, power centers in the submarket had an inventory of 2,019,666 square feet, an overall vacancy rate of 2.2% and an average asking rent of $28.69 per square foot.

According to the appraisal, the 2025 population within a 0.5-, one- and two-mile radius of The Gardens Property was 157, 1,998 and 17,886, respectively. The 2025 average household income within the same radii was $182,779, $142,598 and $145,394, respectively.

The following table presents certain information relating to comparable anchor store retail leases for The Gardens Property:

Comparable Anchor Retail Leases(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Base Rent (PSF)(2)
The Gardens(2)	-	Homegoods	25,912 SF	Jun-23	10.0	$14.00
30 International Drive South
Flanders, NJ
Plaza Square Shopping Center	33.0 mi	Retro Fitness	15,697 SF	Jul-24	10.0	$17.00
Wayne, NJ
Brunswick Square Power Center	41.5 mi	Picklr Pickleball	41,628 SF	Feb-27	10.0	$14.41
East Brunswick, NJ
Brunswick Square Power Center	41.5 mi	Fun City Adventure Park	50,360 SF	Jan-27	10.0	$17.50
East Brunswick, NJ
Brunswick Square Power Center	41.5 mi	Barnes & Noble	17,987 SF	Nov-26	10.0	$19.25
East Brunswick, NJ
The Shoppes at Old Bridge	48.2 mi	Ataia Spa	23,239 SF	Jul-25	10.0	$15.06
Old Bridge, NJ
Parkway Commons	48.7 mi	PC Richards & Sons	33,000 SF	Sep-26	10.0	$15.29
Woodbridge Township, NJ
Parkway Commons	48.7 mi	HomeSense	32,000 SF	Sep-26	10.0	$19.00
Woodbridge Township, NJ
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 1, 2026. Base Rent (PSF) is exclusive of rent steps.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
56

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%

The following table presents certain information relating to comparable in-line retail leases for The Gardens Property:

Comparable In-Line Retail Leases(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Base Rent (PSF)(2)
The Gardens(2)	-	Entourage Salon LLC	5,000 SF	Aug-21	10.8	$18.77
30 International Drive South
Flanders, NJ
Rockaway Town Plaza	9.0 mi	Carter's / Osh Kosh	4,501 SF	Jun-24	10.0	$34.75
Rockaway Township, NJ
Rockaway Town Plaza	9.0 mi	Primo Hoagies	2,422 SF	May-25	5.0	$28.38
Rockaway Township, NJ
Pine Brook Plaza	21.5 mi	Taqueria La Unica	900 SF	Jan-24	5.0	$33.00
Montville, NJ
Chadwell Plaza	24.4 mi	Tiger Schulman	4,800 SF	Sep-24	15.0	$29.13
East Hanover, NJ
Plaza Square Shopping Center	33.0 mi	Big Blue Swim School	6,807 SF	May-26	10.0	$31.00
Wayne, NJ
Plaza Square Shopping Center	33.0 mi	Skyline Dental	4,000 SF	Oct-25	15.0	$27.31
Wayne, NJ
Neptune Plaza	40.1 mi	Lutra	4,071 SF	Sep-24	5.0	$35.00
Paramus, NJ
Airmont Commons	46.0 mi	Chick'n Haus	2,724 SF	Aug-25	5.0	$27.00
Airmont, NY
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 1, 2026. Base Rent (PSF) is exclusive of rent steps.

The Borrower and the Borrower Sponsor. The borrower is Grand Gardens Realty LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Gardens Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Barry Rudofsky, president of Bronstein Properties, LLC (“Bronstein Properties”). Bronstein Properties is a third-generation, family-owned real estate company with over 60 years of experience acquiring, managing, and enhancing residential and commercial real estate throughout the New York metropolitan area. Bronstein Properties is headquartered in Forest Hills, Queens, and has a portfolio of more than 120 properties with approximately 6,500 apartments in Manhattan, Brooklyn, Queens, Westchester and Long Island.

Property Management. The Gardens Property is managed by Cushman & Wakefield U.S., Inc., a third party property management company.

Initial and Ongoing Reserves. At origination of The Gardens Mortgage Loan, the borrower deposited (i) $310,750 into an immediate repairs reserve, (ii) approximately $161,395 into a real estate tax reserve, (iii) approximately $8,847 into an insurance reserve and (iv) approximately $48,897 into a property document assessment reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially approximately $80,697 monthly).

Insurance Reserve – If the liability or casualty policy maintained by the borrower covering The Gardens Property does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially approximately $8,847 monthly).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $3,583.

Leasing Reserve – The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $8,333, provided that the borrower is not required to make any deposit that would cause the amount in such leasing reserve to exceed $300,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
57

Retail – Anchored 30 International Drive South Flanders, NJ 07836	Collateral Asset Summary – Loan No. 6 The Gardens	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 60.6% 1.42x 11.4%

Lockbox / Cash Management. The Gardens Mortgage Loan is structured with a soft lockbox (prior to a Trigger Period (as defined below), which thereafter is required to become a hard lockbox) and springing cash management. At origination of The Gardens Mortgage Loan, the borrower was required to establish a lender-controlled lockbox account and is thereafter required to, immediately deposit, or cause the property manager to deposit, all revenue received by the borrower or property manager, as applicable, from The Gardens Property into such lender-controlled lockbox account. Within the first five days after the first occurrence of a Trigger Period , the borrower will be required to send a notice to all tenants occupying space at The Gardens Property directing them to pay all rent and other sums due under the applicable lease into the lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender, to be applied and disbursed in accordance with The Gardens Mortgage Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Gardens Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Gardens Mortgage Loan. Upon the expiration of all Trigger Periods, the lender is required to promptly return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under The Gardens Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period: (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default and (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.20x for one calendar quarter.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
58

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
59

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
60

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - CBD
Borrower Sponsor(s):	Morris Matthew Jemal	Collateral:	Fee
Borrower(s):	GTW Granary Landowner LLC and Jemal’s 1530 Wilson Landowner LLC	Location:	Arlington, VA
Original Balance:	$28,000,000	Year Built / Renovated:	1990 / 2025
Cut-off Date Balance:	$28,000,000	Property Management:	Joyce Parking LLC and Lincoln Property Company Commercial LLC
% by Initial UPB:	4.1%	Size:	174,706 SF
Interest Rate:	7.74000%	Appraised Value / Per SF:	$44,700,000 / $256
Note Date:	October 5, 2026	Appraisal Date:	August 4, 2026
Original Term:	60 months	Occupancy:	85.4% (as of August 5, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	86.2%
Original Amortization:	NAP	Underwritten NOI(3):	$4,882,091
Interest Only Period:	60 months	Underwritten NCF:	$4,584,588
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$4,377,994 (TTM June 30, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$4,605,983
Call Protection:	L(25),D(29),O(6)	2024 NOI:	$4,838,481
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$4,233,888
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$160
Taxes:	$38,124	$38,124	NAP	Maturity Date Loan / SF:	$160
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$2,989	NAP	Maturity Date LTV:	62.6%
TI / LC:	$500,000	$21,838	NAP	UW NOI DY:	17.4%
Other Reserves(2):	$3,463,598	$0	NAP	UW NCF DSCR:	2.09x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$28,000,000	100.0%	Loan Payoff:	$17,712,773	63.3%
			Sponsor Equity:	5,832,345	20.8
			Upfront Reserves:	4,001,722	14.3
			Closing Costs:	453,160	1.6
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other Reserves are comprised of an initial unfunded obligations reserve of $2,562,191 and a free and gap rent reserve of $901,407.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to lease up following the renovation of the 1530 Wilson Boulevard Property (as defined below) in 2025.

The Loan. The seventh largest mortgage loan (the “1530 Wilson Boulevard Mortgage Loan”) is secured by the borrowers’ fee interest in a 174,706 square foot office property located in Arlington, Virginia (the “1530 Wilson Boulevard Property”). The 1530 Wilson Boulevard Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $28,000,000. The 1530 Wilson Boulevard Mortgage Loan was originated on October 5, 2026 by CREFI and accrues interest at a fixed rate of 7.74000% per annum on an Actual/360 basis. The 1530 Wilson Boulevard Mortgage Loan has an initial term of five years, and is interest-only for the full term. The scheduled maturity date of the 1530 Wilson Boulevard Mortgage Loan is October 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
61

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%

The Property. The 1530 Wilson Boulevard Property is a 10-story, 174,706 square foot, Class A office property located on Wilson Boulevard in the Rosslyn neighborhood of Arlington, Virginia, approximately three blocks from the Rosslyn Metro Station. The 1530 Wilson Boulevard Property was originally constructed in 1990 and underwent renovations between 2022 and 2025. The 1530 Wilson Boulevard Property is LEED Gold and Energy Star certified and features a recently renovated lobby and building entrance, tenant lounge, conference center, fitness center, outdoor terrace, and a 350-space below-grade parking garage, resulting in a parking ratio of 2.0 spaces per 1,000 square feet. Recent capital improvements totaling approximately $4.8 million included new chillers, a cooling tower and pumps, upgraded elevator cabs and control systems, and a renovation of the lobby/building entrance.

The 1530 Wilson Boulevard Property is located within walking distance of the Rosslyn Metro Station, which serves the Blue, Silver, and Orange Metrorail lines. The 1530 Wilson Boulevard Property also benefits from proximity to several major transportation corridors, including Interstate 66, Route 50, the George Washington Memorial Parkway, and the Francis Scott Key Bridge, providing access throughout Northern Virginia and Washington, D.C. Ronald Reagan Washington National Airport is located approximately five Metro stops from the 1530 Wilson Boulevard Property.

As of August 5, 2026, the 1530 Wilson Boulevard Property was 85.4% leased to 36 tenants. No individual tenant accounts for more than 14.5% of net rentable area or 20.1% of underwritten base rent. As of the Cut-off Date, tenants at the 1530 Wilson Boulevard Property had been in occupancy for a weighted average of approximately 8.9 years and had a weighted average lease term remaining of approximately 4.8 years.

Major Tenants. The three largest tenants based on underwritten base rent are SAS Institute Inc. ("SAS"), LPC Commercial Services, Inc. ("Lincoln Property Company"), and the Mark Wilson Blvd ("The Mark").

SAS (25,335 square feet; 14.5% of net rentable area; 20.1% of underwritten rent). SAS is a global software company that provides advanced analytics, AI and data management solutions to organizations across industries. SAS has customers in over 150 countries with over 1,400 partners. SAS has been a tenant at the 1530 Wilson Boulevard Property since July 2004 and has a current lease term through February 29, 2028 as to Suite 900 (13,425 square feet) and February 28, 2030 as to Suite 800 (11,910 square feet) with one five-year renewal option and no termination options. SAS has subleased Suite 900 to Crown Innovations since December 2022, for a term through January 31, 2028, at a sublease rent of $29.81 per square foot (compared to an underwritten rent of $52.48 per square foot). The 1530 Wilson Boulevard Mortgage Loan was underwritten based on the prime lease rent.

Lincoln Property Company (17,374 square feet; 9.9% of net rentable area; 9.7% of underwritten rent). Lincoln Property Company is a privately held commercial real estate services and investment firm that provides leasing, property management, development, and investment services across office, industrial, life science, retail, and mixed-use properties. Lincoln Property Company has been a tenant at the 1530 Wilson Boulevard Property since November 1996 and has a current lease term through December 31, 2033 with one, five-year renewal option and no termination options remaining. An affiliate of Lincoln Property Company is one of the property managers of the 1530 Wilson Boulevard Property.

The Mark (13,639 square feet; 7.8% of net rentable area; 7.6% of underwritten rent). The Mark is a flexible workspace and coworking provider with a focus on design-focused, service-oriented office space for entrepreneurs, startups, and small businesses. The Mark is an affiliate of the borrower sponsor and operates two locations in the Washington D.C. metropolitan area. The Mark has been a tenant at the 1530 Wilson Boulevard Property since December 2025 and has a current lease term through November 30, 2035 with no renewal options or termination options remaining.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
62

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%

The following table presents certain information relating to the major tenants at the 1530 Wilson Boulevard Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Term. Option (Y/N)(3)	Renewal Option
SAS	NR/NR/NR	25,335	14.5%	$1,329,581(5)	$52.48	20.1%	Various(4)(5)	N	1 x 5yr
Lincoln Property Company	NR/NR/NR	17,374	9.9%	$641,101	$36.90	9.7	12/31/2033	N	1 x 5yr
The Mark	NR/NR/NR	13,639	7.8%	$502,052(6)	$36.81	7.6	11/30/2035	N	N
Changeis, Inc	NR/NR/NR	7,720	4.4%	$343,986	$44.56	5.2	5/31/2028	N	N
Artis Senior Living	NR/NR/NR	6,702	3.8%	$253,764(7)	$37.86	3.8	2/28/2039	Y(8)	N
LMH Holdings	NR/NR/NR	4,979	2.8%	$230,826	$46.36	3.5	1/31/2034	Y(9)	1 x 5yr
Blue Origin, LLC	NR/NR/NR	4,254	2.4%	$210,488	$49.48	3.2	5/31/2028	N	1 x 5yr
Sanametrix, Inc.	NR/NR/NR	4,236	2.4%	$201,411	$47.55	3.0	5/31/2027	N	1 x 3yr or 1 x 5yr
Systecon North America	NR/NR/NR	4,578	2.6%	$183,452(10)	$40.07	2.8	2/28/2035	N	1 x 5yr
Potomac River Partners	NR/NR/NR	4,049	2.3%	$170,989	$42.23	2.6	8/31/2029	N	N
Largest Tenants		92,866	53.2%	$4,067,650	$43.80	61.4%
Remaining Occupied		56,334	32.2%	$2,553,444	$45.33	38.6
Total Occupied		149,200	85.4%	$6,621,093	$44.38	100.0%
Vacant		25,506	14.6%
Total		174,706	100.0%
(1)	Based on the underwritten rent roll dated August 5, 2026 and inclusive of $139,914 of underwritten rent steps through September 1, 2027.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Term. Option (Y/N) denotes unilateral tenant termination rights. Other tenant termination or contraction rights may exist. See also “Description of the Mortgage Pool--Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.
(4)	SAS has a lease for Suite 900 (13,425 SF) expiring February 29, 2028 and for Suite 800 (11,910 SF) expiring February 28, 2030.
(5)	SAS has subleased one of its two suites, Suite 900 to Crown Innovations since December 2022, for a term through January 31, 2028, at a sublease rent of $29.81 per square foot (compared to an underwritten rent of $52.48 per square foot). The 1530 Wilson Boulevard Mortgage Loan was underwritten based on the prime lease rent.
(6)	The Mark is an affiliate of the borrower sponsor and has a $24,684 rent abatement remaining in the year 2026.
(7)	Artis Senior Living executed a lease in August 2026. The tenant is currently building out its space and contractual rent payments are scheduled to commence on March 1, 2027, or the date of substantial completion if later. In addition, the lease provides for contractual rent abatements totaling $452,399.50 through February 2030, including 12 months of free base rent from March 2027 through February 2028 and additional partial rent abatements through February 2030. If the commencement date has not occurred, for reasons other than tenant delays or force majeure, by the date that is 30 days following February 12, 2027 (the “Estimated Completion Date”), the tenant will accrue additional abated base rent in the amount of one day for each day of delay following March 14, 2027 until the commencement date occurs.
(8)	The tenant has a right to terminate its lease if the commencement date has not occurred, for reasons other than tenant delays or force majeure, within 120 days following the Estimated Completion Date, subject to written notice and a 45-day cure period. We cannot assure you whether the tenant will open for business and begin paying rent as expected or at all.
(9)	LMH Holdings has a one-time right to terminate its lease effective December 31, 2029, upon not less than 12 months' prior written notice to the landlord and payment of a termination fee.
(10)	The Systecon North America lease includes contractual rent abatements totaling approximately $157,196 through October 2030, consisting of five separate two-month free rent periods occurring annually from September through October 2030.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
63

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%

The following table presents certain information relating to the lease rollover schedule at the 1530 Wilson Boulevard Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM(3)	1,555	0.9%	0.9%	$73,069	1.1%	$46.99	3
2027	14,365	8.2%	9.1%	$667,459	10.1%	$46.46	5
2028	37,320	21.4%	30.5%	$1,821,299	27.5%	$48.80	9
2029	10,790	6.2%	36.7%	$472,723	7.1%	$43.81	4
2030	16,921	9.7%	46.3%	$848,646	12.8%	$50.15	4
2031	4,610	2.6%	49.0%	$205,992	3.1%	$44.68	2
2032	0	0.0%	49.0%	$0	0.0%	$0.00	0
2033	22,781	13.0%	62.0%	$877,300	13.3%	$38.51	3
2034	10,917	6.2%	68.3%	$490,694	7.4%	$44.95	3
2035	20,809	11.9%	80.2%	$794,698	12.0%	$38.19	3
2036 & Thereafter	9,132	5.2%	85.4%	$369,213	5.6%	$40.43	2
Vacant	25,506	14.6%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	174,706	100.0%		$6,621,093	100.0%	$44.38	38
(1)	Based on the underwritten rent roll dated August 5, 2026 and inclusive of $139,914 of underwritten rent steps through September 1, 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2026 includes an antenna lease to Century Link Communications, LLC to which 0 SF of NRA and $0 of UW Base Rent are attributable.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
64

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1530 Wilson Boulevard Property:

Cash Flow Analysis(1)
	2023	2024	2025	TTM 6/30/2026(2)	U/W(2)	U/W Per SF
Base Rent	$6,096,467	$6,678,281	$6,345,991	$6,087,551	$6,481,179	$37.10
Contractual Rent Steps	0	0	0	0	139,914	$0.80
Potential Income from Vacant Space	0	0	0	0	1,071,252	$6.13
Gross Potential Rent	$6,096,467	$6,678,281	$6,345,991	$6,087,551	$7,692,345	$44.03
Reimbursements	211,545	315,299	340,528	262,338	72,085	$0.41
Total Gross Potential Income	$6,308,012	$6,993,579	$6,686,520	$6,349,890	$7,764,430	$44.44
Parking	330,237	440,411	463,148	472,758	577,842	$3.31
Other Income(3)	30,085	12,438	13,845	9,151	3,036	$0.02
(Vacancy / Credit Loss)	0	0	0	0	(1,071,252)	($6.13)
Effective Gross Income	$6,668,334	$7,446,428	$7,163,512	$6,831,799	$7,274,056	$41.64

Management Fee	$200,050	$223,393	$214,905	$204,954	$218,222	$1.25
Real Estate Taxes	636,265	615,420	447,702	435,240	435,707	$2.49
Insurance	64,399	74,953	142,862	107,102	31,528	$0.18
Repairs & Maintenance	681,725	773,206	831,883	834,753	834,753	$4.78
Utilities	241,819	268,757	284,831	300,693	300,693	$1.72
Other Expenses(4)	610,187	652,220	635,345	571,062	571,062	$3.27
Total Expenses	$2,434,446	$2,607,948	$2,557,529	$2,453,804	$2,391,966	$13.69

Net Operating Income	$4,233,888	$4,838,481	$4,605,983	$4,377,994	$4,882,091	$27.94
Replacement Reserves	0	0	0	0	$35,864	$0.21
Normalized TI/LC	0	0	0	0	261,639	$1.50
Net Cash Flow	$4,233,888	$4,838,481	$4,605,983	$4,377,994	$4,584,588	$26.24

Occupancy (%)(5)	NAV	NAV	NAV	NAV	86.2%(6)
NCF DSCR	1.93x	2.20x	2.10x	1.99x	2.09x
NOI Debt Yield	15.1%	17.3%	16.4%	15.6%	17.4%
(1)	Based on the underwritten rent roll dated August 5, 2026 and inclusive of $139,914 of underwritten rent steps through September 1, 2027.
(2)	The increase from TTM 6/30/2026 Net Operating Income to U/W Net Operating Income is primarily attributable to lease up following the renovation of the 1530 Wilson Boulevard Property in 2025.
(3)	Other Income is comprised of storage rent and antenna rents.
(4)	Other Expenses includes payroll and benefits, and general and administrative.
(5)	Historical Occupancy (%) is unavailable because the borrower sponsor acquired the 1530 Wilson Boulevard Property in 2025.
(6)	Represents Economic Occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
65

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%

Appraisal. According to the appraisal, the 1530 Wilson Boulevard Property had an “as-is” appraised value of $44,700,000 as of August 4, 2026.

1530 Wilson Boulevard Appraised Value(1)
Property	Value	Capitalization Rate
1530 Wilson Boulevard	$44,700,000	9.50%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated September 4, 2026, there was no evidence of any recognized environmental conditions at the 1530 Wilson Boulevard Property.

The Market. The 1530 Wilson Boulevard Property is located at 1530 Wilson Boulevard in the Rosslyn neighborhood of Arlington, Virigina and is part of the broader Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area ("Washington-DC MSA"). The 1530 Wilson Boulevard Property is located in proximity to several major demand generators, including Georgetown University (1.2 miles north), the Rosslyn Metro Station, and numerous federal agencies and government contractors located throughout Rosslyn and downtown Washington, D.C. The 1530 Wilson Boulevard Property benefits from direct access to the Rosslyn Metro Station, which serves the Blue, Orange, and Silver Metrorail lines, as well as nearby access to Interstate 66, U.S. Route 50, the George Washington Memorial Parkway, and the Francis Scott Key Bridge.

According to a third-party market research report, the 1530 Wilson Boulevard Property is located in the Rosslyn office submarket of the Washington-DC MSA. As of September 14, 2026, the Rosslyn office submarket had a total inventory of 9,853,568 square feet, an overall vacancy rate of 18.0%, and market asking rent of $47.28 per square foot.

According to the appraisal, the 2026 population within a one-, three- and five-mile radius of the 1530 Wilson Boulevard Property was 43,787, 313,074, and 823,259, respectively. The average household income within the same radii was $186,590, $202,997, and $197,627, respectively.

The following table presents information relating to comparable office leases for the 1530 Wilson Boulevard Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
1530 Wilson Boulevard	-	1990 / 2025	Changeis, Inc(2)	7,720(2)	Jun-24(2)	4.0(2)	$43.26(2)
Arlington, VA
1515 Wilson Boulevard	0.0 mi	1970 / 2011	The Wire Digital	2,484	Feb-26	1.9	$35.00
Arlington, VA
1525 Wilson Boulevard	0.1 mi	1987 / NAP	American Made Media Company	5,575	Apr-26	5.7	$45.19
Arlington, VA
1525 Wilson Boulevard	0.1 mi	1987 / NAP	WICT Network	5,489	Nov-25	5.5	$42.00
Arlington, VA
1000 Wilson Boulevard Arlington, VA	0.3 mi	1981 / NAP	Perpetual Capital Management	9,811	Feb-26	2.0	$45.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 5, 2026. Base Rent (PSF) is exclusive of rent steps.

The Borrowers and the Borrower Sponsor. The borrowers are GTW Granary Landowner LLC and Jemal’s 1530 Wilson Landowner LLC as tenants in common, each a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1530 Wilson Boulevard Mortgage Loan.

The non-recourse carveout guarantor and borrower sponsor is Morris Matthew Jemal (“Matthew Jemal”). Matthew Jemal is a managing principal of Douglas Development and supervises all aspects of the company’s real estate portfolio, with a focus on acquisitions, leasing, lease administration, construction management, and strategic dispositions. Douglas Development currently owns over 270 properties in 44 municipalities across seven states and the District of Columbia.

Property Management. The 1530 Wilson Boulevard Property is managed by Lincoln Property Company Commercial LLC, an independent third-party property management company, which is an affiliate of Lincoln Property Company, the second largest tenant at the 1530 Wilson Property. The parking component of the 1530 Wilson Boulevard Property is managed by Joyce Parking LLC, an affiliated parking operator.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
66

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%

Initial and Ongoing Reserves. At origination of the 1530 Wilson Boulevard Mortgage Loan, the borrowers deposited approximately: (i) $38,124 into a real estate tax reserve, (ii) $2,562,191 into an unfunded obligations reserve, (iii) $500,000 into a reserve for potential future tenant improvements and leasing commissions, and (iv) $901,407 into a reserve for free and gap rent obligations.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $38,124).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, an approved blanket policy was in effect.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $2,989 for replacements to the 1530 Wilson Boulevard Property.

TI/LC Reserve – On each monthly payment date, the borrowers are required to deposit approximately $21,838 into a leasing reserve for future tenant improvements and leasing commissions.

Lockbox / Cash Management. The 1530 Wilson Boulevard Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to establish a lender-controlled lockbox account, and to deliver direction letters to each tenant at the 1530 Wilson Boulevard Property directing them to pay rent and other sums due under their leases to the lockbox account. The borrowers are required to deposit (or cause the property manager to deposit) all revenue derived from the 1530 Wilson Boulevard Property and received by the borrowers or property manager into the lender-controlled lockbox account within two business days of receipt. All funds deposited into the lockbox account are required to be transferred to or at the direction of the borrowers unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1530 Wilson Boulevard Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1530 Wilson Boulevard Mortgage Loan documents are required, to the extent that a Trigger Period exists, to be held by the lender in an excess cash flow reserve account as additional collateral for the 1530 Wilson Boulevard Mortgage Loan; provided that if a Specified Tenant Trigger Period (as defined below) exists, then provided the debt service coverage ratio is at least 1.75x (excluding rent from the applicable Specified Tenant (as defined below)), there will be no obligation to deposit excess cash flow into the excess cash flow reserve account if the amount of funds on deposit in the excess cash flow reserve account as a result thereof would exceed $50.00 per square foot of the applicable Specified Tenant’s space. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below), if applicable, must be retained in the excess cash flow account. Provided no Trigger Period is then ongoing at such time as the Specified Tenant Stabilization Conditions (as defined below) are satisfied, any excess cash flow funds which have been retained to satisfy the Specified Tenant Excess Cash Flow Condition must be disbursed to the borrowers. Upon an event of default under the 1530 Wilson Boulevard Mortgage Loan documents, the lender may apply funds to the 1530 Wilson Boulevard Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.35x, and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) any tenant under any lease at the 1530 Wilson Boulevard Property taken in the aggregate with all other leases by the same tenant (or an affiliate thereof) at the 1530 Wilson Boulevard Property which either accounts for (A) 15% or more of the total rental income for the 1530 Wilson Boulevard Property or (B) 15% of the square footage of the 1530 Wilson Boulevard Property and/or (ii) any parent company or affiliate providing credit support for, or guarantor of, any such Specified Tenant lease(s). For the avoidance of doubt, Crown Innovations will not be considered a tenant to the extent Crown Innovations does not have a lease, sub-lease or other agreement to which the borrowers are a party.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of 30% or more of the applicable Specified Tenant space, a Specified Tenant failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof (a “Vacate Event”) (provided, however, that notwithstanding the foregoing, no Specified Tenant Trigger Period will be deemed to have occurred solely due to a Vacate Event so long as the senior unsecured credit rating (or the equivalent thereof) of Specified Tenant remains at least “Baa3” from Moody’s, “BBB-” from S&P or “BBB-” from Fitch), (iii) a Specified Tenant giving official notice that it is terminating its

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
67

Office – CBD 1530 Wilson Boulevard Arlington, VA 22209	Collateral Asset Summary – Loan No. 7 1530 Wilson Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 62.6% 2.09x 17.4%

lease with respect to 30% or more of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earlier of (x) the date 12 months prior to its expiration and (y) the date by which the applicable Specified Tenant must provide notice of renewal under the terms of its lease, in accordance with the applicable terms and conditions of such lease for a term of at least five years, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) (i) the date that the debt service coverage ratio is equal to or greater than 1.95x for two consecutive calendar quarters, and (ii) the borrowers leasing at least 45% of the Specified Tenant space to one or more leases, in accordance with the terms and conditions of the 1530 Wilson Boulevard Mortgage Loan documents, for a term of at least five years or (iii) the borrowers leasing an equivalent amount of the Specified Tenant space pursuant to one or more leases in accordance with the applicable terms and conditions of the 1530 Wilson Boulevard Mortgage Loan documents on market terms, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vi) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of such lease and the 1530 Wilson Boulevard Mortgage Loan documents for a term of at least five years and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) with respect to any bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or Specified Tenant lease, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Specified Tenant Stabilization Conditions” means with respect to curing any Specified Tenant Trigger Period by re-tenanting any Specified Tenant space or by renewal/extension of any Specified Tenant lease, the delivery by the borrowers to the lender of evidence reasonably satisfactory to the lender that all leasing commissions payable in connection with each such lease have been paid and all tenant improvement obligations or other similar landlord obligations have been completed and paid in full, each such tenant has actually commenced paying full contractual rent under the applicable lease and any free rent period or period of partial rent abatements has expired, and each such tenant is open for business in the entirety of its leased premises.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
68

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
69

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%

Compass Storage National Portfolio 2.0
1 New Iberia New Iberia, LA
2 Ponte Vedra Ponte Vedra, FL
3 Hastings-on-Hudson Hastings-on-Hudson, NY
4 Roseville Roseville, MI
5 Neptune Neptune, NJ
6 Spring Spring, TX
7 Gainesville Gainesville, FL
8 Hudson Oaks Hudson Oaks, TX
9 Marble Falls 2 Marble Falls, TX
10 Mulberry Mulberry, FL
11 Marble Falls 1 Marble Falls, TX
12 Sewickley Sewickley, PA
13 West Palm Beach 2 West Palm Beach, FL
14 Acworth Acworth, GA
15 Smyrna Smyrna, TN
16 Gonzales Gonzales, LA
Gulf of Mexico
Atlantic Ocean

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
70

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%
Mortgage Loan Information		Properties Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose(1):	Refinance / Acquisition	Properties Type – Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	Amsdell Group, LLC	Collateral:	Fee
Borrower(s)(2):	Various	Location(5):	Various, Various
Original Balance(3):	$24,400,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(3):	$24,400,000	Property Management(6):	Various
% by Initial UPB:	3.6%	Size:	1,069,965 SF
Interest Rate:	5.95000%	Appraised Value / Per SF:	$190,410,000 / $178
Note Date:	August 19, 2026	Appraisal Date(7):	Various
Original Term:	60 months	Occupancy(8):	88.1% (as of Various)
Amortization:	Interest Only	UW Economic Occupancy:	88.1%
Original Amortization:	NAP	Underwritten NOI:	$11,285,032
Interest Only Period:	60 months	Underwritten NCF:	$11,118,433
First Payment Date:	October 6, 2026
Maturity Date:	September 6, 2031	Historical NOI
Additional Debt Type(3):	Pari Passu	Most Recent NOI(9):	$10,463,564 (TTM Various)
Additional Debt Balance(3):	$95,000,000	2025 NOI(10):	$10,567,775
Call Protection:	L(26),D(27),O(7)	2024 NOI(10):	$9,412,933
Lockbox / Cash Management:	Springing / Springing	2023 NOI(10):	$9,017,796
Reserves(4)				Financial Information(3)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$112
Taxes:	$580,361	$116,072	NAP	Maturity Date Loan / SF:	$112
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	62.7%
Replacement Reserves:	$0	$13,883	$499,798	Maturity Date LTV:	62.7%
Deferred Maintenance:	$109,422	$0	NAP	UW NOI DY:	9.5%
				UW NCF DSCR:	1.54x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(3)	$119,400,000	90.0%	Purchase Price(1)	$96,556,900	72.7%
Borrower Sponsor Equity	13,334,303	10.0	Loan Payoff(1)	31,315,085	23.6
			Closing Costs	4,172,535	3.1
			Upfront Reserves	689,783	0.5
Total Sources	$132,734,303	100.0%	Total Uses	$132,734,303	100.0%
(1)	Loan proceeds were used to finance the acquisition of eight properties through fundings completed in May and July 2026 and to refinance eight properties in August 2026.
(2)	See “The Borrowers and the Borrower Sponsor” below.
(3)	The Compass Storage National Portfolio 2.0 Mortgage Loan (as defined below) is part of the Compass Storage National Portfolio 2.0 Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $119,400,000. Financial Information presented above is based on the Compass Storage National Portfolio 2.0 Whole Loan.
(4)	See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	See “Property Management” below.
(7)	Appraisals are as of various dates between March 25, 2026, and June 8, 2026.
(8)	Occupancy dates are as of the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(9)	Most Recent NOI represents the rolled-up NOI as of various trailing twelve-month periods ending between January 31, 2026 and June 30, 2026.
(10)	2023 NOI excludes NOI attributable to the New Iberia and Gonzales properties, as financial information was not available due to their recent acquisitions. 2024 NOI excludes NOI attributable to the New Iberia property as this information was not provided by the seller. The increase from 2023 NOI to 2024 NOI is primarily attributable to including financial information for the Gonzales property and the subsequent increase from 2024 NOI to 2025 NOI can be attributed to including financial information for the New Iberia property.

The Loan. The eighth largest mortgage loan (the “Compass Storage National Portfolio 2.0 Mortgage Loan”) is part of a whole loan (the “Compass Storage National Portfolio 2.0 Whole Loan”) evidenced by three pari passu promissory notes that are secured by the borrowers’ fee interests in 16 self-storage properties, totaling 8,682 units and 1,069,965 square feet, located across Florida, Texas, Louisiana, New York, Michigan, New Jersey, Pennsylvania, Georgia, and Tennessee (the “Compass Storage National Portfolio 2.0 Properties”). The Compass Storage National Portfolio 2.0 Whole Loan was originated on August 19, 2026 by Citi Real Estate Funding Inc. The Compass Storage National Portfolio 2.0 Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.95000% per annum on an Actual/360 basis. The scheduled maturity date of the Compass Storage National

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
71

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%

Portfolio 2.0 Whole Loan is September 6, 2031. The Compass Storage National Portfolio 2.0 Mortgage Loan is evidenced by the non-controlling Note A-3 with an outstanding principal balance as of the Cut-off Date of $24,400,000.

The table below identifies the promissory notes that comprise the Compass Storage National Portfolio 2.0 Whole Loan. The relationship between the holders of the Compass Storage National Portfolio 2.0 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Compass Storage National Portfolio 2.0 Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V24 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	Benchmark 2026-V24	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2026-5C43	No
A-3	$24,400,000	$24,400,000	Benchmark 2026-V25	No
Whole Loan	$119,400,000	$119,400,000

The Properties. The Compass Storage National Portfolio 2.0 Properties consist of 16 self-storage properties, totaling 8,682 units and 1,069,965 square feet, located across Florida, Texas, Louisiana, New York, Michigan, New Jersey, Pennsylvania, Georgia, and Tennessee. The Compass Storage National Portfolio 2.0 Properties were built between 1950 and 2019 and have an average facility size of approximately 66,873 square feet. As of the underwritten rent rolls dated between May 30, 2026 and July 27, 2026, the portfolio was 88.1% occupied based on net rentable square footage (86.7% occupied based on units) and generated a weighted average trailing twelve-month revenue per available square foot ("RevPAF") of $16.12. The Compass Storage National Portfolio 2.0 Properties’ unit mix includes 3,188 non-climate controlled storage units, 5,141 climate-controlled units, 6 commercial units, 346 parking units and one apartment unit, and no individual property accounts for more than 10.2% of UW NOI or 9.3% of total net rentable area.

The following table presents certain information relating to the Compass Storage National Portfolio 2.0 Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Allocated Whole Loan Amounts ($)	Total SF(2)	Total Occ. %(2)	As-is Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
New Iberia	New Iberia, LA	1984 / 2016	$12,400,000	99,908	88.9%	$18,500,000	$1,149,075	10.2%
Ponte Vedra	Ponte Vedra, FL	2018 / NAP	$11,600,000	83,076	84.9%	$18,140,000	$1,123,758	10.0%
Hastings-on-Hudson	Hastings-on-Hudson, NY	2000 / NAP	$10,775,000	35,988	89.9%	$17,400,000	$1,013,670	9.0%
Roseville	Roseville, MI	2001 / NAP	$9,600,000	76,864	87.0%	$17,200,000	$902,099	8.0%
Neptune	Neptune, NJ	1950 / 2002	$8,200,000	51,889	84.1%	$13,300,000	$797,315	7.1%
Spring	Spring, TX	2005 / NAP	$7,900,000	86,417	89.5%	$12,340,000	$775,580	6.9%
Gainesville	Gainesville, FL	2000-2001 / NAP	$7,300,000	75,345	92.3%	$11,350,000	$678,458	6.0%
Hudson Oaks	Hudson Oaks, TX	2013 / NAP	$7,100,000	62,552	94.5%	$11,200,000	$638,909	5.7%
Marble Falls 2	Marble Falls, TX	2019 / NAP	$7,000,000	65,710	96.0%	$10,500,000	$663,554	5.9%
Mulberry	Mulberry, FL	2007 / 2019	$6,850,000	90,016	76.8%	$13,500,000	$620,237	5.5%
Marble Falls 1	Marble Falls, TX	1997 / NAP	$6,850,000	75,560	91.6%	$12,000,000	$619,539	5.5%
Sewickley	Sewickley, PA	2017 / NAP	$6,800,000	51,326	87.4%	$9,770,000	$655,461	5.8%
West Palm Beach 2	West Palm Beach, FL	2019 / NAP	$6,400,000	88,977	89.8%	$9,300,000	$672,095	6.0%
Acworth	Acworth, GA	1995 / NAP	$3,925,000	42,079	89.0%	$6,030,000	$363,521	3.2%
Smyrna	Smyrna, TN	2012 / NAP	$3,750,000	31,926	85.9%	$5,580,000	$339,721	3.0%
Gonzales	Gonzales, LA	2010 / NAP	$2,950,000	52,333	82.0%	$4,300,000	$272,041	2.4%
Total			$119,400,000	1,069,965	88.1%	$190,410,000	$11,285,032	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026. Total Occ. % presented above is based on total SF. Occupancy based on self-storage units is 86.7%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
72

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%

The following table presents certain information relating to the unit mix at the Compass Storage National Portfolio 2.0 Properties:

Compass Storage National Portfolio 2.0 Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(2)	TTM RevPAF(3)
New Iberia	955	11.0%	99,908	9.3%	100.0%	100.0%	88.9%	$16.23
Ponte Vedra	596	6.9%	83,076	7.8%	79.5%	60.1%	84.9%	$19.68
Hastings-on-Hudson	436	5.0%	35,988	3.4%	100.0%	100.0%	89.9%	$42.89
Roseville	524	6.0%	76,864	7.2%	30.0%	25.7%	87.0%	$16.77
Neptune	601	6.9%	51,889	4.8%	62.7%	69.7%	84.1%	$23.60
Spring	677	7.8%	86,417	8.1%	41.7%	30.7%	89.5%	$13.61
Gainesville	556	6.4%	75,345	7.0%	60.8%	46.6%	92.3%	$13.75
Hudson Oaks	472	5.4%	62,552	5.8%	100.0%	100.0%	94.5%	$15.92
Marble Falls 2	376	4.3%	65,710	6.1%	45.5%	34.0%	96.0%	$13.83
Mulberry	803	9.2%	90,016	8.4%	49.4%	45.2%	76.8%	$13.42
Marble Falls 1	431	5.0%	75,560	7.1%	37.8%	31.2%	91.6%	$11.57
Sewickley	486	5.6%	51,326	4.8%	35.0%	22.6%	87.4%	$15.66
West Palm Beach 2	729	8.4%	88,977	8.3%	68.0%	48.0%	89.8%	$14.18
Acworth	375	4.3%	42,079	3.9%	0.0%	0.0%	89.0%	$15.23
Smyrna	337	3.9%	31,926	3.0%	51.3%	48.3%	85.9%	$17.17
Gonzales	328	3.8%	52,333	4.9%	24.4%	17.6%	82.0%	$9.18
Total / Wtd. Avg	8,682	100.0%	1,069,965	100.0%	59.2%	49.7%	88.1%	$16.12
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(2)	Current Occupancy presented above is based on total SF. Current Occupancy for the Compass Storage National Portfolio 2.0 Properties based on self-storage units is 86.7%.
(3)	TTM RevPAF is as of various trailing twelve-month periods ending between January 31, 2026 and June 30, 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
73

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Compass Storage National Portfolio 2.0 Properties:

Cash Flow Analysis(1)
	2023(2)	2024(2)	2025(2)	TTM(3)	UW	UW Per SF
Storage Rental Income	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$16,864,957	$15.76
Net Rental Income	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$16,864,957	$15.76
Vacancy Gross Up	0	0	0	0	2,477,436	$2.32
Gross Potential Rent	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$19,342,393	$18.08
Vacancy	(617,152)	(533,401)	(503,899)	(534,468)	(2,477,436)	($2.32)
Insurance Revenue	133,462	162,311	221,014	223,669	104,793	$0.10
Merchandise	66,915	63,996	58,508	60,297	48,198	$0.05
Other Income(4)	1,285,649	608,031	670,662	675,215	827,530	$0.77
Effective Gross Income	$14,481,289	$15,337,918	$17,261,217	$17,246,343	$17,845,478	$16.68

Management Fee	$645,049	$779,755	$797,929	$783,721	$731,618	$0.68
Real Estate Taxes	1,723,965	1,624,194	1,699,669	1,736,481	1,854,849	$1.73
Insurance	316,290	443,769	569,373	594,623	353,539	$0.33
Payroll	1,093,150	1,235,922	1,359,197	1,372,638	1,391,668	$1.30
General & Administrative	633,060	716,590	857,885	866,889	763,839	$0.71
Other Expenses(5)	1,051,979	1,124,754	1,409,391	1,428,427	1,464,932	$1.37
Total Expenses	$5,463,493	$5,924,984	$6,693,443	$6,782,779	$6,560,445	$6.13

Net Operating Income	$9,017,796	$9,412,933	$10,567,775	$10,463,564	$11,285,032	$10.55
Replacement Reserves	148,378	153,611	166,599	166,599	166,599	$0.16
Net Cash Flow	$8,869,418	$9,259,322	$10,401,175	$10,296,964	$11,118,433	$10.39

Occupancy(6)	NAV	87.7%	83.7%	88.1%	88.1%
NOI Debt Yield(7)	7.6%	7.9%	8.9%	8.8%	9.5%
NCF DSCR(7)	1.23x	1.29x	1.44x	1.43x	1.54x
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(2)	2023 Net Operating Income excludes Net Operating Income attributable to the New Iberia and Gonzales properties, as financial information was not available due to their recent acquisitions. 2024 Net Operating Income excludes Net Operating Income attributable to the New Iberia property as this information was not provided by the seller. The increase from 2023 Net Operating Income to 2024 Net Operating Income is primarily attributable to including financial information for the Gonzales property and the subsequent increase from 2024 Net Operating income to 2025 Net Operating Income can be attributed to including financial information for the New Iberia property.
(3)	TTM represents the T-12 cash flows ending between January 31, 2026 and June 30, 2026 for the 16 properties.
(4)	Other Income consists of administrative fees, late fees, truck rental income, service charges, convenience fee payments and insurance revenue for select assets.
(5)	Other Expenses include utilities, marketing, repairs and maintenance expenses and cost of sales.
(6)	Historical Occupancies represent the year end occupancy as of December 31 for 2024 and 2025. TTM Occupancy is based on the underwritten rent rolls between May 30, 2026 and July 27, 2026. Underwritten Occupancy represents economic occupancy.
(7)	NOI Debt Yield and NCF DSCR are calculated based on the Compass Storage National Portfolio 2.0 Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
74

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%

Appraisals. According to the appraisals as of various dates between March 25, 2026 and June 8, 2026, the Compass Storage National Portfolio 2.0 Properties had an aggregate “as is” appraised value of $190,410,000.

Appraisal Valuation Summary (1)
Property	As Is Value	Capitalization Rate
New Iberia	$18,500,000	6.00%
Ponte Vedra	$18,140,000	6.00%
Hastings-on-Hudson	$17,400,000	5.25%
Roseville	$17,200,000	5.50%
Mulberry	$13,500,000	6.25%
Neptune	$13,300,000	5.75%
Spring	$12,340,000	5.50%
Marble Falls 1	$12,000,000	5.50%
Gainesville	$11,350,000	5.75%
Hudson Oaks	$11,200,000	5.50%
Marble Falls 2	$10,500,000	5.50%
Sewickley	$9,770,000	5.75%
West Palm Beach 2	$9,300,000	5.75%
Acworth	$6,030,000	6.00%
Smyrna	$5,580,000	5.50%
Gonzales	$4,300,000	6.75%
Total / Wtd. Avg.	$190,410,000	5.73%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports dated between April 20, 2026 and August 4, 2026, there was no evidence of any recognized environmental conditions at any of the 16 Compass Storage National Portfolio 2.0 Properties. According to the Phase I environmental report dated August 4, 2026, the Neptune property, was identified as having a controlled recognized environmental condition (“CREC”) relating to historic fill managed under a deed notice. In addition, according to the Phase I environmental report dated April 20, 2026, the Hastings-on-Hudson property was identified as having a CREC related to closed onsite release cases with evidence of impacts remaining onsite and historical onsite automotive operations. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Markets. The Compass Storage National Portfolio 2.0 Properties are located within Florida (four properties, 27.4% of underwritten NOI), Texas (four properties, 23.9% of underwritten NOI), Louisiana (two properties, 12.6% of underwritten NOI), New York (one property, 9.0% of underwritten NOI), Michigan (one property, 8.0% of underwritten NOI), New Jersey (one property, 7.1% of underwritten NOI), Pennsylvania (one property, 5.8% of underwritten NOI), Georgia (one property, 3.2% of underwritten NOI), and Tennessee (one property, 3.0% of underwritten NOI).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
75

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%

The following table presents certain geographical information relating to the Compass Storage National Portfolio 2.0 Properties:

Geographic Summary(1)
State	Number of Properties	Square Feet	% of Total Square Feet	UW NOI	% of UW NOI
Florida	4	337,414	31.5%	$3,094,548	27.4%
Texas	4	290,239	27.1%	$2,697,582	23.9%
Louisiana	2	152,241	14.2%	$1,421,116	12.6%
New York	1	35,988	3.4%	$1,013,670	9.0%
Michigan	1	76,864	7.2%	$902,099	8.0%
New Jersey	1	51,889	4.8%	$797,315	7.1%
Pennsylvania	1	51,326	4.8%	$655,461	5.8%
Georgia	1	42,079	3.9%	$363,521	3.2%
Tennessee	1	31,926	3.0%	$339,721	3.0%
Total	16	1,069,965	100.0%	$11,285,032	100.0%
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.

The following table includes certain information regarding the demographics of each immediate trade area for the individual Compass Storage National Portfolio 2.0 Properties:

Demographic Summary(1)
		Population(2)		Average Household Income(2)
Property Name	Location	3-Mile	5-Mile	3-Mile	5-Mile
New Iberia	New Iberia, LA	NAV	45,035	NAV	$76,193
Ponte Vedra	Ponte Vedra, FL	28,471	52,586	$202,486	$201,931
Hastings-on-Hudson	Hastings-on-Hudson, NY	125,076	370,544	$178,917	$176,976
Roseville	Roseville, MI	130,179	329,548	$86,994	$84,974
Neptune	Neptune, NJ	72,228	126,102	$135,702	$144,493
Spring	Spring, TX	87,287	250,660	$119,528	$113,735
Gainesville	Gainesville, FL	16,741	50,013	$119,220	$117,361
Hudson Oaks	Hudson Oaks, TX	18,242	34,512	$142,101	$140,562
Marble Falls 2	Marble Falls, TX	NAV	NAV	NAV	NAV
Mulberry	Mulberry, FL	28,666	66,817	$104,693	$114,291
Marble Falls 1	Marble Falls, TX	NAV	NAV	NAV	NAV
Sewickley	Sewickley, PA	28,011	74,457	$207,026	$178,561
West Palm Beach 2	West Palm Beach, FL	164,276	362,827	$89,940	$99,912
Acworth	Acworth, GA	80,086	181,770	$116,859	$119,118
Smyrna	Smyrna, TN	51,073	112,039	$91,667	$99,468
Gonzales	Gonzales, LA	42,078	84,062	$105,856	$115,700
Wtd. Avg. (based on UW NOI)		71,047	159,547	$138,199	$130,676

(1)	Source: Appraisals.
(2)	Population and Average Household Income are 2025 estimates for the Compass Storage National Portfolio 2.0 Properties.

The Borrowers and the Borrower Sponsor. The borrowers are Amsdell Storage Ventures 98, LLC, Amsdell Storage Ventures 102, LLC, Amsdell Storage Ventures 99, LLC, Amsdell Storage Ventures 100, LLC, Amsdell Storage Ventures 101, LLC, Amsdell Storage Ventures 84, LLC, Amsdell Storage Ventures 51, LLC, Amsdell Storage Ventures IV, LLC, Amsdell Storage Ventures XXX, LLC, Amsdell Storage Ventures XLII, LLC, Amsdell Storage Ventures XLVI, LLC and Amsdell Storage Ventures XXIV, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Compass Storage National Portfolio 2.0 Whole Loan.

The borrower sponsor is Amsdell Group, LLC (“Amsdell”) and the non-recourse carveout guarantor is Todd C. Amsdell, who is the president and Chief Executive Officer of Amsdell. Founded in 1928, Amsdell is a full service, privately owned real estate company, specializing in the construction, development and management of self-storage facilities, business parks, and related commercial real estate, with a portfolio of 123 self-storage properties located across 15 states.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
76

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%

Property Management. The Compass Storage National Portfolio 2.0 Properties are managed by Compass Self Storage, LLC, a borrower-affiliated property management company and Extra Space Management, Inc., a third-party property management company.

Initial and Ongoing Reserves. At origination of the Compass Storage National Portfolio 2.0 Whole Loan, the borrowers deposited approximately (i) $580,361 into a reserve account for real estate taxes and (ii) $109,422 into a reserve account for immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $116,072 per month).

Insurance Reserve. At the option of the lender, if the insurance policies which cover the Compass Storage National Portfolio 2.0 Properties (or any portion thereof) do not constitute an approved blanket or umbrella policy pursuant to the Compass Storage National Portfolio 2.0 Whole Loan documents, or the lender requires the applicable borrower(s) to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof. At origination of the Compass Storage National Portfolio 2.0 Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $13,883; provided, however, the borrowers will have no obligation to make the replacement reserve monthly deposit on any monthly payment date if the balance of the replacement reserve funds equals or exceeds 36 months of replacement reserve monthly deposits.

Lockbox / Cash Management. The Compass Storage National Portfolio 2.0 Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account for the Compass Storage National Portfolio 2.0 Properties (the “Restricted Account”) and thereafter, the borrowers are required to (i) immediately deposit (or cause the property manager to immediately deposit) all revenue derived from the Compass Storage National Portfolio 2.0 Properties into the Restricted Account and (ii) instruct the property manager to deposit, within three business days, all revenue derived from the Compass Storage National Portfolio 2.0 Properties collected by the property manager (other than any tenant insurance premium collected by the property manager pursuant to a self-storage lease on behalf of a third-party tenant insurance provider) and all funds otherwise payable to the borrowers by the property manager into the Restricted Account. All funds deposited into the Restricted Account are required to be transferred on each business day to the borrowers, unless a Trigger Period exists, in which case the funds are required to be transferred each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Compass Storage National Portfolio 2.0 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Compass Storage National Portfolio 2.0 Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Compass Storage National Portfolio 2.0 Whole Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Compass Storage National Portfolio 2.0 Whole Loan documents, the lender may apply funds to the Compass Storage National Portfolio 2.0 Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Compass Storage National Portfolio 2.0 Whole Loan documents, or (ii) the date that the debt service coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrowers have the right at any time (x) after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Compass Storage National Portfolio 2.0 Whole Loan and (b) August 19, 2030, and (y) before the monthly payment date in March 2031, to obtain the release of any one or more of the individual Compass Storage National Portfolio 2.0 Properties, provided that, among other conditions, (i) the Compass Storage National Portfolio 2.0 Whole Loan is partially defeased in an amount equal to the greater of (a) 120% of the allocated loan amount of the related individual Compass Storage National Portfolio 2.0 Properties being released and (b) the net sales proceeds applicable to such individual Compass Storage National Portfolio 2.0 Properties, (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be greater than the greater of (a) the debt service coverage ratio of all the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 1.54x, (iii) after giving effect to the release, the debt yield with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be greater than the greater of (a) the debt yield of all the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 9.31%, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Compass Storage National Portfolio 2.0 Properties

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
77

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,400,000 62.7% 1.54x 9.5%

must be no greater than the lesser of (a) the loan-to-value ratio with respect to all of the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 62.71% and (v) compliance with REMIC related conditions.

In addition, the borrowers have the right, without prepayment or defeasance, but subject to compliance with REMIC related conditions, to (i) make transfers of immaterial portions of the Compass Storage National Portfolio 2.0 Properties to governmental authorities for dedication or public use or to third parties for private use as roadways or for access, ingress or egress, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for signage, use, access, utilities, and telecommunications leases, provided that no such grant, conveyance or encumbrance may materially impair the utility and operation of the Compass Storage National Portfolio 2.0 Properties or have a material adverse effect on the related individual Compass Storage National Portfolio 2.0 Property or the ability of the related borrower to perform its obligations under the Compass Storage National Portfolio 2.0 Whole Loan.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
78

Multifamily – High Rise 636 West 158th Street New York, NY 10032	Collateral Asset Summary – Loan No. 9 636 West 158th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 73.0% 1.20x 7.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
79

Multifamily – High Rise 636 West 158th Street New York, NY 10032	Collateral Asset Summary – Loan No. 9 636 West 158th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 73.0% 1.20x 7.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
80

Multifamily – High Rise 636 West 158th Street New York, NY 10032	Collateral Asset Summary – Loan No. 9 636 West 158th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 73.0% 1.20x 7.6%
Mortgage Loan Information		Property Information
Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – High Rise
Borrower Sponsor(s):	Javier Martinez	Collateral:	Fee
Borrower(s):	West 158 Street Opportunity, LLC	Location:	New York, NY
Original Balance(1):	$24,000,000	Year Built / Renovated:	2026 / NAP
Cut-off Date Balance(1):	$24,000,000	Property Management:	Artifact Opportunity Holdings, LLC
% by Initial UPB:	3.5%	Size:	120 Units
Interest Rate:	6.19800%	Appraised Value / Per Unit:	$128,800,000 / $1,073,333
Note Date:	November 4, 2026	Appraisal Date:	July 1, 2026
Original Term:	60 months	Occupancy:	100.0% (as of October 16, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	96.3%
Original Amortization:	NAP	Underwritten NOI:	$7,151,201
Interest Only Period:	60 months	Underwritten NCF:	$7,088,417
First Payment Date:	December 6, 2026
Maturity Date:	November 6, 2031	Historical NOI(3)
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$7,540,049 (T-1 Ann. September 30, 2026)
Additional Debt Balance(1):	$70,000,000	2025 NOI:	NAV
Call Protection(2):	L(24),YM1(29),O(7)	2024 NOI:	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	NAV
Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$783,333
Taxes:	$122,563	$24,513	NAP	Maturity Date Loan / Unit:	$783,333
Insurance:	$79,625	$15,925	NAP	Cut-off Date LTV:	73.0%
Replacement Reserves:	$0	$2,422	$87,176	Maturity Date LTV:	73.0%
Rollover Reserves:	$0	$2,810	$101,175	UW NOI DY:	7.6%
Deferred Maintenance Reserve:	$2,255	$0	NAP	UW NCF DSCR:	1.20x
Other Income Holdback Reserve:	$252,000	$0	NAP
Debt Service Reserve:	$485,510	$0	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:(1)	$94,000,000	100.0%	Loan Payoff:	$86,458,890	92.0%
			Closing Costs:	6,428,616	6.8
			Upfront Reserves:	941,953	1.0
			Return of Equity:	170,541	0.2
Total Sources	$94,000,000	100.0%	Total Uses	$94,000,000	100.0%
(1)	The 636 West 158th Street Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate original principal balance of $94,000,000. The Financial Information presented in the chart above is based on the 636 West 158th Street Whole Loan (as defined below).
(2)	Prepayment of the 636 West 158th Street Whole Loan is permitted at any time on or after the earlier to occur of (a) three years from the origination and (b) the expiration of the two-year period commencing with the “startup day” of the final REMIC trust, in whole, but not in part, with payment of the yield maintenance premium. The assumed lockout period of 24 payments is based on the expected Benchmark 2026-V25 securitization trust closing date in November 2026. The actual lockout period may be longer.
(3)	2023 NOI, 2024 NOI and 2025 NOI are unavailable due to the 636 West 158th Street Property (as defined below) being built in 2026. See “Underwritten Net Cash Flow and Operating History” below for the T-1 Ann. September 30, 2026, figures.
(4)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The ninth largest mortgage loan (the “636 West 158th Street Mortgage Loan”) is part of a whole loan (the “636 West 158th Street Whole Loan”) evidenced by seven pari passu promissory notes in the aggregate original principal amount of $94,000,000. The 636 West 158th Street Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-7, which have an aggregate outstanding principal balance as of the Cut-off Date of $24,000,000. The 636 West 158th Street Whole Loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 120-unit multifamily property located in New York, NY (the “636 West 158th Street Property”). The 636 West 158th Street Whole Loan has a 60-month interest only term accruing interest at a rate of 6.19800% per annum on an Actual/360 basis. The scheduled maturity date of the 636 West 158th Street Whole Loan is November 6, 2031.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
81

Multifamily – High Rise 636 West 158th Street New York, NY 10032	Collateral Asset Summary – Loan No. 9 636 West 158th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 73.0% 1.20x 7.6%

The 636 West 158th Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V25 trust securitization until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. The relationship between the holders of notes evidencing the 636 West 158th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 636 West 158th Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$25,000,000	$25,000,000	BMO	Yes
A-2(1)	$15,000,000	$15,000,000	SMC	No
A-3	$15,000,000	$15,000,000	Benchmark 2026-V25	No
A-4(1)	$10,000,000	$10,000,000	BMO	No
A-5(1)	$10,000,000	$10,000,000	BMO	No
A-6(1)	$10,000,000	$10,000,000	BMO	No
A-7	$9,000,000	$9,000,000	Benchmark 2026-V25	No
Whole Loan	$94,000,000	$94,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The 636 West 158th Street Property is a 120-unit, high-rise multifamily property located in New York, NY, approximately 7 miles north of Midtown, Manhattan. The 636 West 158th Street Property was constructed in 2026. The borrower sponsor developed the 636 West 158th Street Property and as of July 2026 total project costs were approximately $92.8 million. Atemporary certificate of occupancy was issued in June2026. Amenities at the 636 West 158th Street Property include a fitness center, rooftop area, views/exposure, courtyard, coworking and conference rooms, dog run, lounge, bike storage, and elevators. Unit amenities, in certain units, include in-unit washer/dryer, dishwashers, electric cooktops, microwaves, and refrigerators. The 636 West 158th Street Property does not have any parking spaces.

As of October 16, 2026, the 636 West 158th Street Property was 100.0% occupied. The unit mix consists of 15 studio units, 90 one-bedroom units, and 15 two-bedroom units, with an average unit size of 738 square feet. Average in-place rents are $3,904 per unit per month. The 636 West 158th Street Property was developed under a New York 421-a exemption, which requires certain units to be rent stabilized and regulated by the Department of Homes and Community Renewal. The application for 421-a approval has been submitted to the New York City Department of Housing Preservation and Development.

The ground-floor and below-grade retail component consists of approximately 33,725 SF and is leased to Urgent Medical, which uses its space as medical offices. The tenant accepted its space and began paying rent in July 2026 and is currently building out its space. Urgent Medical’s lease expires in June 2041.

The following table presents certain information relating to the unit mix at the 636 West 158th Street Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Market Rent per Unit(3)
Studio	11	9.2%	11	100.0%	534	$3,400	$3,550
Studio – Affordable	4	3.3%	4	100.0%	684	$2,900	$2,900
1 Bed / 1 Bath	63	52.5%	63	100.0%	736	$4,105	$4,200
1 Bed / 1 Bath – Affordable	27	22.5%	27	100.0%	695	$3,200	$3,200
2 Bed / 2 Bath	10	8.3%	10	100.0%	986	$5,400	$5,600
2 Bed / 2 Bath – Affordable	5	4.2%	5	100.0%	986	$4,100	$4,100
Total/Wtd. Avg.	120	100.0%	120	100.0%	738	$3,904	$3,985
(1)	Based on the underwritten rent roll dated October 16, 2026.
(2)	Average Monthly Rental Rate is based on Occupied Units.
(3)	Based on Market Rent per the underwritten rent roll dated October 16, 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
82

Multifamily – High Rise 636 West 158th Street New York, NY 10032	Collateral Asset Summary – Loan No. 9 636 West 158th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 73.0% 1.20x 7.6%

The following table presents certain information relating to the historical and underwritten net cash flow at the 636 West 158th Street Property:

Cash Flow Analysis
	T-1 Ann.	U/W	U/W Per Unit
In-Place Base Rent(1)	$5,044,040	$5,622,060	$46,851
Vacancy – Residential	0	(168,662)	($1,406)
Bad Debt	0	(28,110)	($234)
Net Rental Income	$5,044,040	$5,425,288	$45,211
Commercial Income(2)	2,563,104	2,639,997	$22,000
Vacancy – Commercial	0	(137,480)	($1,146)
Bad Debt	0	109,606	$913
Net Rental Income	$2,563,104	$2,612,123	$21,768
Other Income	73,920	315,000	$2,625
Effective Gross Income	$7,681,064	$8,352,411	$69,603

Real Estate Taxes(3)	$26,946	$77,000	$642
Insurance	30,719	182,000	$1,517
Management Fee	32,958	250,572	$2,088
Other Operating Expenses	50,392	691,638	$5,764
Total Expenses	$141,015	$1,201,210	$10,010
Net Operating Income	$7,540,049	$7,151,201	$59,593
Replacement Reserves	0	29,059	$242
TI/LC Reserves	0	33,725	$281
Net Cash Flow	$7,540,049	$7,088,417	$59,070

Occupancy %	100.0%(4)	96.3%(5)
NCF DSCR(6)	1.28x	1.20x
NOI Debt Yield(6)	8.0%	7.6%
(1)	Based on the rent roll dated October 16, 2026 with vacant units marked to appraisal rents
(2)	The commercial space is 100% occupied by Urgent Medical.
(3)	Underwritten real estate taxes consist of $45,383 per the 421a Mini Tax plus an estimated no action condo commercial payment – totaling approximately $77,000.
(4)	Occupancy based on the underwritten rent roll dated October 16, 2026.
(5)	Occupancy based on economic occupancy.
(6)	NOI Debt Yields and NCF DSCR are based on the 636 West 158th Street Whole Loan.

Appraisal. According to the appraisal, the 636 West 158th Street Property had an “as-is” appraised value of $128,800,000 as of July 1, 2026. The table below shows the appraisal’s “as-is” conclusions.

636 West 158th Street Appraised Value(1)
Property	Appraised Value	Capitalization Rate
636 West 158th Street	$128,800,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated July 9, 2026, there was no evidence of any recognized environmental conditions at the 636 West 158th Street Property.

The Market. The 636 West 158th Street Property is located in the Washington Heights neighborhood of Upper Manhattan, within the New York Metro market. The surrounding area is predominantly developed with multifamily residential uses, with office, retail and mixed-use properties located along major commercial corridors. Regional access is provided by the Henry Hudson Parkway and Harlem River Drive, while the George Washington Bridge provides access to New Jersey and points west. Public transportation is provided by the A, C and 1 subway lines, as well as local bus service along major avenues. The surrounding area also benefits from access to schools, hospitals, parks, retail and personal services, with nearby recreational and institutional amenities including Riverbank State Park, Jackie Robinson Park, St. Nicholas Park and City College of New York.

According to the appraisal, the 10032 ZIP Code had a 2025 population of 52,314 and approximately 20,233 households. The 2025 average household income and median household income were approximately $92,790 and $65,254, respectively, and are projected to

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
83

Multifamily – High Rise 636 West 158th Street New York, NY 10032	Collateral Asset Summary – Loan No. 9 636 West 158th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 73.0% 1.20x 7.6%

increase to approximately $107,584 and $76,655, respectively, by 2030. The local housing stock is predominantly renter occupied, with approximately 18,262 renter-occupied housing units compared with 1,971 owner-occupied housing units.

The 636 West 158th Street Property is located within the Morningside Heights/Washington Heights apartment submarket. As of the first quarter of 2026, the submarket contained approximately 55,313 apartment units, of which approximately 1,659 units were vacant, resulting in a 3.0% vacancy rate. The submarket reported average asking rents of approximately $3,036 per unit, compared with approximately $3,012 per unit during 2025 and a ten-year average of approximately $2,707 per unit. The first quarter 2026 vacancy rate compares with 3.3% during 2025 and a ten-year average of 3.5%. According to the appraisal, the submarket has demonstrated stable supply and demand fundamentals, with positive absorption and generally stable vacancy levels.

The following table presents certain information regarding certain competitive properties to the 636 West 158th Street Property:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
636 West 158th Street New York, NY	2026 / NAP	100.0%(2)	120	Studio Studio – Affordable 1BR / 1BA 1BR / 1BA – Affordable 2BR / 2BA 2BR / 2BA - Affordable	534(2) 684(2) 736(2) 695(2) 986(2) 986(2)	$3,400(2) $2,900(2) $4,105(2) $3,200(2) $5,400(2) $4,100(2)
1440 Amsterdam New York, NY	2025 / NAP	97.0%	490	Studio 1BR / 1BA 2BR / 2BA	490 516 817	$3,795 $4,613 $6,018
Sunrose Tower New York, NY	2022 / NAP	94.1%	238	Studio 1BR / 1BA 2BR / 2BA	392 551 758	$3,200 $3,710 $4,950
The Smile New York, NY	2020 / NAP	15.4%	233	Studio 1BR / 1BA 2BR / 1BA	564 751 982	$3,423 $3,575 $5,417
224 West 124th St New York, NY	2023 / NAP	96.0%	168	1BR / 1BA 2BR / 2BA	720 1,050	$4,300 $6,343
The Franklin New York, NY	2024 / NAP	94.2%	52	1BR / 1BA 2BR / 2BA	700 986	$3,717 $4,887
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 16, 2026. Average Rent Per Unit is based on Occupied Units.

The Borrower and the Borrower Sponsor. The borrower is West 158 Street Opportunity, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure.

The borrower sponsor and non-recourse carveout guarantor is Javier Martinez. Javier Martinez is also the founder and principal of the property manager, Artifact Opportunity Holdings, LLC. Artifact Opportunity Holdings LLC, current portfolio consists of 22 buildings, with an additional seven buildings under construction and five in the planning or under-contract stages.

Property Management. The property manager is Artifact Opportunity Holdings, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination of the 636 West 158th Street Whole Loan, the borrower deposited approximately (i) $122,563 into a tax escrow reserve, (ii) $79,625 for insurance premiums, (iii) $2,255 into a deferred maintenance reserve, (iv) $252,000 into an other income holdback reserve, and (v) $485,510 into a debt service reserve.

Tax Reserves – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the annual estimated taxes that the lender determines will be payable over the next-ensuing 12-month period (initially estimated to be approximately $24,513).

Insurance Reserves – On each monthly payment date, unless the 636 West 158th Street Property is insured under an acceptable blanket policy, the borrower is required to deposit into an insurance reserve account an amount equal to 1/12th of the insurance premiums due for renewal of the coverage afforded by such policies upon expiration thereof (initially estimated to be approximately $15,925). No acceptable blanket policy was in place at origination.

Replacement Reserve – The borrower is required to deposit approximately $2,422 per month upon the first occurrence of the reserve balance falling below $70,000 and thereafter at any time the balance in the replacement reserve account is below $87,176.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
84

Multifamily – High Rise 636 West 158th Street New York, NY 10032	Collateral Asset Summary – Loan No. 9 636 West 158th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 73.0% 1.20x 7.6%

TI/LC Reserve – On each payment date the borrower is required to deposit $2,810 into a rollover reserve account at any time the balance in the TI/LC reserve account is below $101,175.

Lockbox and Cash Management. The 636 West 158th Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (defined below), the borrower is required to establish a lockbox account. The borrower and the property manager are required to deposit all gross revenue from the 636 West 158th Street Property received by them into the lender-controlled lockbox account no later than two business days after receipt; provided, however, that lease termination payments are required to be deposited directly into the rollover reserve account no later than two business days after receipt. So long as no Trigger Period is continuing, amounts on deposit in the lockbox account will be swept on each business day to the borrower’s operating account. During the continuance of a Trigger Period, amounts on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender. Funds deposited into the cash management account are required to be applied in accordance with the 636 West 158th Street Whole Loan documents, including to fund applicable tax and insurance deposits, debt service, required reserve deposits, budgeted operating expenses and approved extraordinary expenses. Any remaining excess cash flow is generally required to be deposited into an excess cash reserve account and held as additional collateral until the applicable Trigger Period is cured; provided that, during a Trigger Period resulting solely from a Lease Sweep Period (as defined below), such excess cash flow is required to be deposited into the applicable lease sweep reserve account.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) from and after the payment date occurring in May, 2027, the debt service coverage ratio being less than 1.10x for two consecutive calendar quarters, and (iii) a Lease Sweep Period; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio has been equal to or greater than 1.15x for two consecutive calendar quarters, and (z) with respect to a Trigger Period continuing pursuant to clause (iii), such Lease Sweep Period has ended pursuant to the terms hereof. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

A “Lease Sweep Period” shall commence on the first payment date following the earliest to occur of (i) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a lease sweep lease, (ii) upon the date the tenant is required to give notice of its renewal (iii) and the date that any tenant gives notice of its intention not to renew or extend its lease, (iv) the date the tenant gives notice of its intent to terminate its lease, (v) the date the tenants lease is surrendered, cancelled, or terminated, (vi) the date the tenant goes dark, vacates, or ceases to occupy its leased space, (vii) the default of the lease beyond any applicable cure periods, (viii) the occurrence of a insolvency proceeding.

A Lease Sweep Period will end with respect to clause (i), (ii), (iii) and (iv), upon the occurrence of an Acceptable Lease Sweep Lease Event (as defined below). With respect to clause (ii) the termination is irrevocably waived by the tenant, (iv) the tenant has re-commenced its operations for a period of six consecutive months, (v) the date the subject default has been cured and no other default has occurred for a period of six consecutive months, and in the case of (vi) either (a) the applicable insolvency proceeding has terminated or (b) the applicable lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

An “Acceptable Lease Sweep Lease Event” shall mean the entirety of the lease sweep space is leased to one or more qualified leases and each of the following have been satisfied: (i) the applicable tenant(s) have accepted possession of the space under such qualified lease(s), (ii) the applicable tenant(s) occupy all of the leased space, are open for business and are paying regularly scheduled base rent in accordance with such qualified lease(s), without abatement, offset or credit, and any free rent periods have expired, (iii) the applicable tenant(s) or their corporate parent(s) are not subject to a bankruptcy action, (iv) all required tenant improvements under such qualified lease(s) have been completed in accordance with the applicable plans and accepted by the tenant(s), (v) all construction costs have been paid in full or reserved for pursuant to the loan agreement, (vi) all conditions to the effectiveness of such qualified lease(s) have been satisfied, (vii) all leasing commissions, tenant improvement obligations or allowances, concessions, rebates and similar landlord obligations under such qualified lease(s) have been completed and paid in full, and (viii) at lender’s option, the applicable tenant(s) have delivered a tenant estoppel certificate reasonably satisfactory to lender confirming that the conditions set forth in clauses (i) through (vii) have been satisfied.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
85

Industrial – Warehouse/Manufacturing 458 2nd Avenue Tiffin, OH 44883	Collateral Asset Summary – Loan No. 10 Kreate Tiffin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 55.2% 1.95x 14.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
86

Industrial – Warehouse/Manufacturing 458 2nd Avenue Tiffin, OH 44883	Collateral Asset Summary – Loan No. 10 Kreate Tiffin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 55.2% 1.95x 14.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
87

Industrial – Warehouse/Manufacturing 458 2nd Avenue Tiffin, OH 44883	Collateral Asset Summary – Loan No. 10 Kreate Tiffin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 55.2% 1.95x 14.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Industrial - Warehouse/Manufacturing
Borrower Sponsor(s):	LCN North American Fund IV REIT	Collateral:	Fee
Borrower(s):	KRT Tiffin (OH) LLC	Location:	Tiffin, OH
Original Balance:	$22,700,000	Year Built / Renovated:	1955, 1983, 1992 / NAP
Cut-off Date Balance:	$22,700,000	Property Management:	Self-Managed
% by Initial UPB:	3.3%	Size:	543,010 SF
Interest Rate:	6.99000%	Appraised Value (As Is) / Per SF(3):	$41,100,000 / $76
Note Date:	August 28, 2026	Appraisal Date:	July 20, 2026
Original Term:	60 months	Occupancy:	100.0% (as of November 6, 2026)
Amortization:	Interest Only - ARD	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$3,387,896
Interest Only Period:	60 months	Underwritten NCF:	$3,143,542
First Payment Date:	October 6, 2026
Anticipated Repayment Date(1):	September 6, 2031	Historical NOI(4)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2025 NOI:	NAV
Call Protection:	L(26),D(29),O(5)	2024 NOI:	NAV
Lockbox / Cash Management:	Hard / In Place	2023 NOI:	NAV
Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$42
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$42
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	55.2%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	55.2%
TI / LC:	$0	Springing	NAP	UW NOI DY:	14.9%
				UW NCF DSCR:	1.95x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$22,700,000	54.2%	Purchase Price:(4)	$41,000,000	97.9%
Sponsor Equity:	19,167,227	45.8	Closing Costs:	867,227	2.1

Total Sources	$41,867,227	100.0%	Total Uses	$41,867,227	100.0%
(1)	The Kreate Tiffin Mortgage Loan (as defined below) is structured with an anticipated repayment date of September 6, 2031 (the “ARD”) and a final maturity date of September 6, 2033 (the “Final Maturity Date”). From and after the ARD, the Kreate Tiffin Mortgage Loan will bear interest at a rate per annum (the “Adjusted Interest Rate”) equal to the greater of (i) the Initial Interest Rate (as defined below) plus 3.00% or (ii) the Treasury Rate (as defined below) plus 2.50%, provided that Accrued Interest (as defined below) will be deferred as described below.
(2)	See “Initial and Ongoing Reserves” below.
(3)	The appraisal also determined a dark value as of July 20, 2026, assuming the Kreate Tiffin Property (as defined below) is vacant, of $29,300,000.
(4)	Historical NOI is not available as the borrower acquired the Kreate Tiffin Property in a sale-leaseback transaction.

The Loan. The tenth largest mortgage loan (the “Kreate Tiffin Mortgage Loan”) is secured by the borrower’s fee interest in a 543,010 square foot industrial property located in Tiffin, Ohio (the “Kreate Tiffin Property”). The Kreate Tiffin Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $22,700,000. The Kreate Tiffin Mortgage Loan was originated on August 28, 2026 by CREFI and accrues interest through the ARD at a fixed rate of 6.99000% per annum (the “Initial Interest Rate”), on an Actual/360 basis. From and after the ARD, the Kreate Tiffin Mortgage Loan will bear interest at the Adjusted Interest Rate, which is a per annum rate equal to the greater of 3.00% in excess of the Initial Interest Rate and 2.50% in excess of the Treasury Rate. The Kreate Tiffin Mortgage Loan has an initial term of five years to the ARD and a seven-year term to the Final Maturity Date and is interest-only for the full term to the Final Maturity Date (except as described below with respect to application of excess cash flow to principal following the ARD). The ARD of the Kreate Tiffin Mortgage Loan is September 6, 2031 and the scheduled Final Maturity Date of the Kreate Tiffin Mortgage Loan is September 6, 2033. Following the ARD, only interest at the Initial Interest Rate will be required to be paid currently, and payment of interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (“Accrued Interest”) will be deferred, and all excess cash flow from the Kreate Tiffin Property will be applied (i) first to reduce the outstanding principal balance of the Kreate Tiffin Mortgage Loan to zero (without payment of any prepayment fee or yield maintenance premium) and (ii) to pay Accrued Interest until reduced to zero.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
88

Industrial – Warehouse/Manufacturing 458 2nd Avenue Tiffin, OH 44883	Collateral Asset Summary – Loan No. 10 Kreate Tiffin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 55.2% 1.95x 14.9%

The “Treasury Rate” means, as of the ARD, the yield, calculated by linear interpolation (rounded to the nearest 0.001%) of the yields of non-callable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Final Maturity Date, as determined by the lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by the lender.

The Property. The Kreate Tiffin Property is a 543,010-square-foot, rail-served industrial warehouse and manufacturing facility located in Tiffin, Ohio. The Kreate Tiffin Property was originally constructed in 1955 and expanded through 1983 and 1992 and consists of a single industrial building situated on a 35.56-acre site, of which approximately 3.45% of the total net rentable area is office space. The Kreate Tiffin Property features 14- to 22-foot clear heights, 16 dock-high loading positions, two drive-in doors, active rail service, heavy power infrastructure, and 220 surface parking spaces, resulting in a parking ratio of approximately 0.41 spaces per 1,000 square feet.

The borrower acquired the Kreate Tiffin Property as part of a sale-leaseback transaction, with Findlay Machine & Tool, LLC d/b/a Kreate ("Kreate") contractually committing to invest approximately $24 million into the Kreate Tiffin Property. Planned improvements include structural, building envelope, site, interior, mechanical, electrical, plumbing, and fire protection upgrades, as well as the installation of manufacturing and automation equipment. Upon completion, the improvements are expected to support the consolidation of Kreate's operations at the Kreate Tiffin Property.

As of November 6, 2026, the Kreate Tiffin Property was 100.0% leased to Kreate pursuant to a lease scheduled to expire in August 2051.

Sole Tenant. The Kreate Tiffin Property is 100.0% leased to Kreate.

Kreate (543,010 square feet; 100.0% of net rentable area; 100.0% of underwritten rent). Kreate is a privately held product development, engineering, and manufacturing company that operates as a vertically integrated product lifecycle partner, providing services spanning market research, product innovation, industrial design, engineering, prototyping, tooling, manufacturing, packaging, distribution, and commercialization. Kreate designs, develops, and manufactures products sold exclusively through The Home Depot, including products marketed under the HDX, Husky, StyleWell, Vigoro, and Glacier Bay brand families. Kreate has occupied the Kreate Tiffin Property since August 2026 and is subject to a lease scheduled to expire in August 2051, with two, ten-year renewal options and no tenant termination rights.

The following table presents certain information relating to the sole tenant at the Kreate Tiffin Property:

Tenant Summary(1)

Tenant	Credit Rating (Fitch/Moody's/S&P)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Term. Option (Y/N)(2)	Renewal Option
Kreate	NR/NR/NR	543,010	100.0%	$3,644,029	$6.71	100.0%	8/27/2051	N	2 x 10yr
Total Sole Tenant		543,010	100.0%	$3,644,029	$6.71	100.0%
Vacant		0	0.0%
Total		543,010	100.0%
(1)	Based on the underwritten rent roll dated November 6, 2026, and inclusive of $97,529 of contractual rent steps through August 28, 2027.
(2)	Term. Option (Y/N) denotes unilateral tenant termination rights. Other tenant termination or contraction rights may exist. See also “Description of the Mortgage Pool--Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
89

Industrial – Warehouse/Manufacturing 458 2nd Avenue Tiffin, OH 44883	Collateral Asset Summary – Loan No. 10 Kreate Tiffin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 55.2% 1.95x 14.9%

The following table presents certain information relating to the lease rollover schedule at the Kreate Tiffin Property, based on the initial lease expiration date:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	0.0%	$0	0.0%	$0.00	0
2035	0	0.0%	0.0%	$0	0.0%	$0.00	0
2036 & Beyond	543,010	100.0%	100.0%	$3,644,029	100.0%	$6.71	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	543,010	100.0%		$3,644,029	100.0%	$6.71	1
(1)	Based on the underwritten rent roll dated November 6, 2026, and inclusive of $97,529 of contractual rent steps through August 28, 2027.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
90

Industrial – Warehouse/Manufacturing 458 2nd Avenue Tiffin, OH 44883	Collateral Asset Summary – Loan No. 10 Kreate Tiffin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 55.2% 1.95x 14.9%

The following table presents certain information relating to the underwritten net cash flow at the Kreate Tiffin Property:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Base Rent	$3,546,500	$6.53
Contractual Rent Steps(3)	97,529	$0.18
Reimbursements	1,478,623	$2.72
Gross Potential Income	$5,122,651	$9.43
Economic Vacancy & Credit Loss	(256,133)	($0.47)
Effective Gross Income	$4,866,519	$8.96

Real Estate Taxes	$816,766	$1.50
Management Fee	145,996	$0.27
Insurance	81,452	$0.15
Utilities	135,753	$0.25
Other Expenses(4)	298,656	$0.55
Total Operating Expenses	$1,478,623	$2.72

Net Operating Income	$3,387,896	$6.24
Replacement Reserves	108,602	$0.20
TI/LC	135,753	$0.25
Net Cash Flow	$3,143,542	$5.79

Occupancy (%)	95.0%(5)
NCF DSCR	1.95x
NOI Debt Yield	14.9%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated November 6, 2026.
(2)	Historical financial information is not available as the borrower acquired the Kreate Tiffin Property in a sale-leaseback transaction.
(3)	Contractual Rent Steps are inclusive of $97,529 of rent steps through August 28, 2027.
(4)	Other Expenses include repairs and maintenance and general and administrative expenses.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, the Kreate Tiffin Property had an “As-Is” appraised value of $41,100,000 as of July 20, 2026. The appraisal also concluded to a hypothetical “Go-Dark” value as of July 20, 2026 of $29,300,000.

Kreate Tiffin Appraised Value(1)
Property	Value	Capitalization Rate
Kreate Tiffin	$41,100,000	8.50%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated May 11, 2026, there was no evidence of any recognized environmental conditions at the Kreate Tiffin Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
91

Industrial – Warehouse/Manufacturing 458 2nd Avenue Tiffin, OH 44883	Collateral Asset Summary – Loan No. 10 Kreate Tiffin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 55.2% 1.95x 14.9%

The Market. The Kreate Tiffin Property is located at 458 2nd Avenue in Tiffin, Ohio, and is located approximately 50.3 miles southeast of Toledo, 89.2 miles northwest of Columbus, 94.9 miles southwest of Cleveland and 106 miles south of Detroit. According to the appraisal, primary access to the Kreate Tiffin Property is provided by US Highway 224 with the nearest interchange located approximately 2.1 miles from the Kreate Tiffin Property. The Kreate Tiffin Property is also served by active rail infrastructure and is situated within an industrial corridor characterized by a mix of manufacturing, warehouse, commercial, and residential development.

According to a third-party market research report, the Kreate Tiffin Property is located in the Seneca County industrial submarket of the Tiffin, Ohio market. As of October 29, 2026, the Seneca County industrial submarket had a total inventory of 10,395,946 square feet, an overall vacancy rate of 0.7%, and market asking rent of $4.48 per square foot.

According to the appraisal, the 2026 population within a one-, three- and five-mile radius of the Kreate Tiffin Property was 5,843, 20,859, and 24,885, respectively. The average household income within the same radii was $69,485, $79,336, and $82,497, respectively.

The following table presents information relating to comparable industrial leases for the Kreate Tiffin Property:

Market Analysis – Industrial Lease Comparables(1)

Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	NNN Rent (PSF)
Kreate Tiffin(2)	-	Kreate	543,010	Aug-26	25.0	$6.53
458 2nd Avenue
Tiffin, OH
1207 Cheney Avenue	42.0 mi	PTG USA Inc	164,856	May-25	10.0	$5.50
Marion, OH
Reich Bros	53.3 mi	FCA US LLC	80,000	Jan-25	5.0	$7.75
Toledo, OH
1899 Cottage Street	55.4 mi	Mid Ohio Roto-Mold	134,000	Jun-25	7.0	$4.20
Ashland, OH
Paragon Parkway	67.9 mi	School Specialty	314,736	Oct-24	5.0	$5.10
Mansfield, OH
4676 Erie Avenue SW	104.0 mi	ARE Accessories	369,616	Oct-24	10.8	$5.25
Navarre, OH
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 6, 2026. NNN Rent (PSF) is exclusive of rent steps.

The Borrower and the Borrower Sponsor. The borrower is KRT Tiffin (OH) LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kreate Tiffin Mortgage Loan.

The non-recourse carveout guarantor and borrower sponsor is LCN North American Fund IV REIT which is an affiliate of LCN Capital Partners (“LCN”). LCN is a private real estate investment firm focused on originating and investing in sale-leaseback and build-to-suit transactions involving corporate real estate. Founded in 2011, LCN specializes in providing long-term capital solutions to corporate occupiers through direct real estate acquisitions and sale-leaseback transactions. According to LCN, the firm currently manages six portfolios across North America and Europe.

Property Management. The Kreate Tiffin Property is self-managed.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Industrial – Warehouse/Manufacturing 458 2nd Avenue Tiffin, OH 44883	Collateral Asset Summary – Loan No. 10 Kreate Tiffin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 55.2% 1.95x 14.9%

Initial and Ongoing Reserves. At origination of the Kreate Tiffin Mortgage Loan, the borrower was not required to deposit any amounts into any reserves.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, provided that if either (i) a Trigger Period (as defined below) is not then continuing or (ii) either the borrower or the Specified Tenant (as defined below) has timely paid real estate taxes directly to the appropriate taxing authority and provided evidence reasonably satisfactory to the lender of such payment within three business days after the lender’s request therefor, the borrower is not required to make any deposit to such tax reserve.

Insurance Reserve – If the liability or casualty policy maintained by the borrower covering the Kreate Tiffin Property does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies, provided that if either (i) a Trigger Period is not then continuing or (ii) either the borrower or the Specified Tenant (as defined below) has timely paid insurance premiums due on the appropriate insurance policies to the issuer of such policies and provided evidence reasonably satisfactory to the lender of such payment within five business days after the lender’s request therefor, the borrower is not required to make any deposit to such insurance reserve.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $9,050; provided, however, that so long as (i) the Specified Tenant’s lease is in full force and effect and continues to be “triple net”, (ii) there are no uncured defaults thereunder beyond any applicable cure period and (iii) either no Trigger Period is then continuing or there is no failure of the borrower or the Specified Tenant to maintain the Kreate Tiffin Property in good and safe condition and repair (which continues for 15 days after written notice by the lender), the borrower is not required to make any deposit to such replacement reserve.

Leasing Reserve – On each monthly payment date occurring during the continuance of a Trigger Period, the borrower is required to deposit into a leasing reserve for future tenant improvements and leasing commissions, on a monthly basis, approximately $11,313.

Lockbox / Cash Management. The Kreate Tiffin Mortgage Loan is structured with a hard lockbox and in-place cash management. At origination of the Kreate Tiffin Mortgage Loan, the borrower was required to establish a lender-controlled lockbox account and is thereafter required to, on each business day, promptly deposit, or cause the property manager to promptly deposit, all revenue generated by the Kreate Tiffin Property into such lender-controlled lockbox account. At origination, the borrower was required to send a notice to the sole tenant occupying space at the Kreate Tiffin Property directing it to pay all rent and other sums due under the applicable lease into the lockbox account. All funds deposited into the lockbox are required to be swept on each business day to a cash management account under the control of the lender, to be applied and disbursed in accordance with the Kreate Tiffin Mortgage Loan documents; and during the continuance of a Trigger Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Kreate Tiffin Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Kreate Tiffin Mortgage Loan; provided, that from and after the ARD, all funds on deposit in such excess cash flow account are required to be applied by the lender in the following order of priority; (i) first, to the reduction of the principal balance of the Kreate Tiffin Mortgage Loan (excluding any Accrued Interest) until the principal balance of the Kreate Tiffin Mortgage Loan (excluding any Accrued Interest) is zero, and (ii) second, to the payment of Accrued Interest until the outstanding amount of Accrued Interest is zero. Upon an event of default under the Kreate Tiffin Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (iv) the ARD; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.25x for one calendar quarter and (z) clause (iii) above, a Specified Tenant Trigger Period expiring in accordance with the terms of the Kreate Tiffin Mortgage Loan documents. A Trigger Period will remain in effect from and after the ARD.

A “Specified Tenant Trigger Period” commences upon the first to occur of (i) the Specified Tenant being in default under the applicable Specified Tenant’s lease and continues beyond any applicable notice and cure period, (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant’s space, and conducting its business in more than 75% of the aggregate square footage of the Specified Tenant’s space, except for force majeure events and temporary closures permitted under the Specified Tenant’s lease for alterations, maintenance, restoration, and/or repairs, which shall not be included in determining whether the Specified Tenant has satisfied the foregoing requirement of this clause (ii), until the date that is 120 days following the date thereof, (iii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant’s space prior to its stated expiration date, (iv) any termination or cancellation of any Specified Tenant’s lease (or any guaranty or similar instrument furnished thereunder) (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant’s lease (or any guaranty or similar instrument furnished thereunder) failing to otherwise be in full force and effect or (v) any bankruptcy or similar insolvency of Specified Tenant (or any guarantor(s) of the applicable related Specified Tenant’s lease(s), including, without limitation, the lease executed by Findlay Machine & Tool).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Industrial – Warehouse/Manufacturing 458 2nd Avenue Tiffin, OH 44883	Collateral Asset Summary – Loan No. 10 Kreate Tiffin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 55.2% 1.95x 14.9%

A Specified Tenant Trigger Period expires upon the occurrence of the lender’s receipt of evidence reasonably acceptable to it of: (1) with respect to clause (i) above, all defaults under the applicable Specified Tenant’s lease having been cured, (2) with respect to clause (ii) above, the applicable Specified Tenant is in actual, physical possession of the Specified Tenant’s space, and is conducting its business in more than 75% of the aggregate square footage of the Specified Tenant’s space, (3) with respect to clause (iii) above, the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant’s lease and has re-affirmed the applicable Specified Tenant’s lease as being in full force and effect, (4) with respect to clause (iv) above, the occurrence of each Specified Tenant Replacement Lease Condition (as defined below), and (5) with respect to clause (v) above, the applicable Specified Tenant (or any guarantor(s) of the applicable related lease(s), including, without limitation, the lease executed by Findlay Machine & Tool) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and the applicable Specified Tenant’s lease (or any guaranty or similar instrument furnished thereunder) has been affirmed, assumed or assigned pursuant to final, non-appealable order of a court of competent jurisdiction.

“Specified Tenant Replacement Lease Conditions” means, with respect to the applicable replacement Specified Tenant’s lease, the satisfaction of each of the following: (a) at least 75% of the Specified Tenant’s space has been leased to a single tenant under a lease entered into in compliance with the Kreate Tiffin Mortgage Loan documents for an initial lease term of at least five years, (b) the tenant under such new lease has accepted possession of the space demised under its lease and is paying full, unabated rent due under its lease, and (c) all landlord leasing obligations under each such new lease to be satisfied as a condition to rent commencement have been paid and if any landlord leasing obligations shall become payable after rent commencement, the borrower has deposited with the lender amounts sufficient to pay such unpaid landlord leasing obligations (which sums relating to any applicable new lease are required to be disbursed to the borrower from time to time in the same manner applicable to the leasing reserve funds).

A “Specified Tenant” means, as applicable, (a) Findlay Machine & Tool, together with its permitted successors and assigns, (b) any replacement tenant of Findlay Machine & Tool approved in accordance with the Kreate Tiffin Mortgage Loan documents, or (c) any parent or affiliate of any of the foregoing providing credit support or a guaranty under the applicable Specified Tenant’s lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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